SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to 240.14a-11(c) or 240.14a-12

BAM! ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule of Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BAM! ENTERTAINMENT, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     You are cordially invited to attend the Special Meeting of Stockholders of BAM! ENTERTAINMENT, INC., a Delaware corporation (the “Company”), to be held at its principal executive office located at 333 West Santa Clara Street, Suite 716, San Jose, California 95113 on March 30, 2004, at 10:00 a.m. Pacific Time.

     The Special Meeting of the Stockholders of the Company is being held for the following purposes:

1.	To approve the issuance or potential issuance of up to 44,750,000 shares of the Company’s Common Stock, which will represent more than 20% of the outstanding shares of the Company’s Common Stock; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors recommends a vote “ for” the proposal listed above.

     The Board of Directors has fixed the close of business on March 4, 2004 as the record date for determining those stockholders who will be entitled to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: March 11, 2004

FOR THE BOARD OF DIRECTORS

George M. Sundheim, III
Secretary

BAM! ENTERTAINMENT, INC.

PROXY STATEMENT
For Special Meeting to be Held
March 30, 2004, at 10:00 a.m. Pacific Time

     This proxy statement is delivered to you by BAM! Entertainment, Inc. (the “Company”), a Delaware corporation, in connection with the Company’s Special Meeting of Stockholders to be held on March 30, 2004 at 10:00 a.m. Pacific Time at the Company’s principal executive office located at 333 West Santa Clara Street, Suite 716, San Jose, CA 95113 (the “Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is March 16, 2004. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Meeting.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock of the Company.

     Holders of Common Stock of record at the close of business on March 4, 2004 will be entitled to vote at the Meeting. There were 20,340,822 shares of Common Stock outstanding at that date. For ten days prior to the Meeting, a complete list of stockholders entitled to vote will be available for inspection at the Company’s principal executive offices during ordinary business hours. Each share of Common Stock is entitled to one vote, and the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the Meeting. The approval of the issuance or potential issuance of up to 44,750,000 shares of Common Stock, which will represent more than 20% of the outstanding shares of the Company’s Common Stock requires the affirmative vote of a majority of the total votes cast in person or by proxy at the Meeting. For purposes of the vote on these matters, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer’s securities in street name has not received voting instructions from the customer on certain matters.

FORWARD-LOOKING STATEMENTS
PROPOSAL NO. 1 APPROVAL OF ISSUANCE OR POTENTIAL ISSUANCE OF UP TO 44,750,000 SHARES OF THE COMPANY’S COMMON STOCK, WHICH WILL REPRESENT MORE THAN 20% OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK
Summary of Transactions
Reasons for the VIS and SOED Acquisitions
Issuance of Common Stock
SELECTED CONSOLIDATED FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF CAPITAL STOCK
INDEPENDENT AUDITORS
STOCKHOLDERS’ PROPOSALS
OTHER BUSINESS
EXHIBIT A
EXHIBIT B

Forward-Looking Statements	2
Proposal One - Approval Of Issuance Or Potential Issuance Of Up To 44,750,000 Shares Of The Company’s Common Stock, Which Will Represent More Than 20% Of The Outstanding Shares Of The Company’s Common Stock	3
Summary of Transactions	3
Reasons for the VIS And SOED Acquisitions	4
Issuance of Common Stock	4
Selected Consolidated Financial Data	7
Management’s Discussion And Analysis of Financial Condition and Results of Operations	8
Quantitative and Qualitative Disclosures About Market Risk	25
Security Ownership of Certain Beneficial Owners and Management	27
Description of Capital Stock	29
Independent Auditors	30
Stockholders’ Proposals	30
Other Business	30
Exhibit A	A-1
Exhibit B	B-1

FORWARD-LOOKING STATEMENTS

     This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “projection” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements and such statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including: delays related to the VIS and SOED acquisitions; the ability to obtain the financing necessary to effect the VIS and SOED acquisitions; the ability to obtain necessary regulatory clearances for the VIS and SOED acquisitions; costs related to the VIS and SOED acquisitions; our ability to successfully and cost-effectively integrate the VIS and SOED businesses and other acquired companies and new brands; our ability to retain current VIS employees; our ability to launch new products and implement our growth strategy; risks of international operations; indebtedness incurred in connection with the VIS and SOED acquisitions; supply constraints or difficulties; the impact of competitive products and pricing; changes in the retail industry; the effect of business and economic conditions; and other risks and uncertainties. More detailed information about these factors is included from time to time in reports filed by us with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date hereof. We assume no responsibility to update or revise forward-looking statements contained herein to reflect events or circumstances following the date hereof.

PROPOSAL NO. 1

APPROVAL OF ISSUANCE OR POTENTIAL ISSUANCE OF UP TO 44,750,000 SHARES OF THE
COMPANY’S COMMON STOCK, WHICH WILL REPRESENT MORE THAN 20% OF THE
OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK

     Neither Delaware law nor the Company’s Second Amended and Restated Certificate of Incorporation, as amended, or Bylaws, as amended, require the Company to obtain stockholder approval to effect the VIS and SOED acquisitions. However, as of the date of this proxy statement, the Company’s Common Stock is traded on the Nasdaq SmallCap Market, and the Company is therefore subject to the rules of The Nasdaq Stock Market. Nasdaq Marketplace Rule 4350(i)(1)(c)(ii)(a) requires companies with securities traded on the Nasdaq Market System to obtain stockholder approval before issuing shares equal to 20% or more of their common stock or 20% or more of their voting power, in connection with an acquisition of the stock or assets of another company, other than in a public offering for cash.

     The Company is seeking your approval solely with respect to the issuance of up to 44,750,000 shares of Common Stock or securities convertible into shares of Common Stock further to the VIS and SOED acquisitions, including the issuance of the Company’s securities pursuant to the financing required to be completed as a condition to the closing of the VIS and SOED acquisitions as described below, which collectively will represent more than 20% of the Company’s outstanding shares of Common Stock as of the date of the Special Meeting.

Summary of Transactions

     On February 17, 2004, the Company’s management agreed with the management of VIS entertainment plc (“VIS”), a Scottish developer of interactive entertainment software products, on the terms of an offer (the “VIS Offer”) to be made by the Company for the acquisition of all of the Ordinary Shares, A Shares and B Shares of VIS in exchange for the issuance of up to 4.5 million unregistered shares of the Company’s Common Stock (the “VIS Consideration Shares”). Based on the closing price per share of $0.85 as quoted on the Nasdaq SmallCap Market on February 13, 2004, the aggregate value of the VIS Consideration Shares is $3.825 million. The Company has received irrevocable commitments to accept the VIS Offer from over 90% of the shareholders of VIS. The Company may also require VIS to exercise its right pursuant to the terms of the Articles of Association of VIS to require the remaining shareholders of VIS to accept the VIS Offer.

     In addition, on February 17, 2004, the Company agreed to acquire all of the share capital of State of Emergency Development Corporation (“SOED”) in exchange for the issuance of up to 4.5 million unregistered shares of the Company’s Common Stock (the “SOED Consideration Shares”). Based on the closing price per share of $0.85 on February 13, 2004, the aggregate value of the SOED Consideration Shares was $3.825 million. The closing of the SOED acquisition is conditioned upon the closing of the acquisition by the Company of all of the VIS shares.

     The Company, VIS and SOED agreed to place 750,000 shares of the Company’s Common Stock, constituting a portion of the VIS Consideration Shares and the SOED Consideration Shares, in an escrow account for the purpose of indemnifying the Company against the breach by VIS and SOED of the representations and warranties in the purchase agreements. The parties agreed to place 450,000 shares of the Company’s Common Stock, constituting a portion of the VIS Consideration Shares and the SOED Consideration Shares, in an escrow account to provide security for additional purchase price adjustments set forth in the agreements among the parties. The parties also agreed that the Company will place 750,000 shares of the Company’s Common Stock in an escrow account for the purpose of indemnifying VIS and SOED against the breach by the Company of the representations and warranties in the purchase agreements.

     The closing of the two acquisitions is currently conditioned on, among other things, (i) the Company’s stockholders approving the issuance of the 9 million shares of the Company’s Common Stock in connection with the two acquisitions; (ii) the Company raising not less than $12.35 million (net of expenses) prior to the closing date of the two acquisitions; and (iii) the Company meeting Nasdaq’s continued listing standards on a pro-forma basis after giving effect to the acquisitions.

     At the closing of the VIS and SOED acquisitions, the Company and the shareholders of VIS and SOED shall enter into various agreements affecting the transferability of the shares of Common Stock issued to the VIS and SOED shareholders. The parties will enter into a registration rights agreement which will require the Company to file a registration statement with the Securities and Exchange Commission no later than the thirtieth day following the closing date for the registration of the shares of Common Stock issued to the VIS and SOED shareholders. Nevertheless, the parties will also enter into a lock-up agreement which will require the VIS and SOED shareholders to only sell their registered shares of the Company’s Common Stock in accordance with the following schedule: (i) 25% shall be sold no earlier than the 30th day following the closing date; (ii) an additional 25% shall be sold no earlier than the 180th day following the closing date; (iii) an additional 25% shall be sold no earlier than the 270th day following the closing date; and (iv) the remaining 25% shall be sold no earlier than the first anniversary of the closing date.

Reasons for the VIS and SOED Acquisitions

     We believe that the VIS and SOED acquisitions present numerous opportunities for the Company, including:

•	Expanding the Company’s portfolio of owned and licensed properties. The Company will acquire a number of well-recognized properties developed in-house, including State of Emergency2, which is the sequel to State of Emergency that sold approximately 1.5 million units, and other games under development with existing publisher agreements. The Company believes that this significant expansion of the Company’s portfolio of owned and licensed properties should significantly increase its sales and gross margins;

•	Focused development of core licenses. The Company already has what it believes is a strong roster of game titles based on licenses including Carmen San Diego, Aardman Animation’s Wallace & Gromit, and Cartoon Network’s Powerpuff Girls and Dexter’s Laboratory. The VIS and SOED acquisitions will enable the Company to develop franchises based on its core licenses in-house, which will result in the Company being able to retain a larger share of royalties;

•	Availability of working capital. If the Company is successful raising $12.35 million (net of expenses), which is currently a condition to the closing of the VIS and SOED acquisitions, this should provide sufficient working capital for the combined business to continue operations for at least 12 months from the closing date of the acquisitions.

•	Improved business efficiencies. The combination of the VIS and SOED businesses with the Company’s existing business is expected to significantly increase the scale of the Company’s operations and provide opportunities to increase its operating efficiency. The combined business will include an integrated publishing and development organization with a domestic distribution network in the United States together with international distribution partnerships;

•	Additional breadth of management. As a result of the acquisitions of VIS and SOED, the Company’s management expects that several experienced management personnel will join the Company in various key areas such as international, accounting and operations. The Company believes that the addition of these persons should further solidify its management and position the Company to continue its growth.

Issuance of Common Stock

     Further to the purchase agreements governing the VIS and SOED acquisitions, the Company is contemplating a series of transactions pursuant to which the Company will issue up to 44,750,000 shares of Common Stock or securities convertible into shares of Common Stock, which would exceed 20% of the Company’s outstanding Common Stock as of the date of the Special Meeting of Stockholders. The 44,750,000 issuable shares of the Company’s Common Stock shall consist of the following:

1.	Up to 17.5 million shares of Common Stock that will be issued by the Company pursuant to its private sale of Common Stock or securities (other than warrants) convertible into shares of Common Stock, which includes securities issuable to raise up to $12.35 million (net of expenses) further to each of the VIS and SOED acquisitions. Such sale and issuance, or the conversion price of securities (other than warrants) convertible into shares of Common Stock, may or may not be below book or market value of the Common Stock, depending on the market price of the Common Stock on the applicable closing date, but in no event will the price be less than 80% of the average of the closing bid price of the Company’s Common Stock as quoted on the Nasdaq Stock Market for a period not to exceed 30 trading days from the date of issuance;

2.	Up to 17.5 million shares of Common Stock underlying five-year warrants that will be issued on up to a one-for-one basis with each share of Common Stock that is sold and issued (or shares of Common Stock issuable upon conversion of securities convertible into Common Stock) in the private sale. Each warrant would have an exercise price equal to the lesser of the closing bid price of the Company’s Common Stock on the day immediately preceding the exercise date of such warrant and the average of the closing bid price of the Company’s Common Stock for the five days immediately preceding the exercise date of such warrant, and may contain a provision whereby the Company may lower the exercise price in the future at its sole discretion. The exercise price would be further subject to adjustment for stock dividends, stock distributions, subdivisions and combinations;

3.	Up to 4.5 million shares that will be issued to the shareholders of VIS in exchange for all of the Ordinary Shares, A Shares and B Shares of VIS. Such shares shall be issued at the closing price of the Company’s Common Stock as of the closing date of the acquisitions;

4.	Up to 4.5 million shares that will be issued to the shareholders of SOED in exchange for all of the share capital of SOED. Such shares shall be issued at the closing price of the Company’s Common Stock as of the closing date of the acquisitions; and

5.	Up to 750,000 shares of Common Stock that will be placed in an escrow account for the purpose of the Company indemnifying the shareholders of VIS and SOED. Such shares shall be issued at the closing price of the Company’s Common Stock as of the closing date of the acquisitions.

     The maximum gross amount of proceeds that the Company may raise from the contemplated private sale further to sections one and two above is $15 million. We expect to use the proceeds, net of expenses, for general corporate purposes including working capital. The Company will not receive any proceeds other than the Ordinary Shares, A Shares and B Shares of VIS and the share capital of SOED in the share exchanges with the shareholders of VIS and SOED as described in sections three through five above. The contemplated series of transactions will occur no later than May 31, 2004.

     The Nasdaq Stock Market requires your approval as stockholders of the Company prior to the issuance of more than 20% of the outstanding shares of the Common Stock (or securities convertible into or exercisable for shares of the Common Stock) of the Company, which is calculated before giving effect to the issuance of the shares and other securities in question. The Company is seeking your approval solely with respect to the issuance of up to 44,750,000 shares of Common Stock or securities convertible into shares of Common Stock further to the VIS and SOED acquisitions, including the issuance of securities pursuant to the financing required to be completed as a condition to the closing of the VIS and SOED acquisitions, which collectively will represent more than 20% of the Company’s outstanding shares of Common Stock as of the date of the Special Meeting.

     The Company currently does not meet the required listing maintenance standards of The Nasdaq SmallCap Market. On November 24, 2003, the Company received a notification letter from The Nasdaq Stock Market that its Common Stock fails to meet these required listing standards. The Company provided Nasdaq with a plan setting forth how the Company expected to regain compliance with the required listing standards. On February 10, 2004, the Company received a staff determination letter of delisting from Nasdaq, which provided that the Company’s plan was not accepted by Nasdaq and the Company’s Common Stock would be delisted on February 19, 2004, pending the Company’s right to appeal Nasdaq’s decision. The Company requested an oral hearing before the Nasdaq Listing Qualification Panel to appeal Nasdaq’s determination to delist the Company’s Common Stock, which under applicable rules, stays the delisting of the Company’s Common Stock, pending a decision by the Nasdaq Panel. Nasdaq notified the Company that a hearing has been scheduled for March 11, 2004. The Company intends to present a plan, which will require the completion of the VIS and SOED acquisitions, to the Nasdaq Panel for achieving and sustaining compliance with the required listing standards.

     If stockholder approval of Proposal No. 1 is not obtained at the Special Meeting of the Stockholders, the Company will be unable to issue the requisite number of shares of Common Stock or securities convertible into shares of Common Stock necessary to effect the $12.35 million financing and complete the VIS and SOED acquisitions, and the Company’s Common Stock will probably be delisted from the Nasdaq SmallCap Market. The Company will be forced to further conserve its cash and reduce the scope of its planned operations, and the Company will be required to seek other means to raise funds to satisfy its future liquidity requirements. Further, if delisted from The Nasdaq SmallCap Market, the Company’s Common Stock would trade on the Over-The-Counter Bulletin Board, which is viewed by most investors as a less desirable and less liquid marketplace and which would have a long-term impact on the Company’s ability to raise additional capital in the future. If the Company’s cash and cash equivalents, together with cash generated from operations, are insufficient to satisfy its liquidity requirements, the Company will not have sufficient resources to continue operations for the next six months.

     The Board of Directors recommends a vote “for” the approval of the issuance or potential issuance of up to 44,750,000 shares of the Company’s Common Stock further to the VIS and SOED acquisitions, including the issuance of the Company’s securities pursuant to the financing required to be completed as a condition to the closing of the VIS and SOED acquisitions, which will represent more than 20% of the outstanding shares of the Common Stock of the Company.

SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data set forth below should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s discussion and analysis of financial condition and results of operations” included elsewhere in this proxy statement. The selected consolidated financial data as of June 30, 2003 and 2002 and for the years ended June 30, 2003, 2002 and 2001 are derived from our audited consolidated financial statements included as Exhibit A to this proxy statement. The selected consolidated financial data as of December 31, 2003 and for the six month periods ended December 31, 2003 and 2002 are derived from our unaudited consolidated financial statements included as Exhibit B to this proxy statement. Our unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods. The historical results are not necessarily indicative of results to be expected for any future period.

	Period
	from
	October 7,
	1999
	(inception)
	through				Six months ended
	June 30,	Year ended June 30,			December 31,
CONSOLIDATED STATEMENT
OF OPERATIONS DATA	2000	2001	2002	2003	2002	2003

	(in thousands, except per share data)

Net revenues	$1,377	$25,351	$50,734	$35,708	$30,745	$7,286
Costs and expenses:
Cost of revenues
Cost of goods sold	807	14,827	29,826	23,124	18,752	4,353
Royalties, software costs, and license costs	248	2,898	12,101	18,739	13,626	3,919
Project abandonment costs	—	—	693	9,600	5,613	105

Total cost of revenues	1,055	17,725	42,620	51,463	37,991	8,377
Research and development (exclusive of amortization of deferred stock compensation)	260	1,073	2,519	2,912	2,048	1,217
Sales and marketing (exclusive of amortization of deferred stock compensation)	132	4,292	11,473	9,220	7,012	1,577
General and administrative (exclusive of amortization of deferred stock compensation)	711	1,996	6,293	7,164	4,392	2,810
Amortization of deferred stock compensation*	—	618	1,223	418	294	109
Litigation settlement	—	—	—	—	—	(650)
Restructuring costs	—	—	—	426	451	245

Total costs and expenses	2,158	25,704	64,128	71,603	52,188	13,685

Loss from operations	(781)	(353)	(13,394)	(35,895)	(21,443)	(6,399)
Other expense, net	(22)	(1,249)	(2,279)	(298)	(407)	(387)

Net loss	(803)	(1,602)	(15,673)	(36,193)	$(21,850)	$(6,786)
Redeemable convertible preferred stock dividend	—	(5,540)	—	—	—	—

Net loss attributable to common stockholders	$(803)	$(7,142)	$(15,673)	$(36,193)	$(21,850)	$(6,786)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.96)	$(4.82)	$(1.65)	$(2.47)	$(1.49)	$(0.43)

Shares used in computation:
Basic and diluted	834	1,482	9,503	14,654	14,632	15,736

*Amortization of deferred stock compensation:
Research and development	$—	$72	$126	$(25)	$24	$2
Sales and marketing	—	28	70	(7)	16	2
General and administrative	—	518	1,027	450	254	105

	$—	$618	$1,223	$418	$294	$109

					December
	June 30,				31,

CONSOLIDATED BALANCE SHEET DATA	2000	2001	2002	2003	2003

	(in thousands)

Cash and cash equivalents	$908	$2,170	$4,726	$1,068	$399
Working capital	1,100	4,247	19,974	(1,503)	(4,206)
Total assets	2,712	20,992	49,467	9,460	8,234
Long-term portion of debt	—	—	—	—	—
Redeemable convertible preferred stock	2,103	17,329	—	—	—
Total stockholders’ equity (deficit)	(706)	(4,669)	38,856	3,260	(1,467)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain information contained in the following Management’s Discussion and Analysis of Financial Condition and Results of Operations constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, which can be identified by the use of forward-looking terminology such as “believes,” “anticipates,” “plans,” “expects,” “endeavors,” “may,” “will,” “intends,” “estimates,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties, and our actual results may differ materially from the results discussed in the forward-looking statements as a result of certain factors set forth in this proxy statement.

OVERVIEW

     We develop and publish interactive entertainment software products. We currently publish titles for the most popular interactive entertainment hardware platforms, such as Sony’s PlayStation and PlayStation 2, Nintendo’s GameCube, N64, Game Boy Color and Game Boy Advance, Microsoft’s Xbox, portable handheld devices manufactured by Palm and Handspring, and for personal computers or PCs. We were incorporated in California in October 1999 under the name Bay Area Multimedia, Inc. We reincorporated in Delaware in September 2000 and changed our name to BAM! Entertainment, Inc. in December 2000. We commenced operations in October 1999 and shipped our first products in June 2000.

     We license properties from a wide variety of sources, and publish titles based on the motion picture, sports and television properties of our licensors. We have entered into strategic license arrangements with entertainment and media companies that have developed well-known characters and brands and that are producing popular properties that are expected to form the basis of some of our future products. Our agreements with licensors and developers generally require us to make advance royalty payments, and we may be required to spend money on advertising and promotion. We generally pay royalties based on net revenues.

     We design and develop our titles through third parties with whom we have established relationships. We believe that the development cycle for new titles is long, typically ranging from 12 to 24 months, except for Nintendo’s Game Boy Advance for which the development cycle typically ranges from six to nine months. After development of the initial product, we believe that it may take between six to 12 additional months to develop the product for, or port the product to, a different hardware platform.

     We have offices in both the United States and Europe. International operations outside of North America are conducted through our office in England, where we perform international sales and marketing activities and manage local third-party developers.

     Domestically, we sell our products to mass merchandisers such as Toys “R” Us, Target, Kmart, Wal-Mart and Best Buy, specialty chains such as GameStop and Electronics Boutique, and independent distributors. Our products are manufactured exclusively by third parties.

     In July 2003, we entered into a distribution agreement with Acclaim Entertainment Ltd (“Acclaim”) whereby Acclaim exclusively distribute certain current and forthcoming products of ours in PAL territories. PAL is the television standard for the United Kingdom, continental Europe and Australia. Acclaim are responsible for the manufacture, sale, distribution and marketing of the products and are required to pay us based on net receipts from the sales made by them. The agreement obligates Acclaim to pay us minimum guarantee advances both before and after product release dates, but such payments are reduced upon late delivery of a product, and fully repayable upon cancellation of the product.

     We have experienced recurring net losses from inception (October 7, 1999) through December 31, 2003. During the six months ended December 31, 2003, we used cash in operating activities of $5.4 million and incurred a net loss of $6.8 million. As of December 31, 2003, we had cash and cash equivalents of $399,000 and an accumulated deficit of $66.6 million. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of recorded liabilities that might be necessary should we be unable to continue as a going concern.

     In October 2003, we completed the sale of 1,850,000 shares of our common stock and warrants to purchase another 1,665,000 shares of our common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $1.8 million, in a private offering to institutional and accredited investors. The warrants have a five-year term and are exercisable at $1.87 per share. The placement agents were issued warrants to purchase 277,500 shares of our common stock in connection with placement agent fees under the same terms as the warrants issued to the investors, except that the placement agent warrants are subject to a 180 day lock-up provision. We also granted the investors additional investment rights to purchase an additional 1,111,625 shares of our common stock and warrants to purchase another 1,000,462 shares of our common stock. The shares of common stock underlying the additional investment rights are purchasable at $0.96 per share and the warrants underlying the additional investment rights have a five-year term and are exercisable at the greater of (i) $1.87 and (ii) the lesser of (x) the closing bid price of our common stock on the Nasdaq Stock Market on the business day immediately preceding the exercise date of the additional investment right, and (y) the average of the closing bid price of our common stock on the Nasdaq Stock Market for the five business days immediately preceding the exercise date of the additional investment right. In January 2004, four of the investors exercised their additional investment rights in full and purchased 990,696 shares of our common stock at $0.96 per share, resulting in gross proceeds (assuming no exercise of the warrants) of $950,000. These four investors were also issued five-year warrants to purchase 891,626 shares of our common stock, which are exercisable under the terms of additional investment rights issued in the October private offering of our securities. The remaining additional investment rights, which are exercisable at $0.96 per share, to purchase 120,929 shares of our common stock and warrants to purchase another 108,836 shares of our common stock, are exercisable until March 11, 2004.

     In December 2003, we sold a convertible term note and 166,667 warrants, raising gross proceeds of $1.5 million (assuming no exercise of the warrants) to an investment group. The note, which bears interest at a rate of 7% per annum, has a maturity date of December 3, 2004. The warrants have a seven-year term and are immediately exercisable at prices ranging between $1.73 and $2.33 per share. Each month, commencing on April 1, 2004, $166,667 of the principal amount of the note plus accrued and unpaid interest and fees can either be repaid in cash, or converted into our shares at a fixed conversion price, provided that the closing price of our shares exceeds 115% of the fixed conversion price for a period of 10 consecutive trading days prior to the date of conversion. If, at any other time, the closing price of our shares exceeds 115% of the fixed conversion price for a period of 5 consecutive trading days, we have the option to, 10 trading days later, convert all or part of the remaining outstanding note, interest and fees, subject to conversion volume limitations based on our share trading volume and share price in the 10 trading days prior to such conversion. The holder of the note has the right to convert all or any of the outstanding portion of the note, interest and fees at any time at the fixed conversion price. Conversion of the note by either party is subject to there being an effective registration statement in effect and Nasdaq’s confirmation that this transaction is not integrated with the private offering that closed in October 2003. As of February 27, 2004, an effective registration was not in effect. Nasdaq has advised us that the transaction is not integrated with the private offering that closed in October 2003. The fixed conversion price is subject to an anti dilution adjustment should we issue stock at a price below the fixed conversion price prior to repayment of the note. The fixed conversion price was originally set at $1.33 per share, but an issuance of shares in January 2004 has triggered the anti-dilution provision, and the fixed conversion price has been adjusted to $1.28 per share. The note is secured by our assets.

     In January 2004, we completed the sale of 2,532,522 shares of our common stock and warrants to purchase another 1,519,513 shares of our common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $2.3 million, in a private offering to institutional and accredited investors. The warrants have a five-year term and are exercisable at $1.40 per share. We also granted the investors additional investment rights to purchase an additional 2,467,478 shares of our common stock and warrants to purchase another 1,480,487 shares of our common stock. The shares of common stock underlying the additional investment rights are purchasable at $0.92 per share and the warrants underlying the additional investment rights have a five-year term and are exercisable at the greater of (i) $1.40 and (ii) the lesser of (x) the closing bid price of our common stock on the Nasdaq Stock Market on the business day immediately preceding the exercise date of the additional investment right, and (y) the average of the closing bid price of our common stock on the Nasdaq Stock Market for the five business days immediately preceding the exercise date of the additional investment right. The additional investment rights are exercisable until 45 business days after the effectiveness of a registration statement covering the shares and warrants sold.

     On February 17, 2004, the Company’s management agreed with the management of VIS entertainment plc (“VIS”), a Scottish developer of interactive entertainment software products, on the terms of an offer (the “VIS Offer”) to be made by the Company for the acquisition of all of the Ordinary Shares, A Shares and B Shares of VIS in exchange for the issuance of up to 4.5 million unregistered shares of the Company’s Common Stock (the “VIS Consideration Shares”). Based on the closing price per share of $0.85 as quoted on the Nasdaq SmallCap Market on February 13, 2004, the aggregate value of the VIS Consideration Shares is $3.825 million. The Company has received irrevocable commitments to accept the VIS Offer from over 90% of the shareholders of VIS. The Company may also require VIS to exercise its right pursuant to the terms of the Articles of Association of VIS to require the remaining shareholders of VIS to accept the VIS Offer.

     In addition, on February 17, 2004, the Company agreed to acquire all of the share capital of State of Emergency Development Corporation (“SOED”) in exchange for the issuance of up to 4.5 million unregistered shares of the Company’s Common Stock (the “SOED Consideration Shares”). Based on the closing price per share of $0.85 on February 13, 2004, the aggregate value of the SOED Consideration Shares was $3.825 million. The closing of the SOED acquisition is conditioned upon the closing of the acquisition by the Company of all of the VIS shares.

     The Company, VIS and SOED agreed to place 750,000 shares of the Company’s Common Stock, constituting a portion of the VIS Consideration Shares and the SOED Consideration Shares, in an escrow account for the purpose of indemnifying the Company against the breach by VIS and SOED of the representations and warranties in the purchase agreements. The parties agreed to place 450,000 shares of the Company’s Common Stock, constituting a portion of the VIS Consideration Shares and the SOED Consideration Shares, in an escrow account to provide security for additional purchase price adjustments set forth in the agreements among the parties. The parties also agreed that the Company will place 750,000 shares of the Company’s Common Stock in an escrow account for the purpose of indemnifying VIS and SOED against the breach by the Company of the representations and warranties in the purchase agreements.

     The closing of the two acquisitions shall be conditioned on, among other things, (i) the Company’s stockholders approving the issuance of the 9 million shares of the Company’s Common Stock in connection with the two acquisitions; (ii) the Company raising not less than $12.35 million (net of expenses) from the sale of equity capital prior to the closing date of the two acquisitions; and (iii) the Company meeting Nasdaq’s continued listing standards on a pro-forma basis after giving effect to the acquisitions.

     At the closing of the VIS and SOED acquisitions, the Company and the shareholders of VIS and SOED shall enter into various agreements affecting the transferability of the shares of Common Stock issued to the VIS and SOED shareholders. The parties will enter into a registration rights agreement which will require the Company to file a registration statement with the Securities and Exchange Commission no later than the thirtieth day following the closing date for the registration of the shares of Common Stock issued to the VIS and SOED shareholders. Nevertheless, the parties will also enter into a lock-up agreement which will require the VIS and SOED shareholders to only sell their registered shares of the Company’s Common Stock in accordance with the following schedule: (i) 25% shall be sold no earlier than the 30th day following the closing date; (ii) an additional 25% shall be sold no earlier than the 180th day following the closing date; (iii) an additional 25% shall be sold no earlier than the 270th day following the closing date; and (iv) the remaining 25% shall be sold no earlier than the first anniversary of the closing date.

     If the Company is successful raising funds of $12.35 million (net of expenses), which is a condition to the closing of the VIS and SOED acquisitions, this should provide sufficient working capital for the combined business to continue operations for at least 12 months from the closing date of the acquisitions, unless the Company’s operations expand beyond expectations earlier than anticipated, in which case the Company will need to raise additional funds sooner to continue to provide sufficient working capital for the combined operations. However, if the Company is unable to complete the VIS and SOED acquisitions, which are key elements to the Company’s plan to regain compliance with the required listing standards of The Nasdaq SmallCap Market, the Company will probably be delisted from The Nasdaq SmallCap Market and will need to raise additional funds within the next six months to satisfy its future liquidity requirements. Further, if delisted from The Nasdaq SmallCap Market, the Company’s Common Stock would trade on the Over-The-Counter Bulletin Board, which is viewed by most investors as a less desirable and less liquid marketplace and which would have a long-term impact on the Company’s ability to raise additional capital in the future.

     Future funds may come from either one or a combination of additional financings, exercise of outstanding warrants and additional investment rights, mergers or acquisitions, or otherwise obtain capital via sale or license of certain of the Company’s assets, in order to satisfy its future liquidity requirements. Current market conditions present uncertainty as to the Company’s ability to secure additional financing or effectuate any merger or acquisition, as well as its ability to reach profitability. There can be no assurances that the Company will be able to secure additional financing or effectuate any such merger or acquisition, or obtain favorable terms on such financing if it is available, or as to the Company’s ability to achieve positive cash flow from operations. Continued negative cash flows create significant uncertainty about the Company’s ability to implement its operating plan and the Company may have to further reduce the scope of its planned operations. If cash and cash equivalents, together with cash generated from operations, are insufficient to satisfy our liquidity requirements, the Company will not have sufficient resources to continue operations for the next six months.

     As of December 31, 2003, we had $2.3 million of capitalized development costs and licensed assets, and $1.1 million of prepaid royalties. If we are unable to effectuate either a merger or acquisition or to secure sufficient additional financing, part or all of the development projects in progress might have to be abandoned, the related costs might have to be written off, and we would be unable to develop or acquire new titles, which would significantly affect our future cash flows from operations.

CRITICAL ACCOUNTING POLICIES

     Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The following is a brief discussion of the more significant accounting policies and methods used by us. In addition, Financial Reporting Release No. 61 requires all companies to include a discussion addressing, among other things, liquidity, off-balance sheet arrangements, contractual obligations and commercial commitments.

Use of estimates

     The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Certain of our accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. These estimates affect the reported amounts of assets and liabilities at the dates of the financial statements and reported amounts of revenues and expenses during the reporting periods. By their nature, these judgments are subject to an inherent degree of uncertainty. The most significant estimates and assumptions relate to revenue recognition, adequacy of allowances for returns and price protection, doubtful accounts receivable, and cooperative advertising, future costs to be incurred associated with restructuring activities, carrying values of inventories, the future recoverability of prepaid royalties, capitalized software costs and licensed assets, and foreign currency translation.

Net revenues

     We recognize revenue in accordance with Statement of Position 97-2, Software Revenue Recognition, and related interpretations, when persuasive evidence of an arrangement exists, delivery has occurred, the price has been fixed or is determinable and collectibility has been reasonably assured.

     We derive our revenues from either the shipment of packaged or licensed products to our customers.

     Packaged products: Our sales of packaged product are typically made on credit, with terms that vary depending upon the customer and other factors. Under certain conditions, we may allow customers to exchange and return packaged products and from time to time provide price protection or allow returns on certain unsold merchandise in the form of a credit against amounts due from the customer. Net revenues from product sales are reflected after deducting the estimated cost of allowances for returns and price protection as well as discounts given. These estimates are based upon currently known circumstances and historical results. The calculation of net revenues will be affected by many factors, including pricing strategies, the channels through which products are distributed, product maturity, exchange and return provisions and price protection.

     If a sale is made on credit, and a significant portion of the fee is due after our normal payment terms, which are normally 30 to 90 days from invoice date, we account for the fee as not being fixed or determinable and will not recognize revenue until such time as the fee becomes due. While we attempt to carefully monitor the creditworthiness of our customers and distributors, we bear the risk of their inability to pay our receivables and of any delay in payment. If the collectibility of a receivable becomes uncertain after revenue has been recognized, we will record an allowance for doubtful accounts against our accounts receivable.

     When we recognize revenue, we account for the estimate of future returns and price protection on the sale as allowances against receivables. We also estimate cooperative marketing costs on the sale and account for these costs as a marketing expense and as an allowance against receivables. We continually monitor, reassess and adjust the adequacy of all these allowances, along with the allowance for doubtful accounts, based on known circumstances, historical results, commitments made, anticipated events and anticipated commitments. Adjustments to these allowances will affect the reported amounts of revenues and expenses during the reporting periods the adjustments are made.

     Licensed products: Our licensed product sales are typically made on terms requiring either an upfront minimum prepayment or payment upon delivery of the product, followed by subsequent payments based upon a percentage of monies received by the licensee, in excess of the prepayment, from products distributed by them. These subsequent payments are made at the time the licensee reports products distributed by them, normally on a quarterly basis. If our sale is made requiring an upfront prepayment or payment at the time of delivery, and that sum is non-refundable, we will recognize revenue equal to that sum at the time we deliver the product, provided we have no future deliverables, which is normally the case. We will only recognize subsequent revenue when we receive the licensee report of products distributed by them and of monies due by them, provided the revenue is considered collectible. We bear the risk of the inability of a customer to pay our receivables and of any delay in payment. If the collectibility of a receivable becomes uncertain after revenue has been recognized, we will record an allowance for doubtful accounts against our accounts receivable. We continually monitor, reassess and adjust the adequacy of the allowance for doubtful accounts, based on known circumstances, historical results, commitments made, anticipated events and anticipated commitments. Adjustments to this allowance will affect the reported amounts of expenses during the reporting periods the adjustments are made.

     General: We expect that substantially all of our net revenues for a particular quarter will be generated by titles released in that quarter or in the immediately prior quarter. The market for interactive entertainment software is characterized by short product life cycles, changing consumer preferences and frequent introduction of new products. The life cycle of a title generally consists of a relatively high level of sales during the first few months after introduction, followed by a decline in sales, with only a small percentage of sales occurring more than six months after release.

     We have experienced, and are likely to continue to experience, quarterly fluctuations in net revenues. We believe the factors which influence these fluctuations include (i) the timing of our introduction of new products, (ii) the level of consumer acceptance of new and existing products, (iii) general economic and industry conditions that affect consumer spending and retail purchasing, (iv) the timing of the placement, cancellation or pickup of customer orders, (v) the timing of expenditures in anticipation of increased sales, (vi) actions by competitors, (vii) location of product releases, and (viii) the number of titles released in the period and the hardware platforms on which they are released. The timing of our introduction of new products is affected by uncertainties associated with software development, lengthy manufacturing lead times, production delays and the approval process for products by hardware manufacturers and other licensors. The interactive entertainment industry is highly seasonal, with net revenues typically significantly higher during the fourth and first calendar quarters, due primarily to the increased demand for titles during the year-end holiday buying season. A failure or inability to introduce products on a timely basis to meet seasonal increases in demand will harm our business and operating results. Due to these and other factors, the operating results for any particular quarter are not necessarily indicative of the results for the entire fiscal year.

Cost of revenues

     Cost of revenues consists of cost of goods sold, royalties, software costs and license costs, and project abandonment.

     Cost of goods sold. Cost of goods sold includes manufacturing costs of finished goods, freight, inventory management costs and inventory obsolescence costs. Cost of goods sold will vary depending on the volume of products manufactured and shipped, the mix of products sold and the shipping channel used.

     Royalties, software costs, and license costs. Royalties, software costs, and license costs include royalties paid to software licensors, software amortization and amortization of non-cash charges related to warrants and rights to acquire our common stock issued to certain production companies. These costs will be affected in particular periods by many factors, including the specific terms or agreements under which royalties are paid to third parties, the commercial acceptance of products, the cost of developing a product and the timing of stock and warrants issued pursuant to the terms of our license agreements.

     Our agreements with licensors and developers generally require us to make advance royalty payments and pay royalties based on product sales, which may have guaranteed minimum payments. Prepaid royalties are amortized commencing upon the product release at the greater of the contractual royalty rate based on actual product sales, or the ratio of current revenues to total projected revenues. We evaluate the future recoverability of prepaid royalties on a quarterly basis and expense costs if and when they are deemed unrecoverable. We cannot assure you that the sales of products for which these royalties are paid or guaranteed payments are made will be sufficient to cover the amount of these required payments.

     Commencing upon product release, we begin to amortize capitalized software development costs. We capitalize software development costs subsequent to establishing technological feasibility of a title. Technological feasibility is evaluated on a product-by-product basis. For products where proven game engine technology exists, this may be early in the development cycle. Prior to establishing technological feasibility, software development costs are expensed to research and development, and to cost of revenues subsequent to establishing technological feasibility. The following criteria are used to evaluate recoverability of software development costs: historical performance of comparable products; the commercial acceptance of prior products released on a given hardware platform; orders for a product prior to its release and actual development costs of a product as compared to forward-looking projections. Amortization of software development costs is based on the greater of the proportion of current revenues to total projected revenues or the straight-line method over the estimated product life, generally three to six months. We analyze our capitalized costs quarterly and take write-offs when, based on our estimates, future individual product revenues will not be sufficient to recover our investment.

     Project abandonment costs. If we terminate a development project prior to completion, we expense the capitalized software development costs and licensed assets costs to project abandonment.

Research and development

     Research and development expenses relate to the design and development of new interactive entertainment software products. Payments made to independent software developers under development agreements are capitalized to software development costs once technological feasibility is established or if the development costs have an alternative future use. Prior to establishing technological feasibility, software development costs are expensed to research and development and to cost of revenues subsequent to confirmation of technological feasibility. Technological feasibility is evaluated on a product-by-product basis. For products where proven game engine technology exists, this may occur early in the development cycle.

RESULTS OF OPERATIONS

     The following table sets forth the condensed consolidated results of operations as a percentage of net revenues for the years ended June 30, 2003, 2002 and 2001 and the unaudited condensed consolidated results of operations as a percentage of net revenues for the six months ended December 31, 2003 and 2002.

				Six months ended
	Year ended June 30,			December 31,

	2003	2002	2001	2003	2002

Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenues
Cost of goods sold	64.8	58.8	58.5	59.8	61.0
Royalties, software costs, and license costs	52.5	23.8	11.4	53.8	44.3
Project abandonment costs	26.9	1.4	—	1.4	18.2

Total cost of revenues	144.2	84.0	69.9	115.0	123.5
Research and development (exclusive of amortization of deferred stock compensation)	8.1	5.0	4.2	16.7	6.7
Sales and marketing (exclusive of amortization of deferred stock compensation)	25.8	22.6	17.0	21.6	22.8
General and administrative (exclusive of amortization of deferred stock compensation)	20.0	12.4	7.9	38.5	14.3
Amortization of deferred stock compensation	1.2	2.4	2.4	1.5	1.0
Litigation settlement	—	—	—	(8.9)	—
Restructuring costs	1.2	—	—	3.4	1.5

Total costs and expenses	200.5	126.4	101.4	187.8	169.8

Loss from operations	(100.5)	(26.4)	(1.4)	(87.8)	(69.8)
Other expense, net	(0.9)	(4.5)	(4.9)	(5.3)	(1.3)

Net loss	(101.4)	(30.9)	(6.3)	(93.1)	(71.1)
Redeemable convertible preferred stock dividend	—	—	(21.9)	—	—

Net loss attributable to common stockholders	(101.4)%	(30.9)%	(28.2)%	(93.1)%	(71.1)%

Three Months and Six Months Ended December 31, 2003 Compared to Three Months and Six Months Ended December 31, 2002

Net revenues

     Net revenues were $5.9 million and $7.3 million for the three and six months ended December 31, 2003, respectively, compared to $22.0 million and $30.7 million for the comparable periods in 2002, respectively. Revenues declined because we released fewer products in the three and six months ended December 31, 2003 compared to the comparable periods in 2002.

     We released four new products in North America during both the three and six months ended December 31, 2003. We also sold products first released in prior quarters. The new products released in North America during the three and six months ended December 31, 2003 were Wallace & Gromit in Project Zoo for the Sony PlayStation 2,

the Microsoft Xbox, the Nintendo GameCube and the PC and The Powerpuff Girls Relish Rampage for the Nintendo GameCube.

     During the three and six months ended December 31, 2003, under an exclusive distribution agreement with Acclaim for PAL territories, we recognized revenue on one and six products licensed, respectively. PAL is the television standard for the United Kingdom, continental Europe and Australia. With the exception of revenue from Acclaim, all revenue outside of North America was derived from packaged product sales. Revenue from Acclaim is recognized as licensed product revenue. For a description of revenue recognition accounting policies, see Critical Accounting Policies – net revenues. The product licensed to Acclaim in the three and six months ended December 31, 2003 was Wallace & Gromit in Project Zoo for the PC. Products licensed to Acclaim in the three months ended September 30, 2003 were Wallace & Gromit in Project Zoo for the Sony PlayStation 2, the Microsoft Xbox and the Nintendo GameCube, Ed, Edd, n Eddy: Jawbreakers for the Nintendo Game Boy Advance, and Samurai Jack – The Amulet of Time for the Nintendo Game Boy Advance.

     During the three and six months ended December 31, 2002 we released 11 and 16 new products, respectively.

     We anticipate that, during the three months ended March 31, 2004, net revenues will decrease in absolute dollars, compared to the three months ended December 31, 2003, as fewer new titles will be released in the period.

     Net revenues by geographical region for the three and six months ended December 31, 2003 and 2002 are summarized below (in thousands):

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Net revenues from unaffiliated customers:
North America	$5,405	$14,773	$5,884	$22,062
Europe	518	7,073	1,300	8,492
Other	—	159	102	191

Total net revenues	$5,923	$22,005	$7,286	$30,745

     The following table sets forth our net revenues by customer representing more than 10% of each period’s net revenues for the three and six months ended December 31, 2003 and 2002 (percentages):

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Customer
Kmart	33%	17%	30%	15%
Toys “R” Us	27	12	22	12
Acclaim	*	*	18	*
Ubisoft	*	17	*	14

Total net revenues by customer representing more than 10% of the period’s net revenues	60%	46%	70%	41%

*	less than 10%

     Net revenues to Kmart in the three and six months ended December 31, 2002 were made under Kmart’s debtor-in-possession financing arrangement.

Cost of revenues

     Cost of goods sold was $3.7 million, or 63% of net revenues, for the three months ended December 31, 2003 as compared to $14.3 million, or 65% of net revenues, for the comparable period in 2002, and $4.4 million, or 60% of net revenues, for the six months ended December 31, 2003 as compared to $18.8 million, or 61% of net revenues, for the comparable period in 2002. The decrease in absolute dollars was due to decreased sales of products as fewer titles were released in the current periods compared to the comparable periods in 2002. There were no cost of goods sold on products licensed to Acclaim as they are responsible for all manufacturing costs. Excluding net revenue arising from products licensed to Acclaim, the percentage of cost of goods sold compared to net revenues deteriorated when compared to the comparable period in 2002, and this was due to a number of factors, including selling products at low margins for inclusion in holiday promotions by retailers, increased price protection allowances and returns reserved against sales. In absolute dollars, cost of goods sold decreased compared to the comparable periods in 2002 as fewer new products were released and less product was sold. We anticipate that, during the three months ended March 31, 2004, costs of goods sold expense will decrease in absolute dollars, compared to the three months ended December 31, 2003, as fewer new titles will be released in the period.

     Royalties, software costs, and license costs were $3.2 million, or 55% of net revenues, for the three months ended December 31, 2003 as compared to $9.4 million, or 43% of net revenues, for the comparable period in 2002, and $3.9 million, or 54% of net revenues, for the six months ended December 31, 2003 as compared to $13.6 million, or 44% of net revenues, for the comparable period in 2002. The decrease in absolute dollars was due to fewer releases of new products in the period and decreased sales of product. The increase in the percentage of net revenues was due to decreased sales of product in the period compared to the comparable period, combined with higher development costs on those products released in the period compared to those released in the comparable periods of 2002. We anticipate that, during the three months ended March 31, 2004, royalties, software costs, and license costs will decrease in absolute dollars, compared to the three months ended December 31, 2003, as fewer new titles will be released in the period.

     There were no project abandonment costs for the three months ended December 31, 2003. Project abandonment costs were $3.7 million, or 17% of net revenues, for the comparable period in 2002, and $105,000, or 1% of net revenues, for the six months ended December 31, 2002 as compared to $5.6 million, or 18% of net revenues for the comparable period in 2002. During the six months ended December 31, 2003 we abandoned one project, while during the three and six months ended December 31, 2002 we abandoned three and seven projects respectively, including a number late in the development cycle, resulting in higher amounts being expensed.

Research and development

     Research and development expenses were $679,000, or 11% of net revenues, for the three months ended December 31, 2003, as compared to $755,000, or 3% of net revenues, for the comparable period in 2002, and $1.2 million, or 17% of net revenues, for the six months ended December 31, 2003, as compared to $2.0 million, or 7% of net revenues, for the comparable period in 2002. The decrease in absolute dollars was primarily as a result of reduced headcount and development activity. The increase in the percentage of net revenues was due to reduced sales volumes in the current period compared to the comparable periods of 2002. We anticipate, in absolute dollar terms, that research and development expenses will remain at current levels during the three months ended March 31, 2004.

Sales and marketing

     Sales and marketing expenses were $1.4 million, or 24% of net revenues, for the three months ended December 31, 2003, as compared to $4.2 million, or 19% of net revenues, for the comparable period in 2002. The decrease in absolute dollars was primarily as a result of reduced headcount compared to the comparable period in 2002, and less marketing and selling expenses incurred by us for each product sold in the period as compared to a year ago as a result of limited cash resources, combined with fewer releases of products in North America compared to the comparable period of 2002. The increase in the percentage of net revenues was due to reduced sales volumes in the current period compared to the comparable period of 2002. We anticipate that, during the three months ended March 31, 2004, sales and marketing expenses will decrease in absolute dollars, compared to the three months ended December 31, 2003.

     Sales and marketing expenses were $1.6 million, or 22% of net revenues, for the six months ended December 31, 2003, as compared to $7.0 million, or 23% of net revenues, for the comparable period in 2002. The decrease in absolute dollars was primarily a result of reduced headcount, fewer releases of new products in North America during the period, and limited cash resources resulting in limited marketing and selling activities in the period as compared the comparable period in 2002. The increase in the percentage of net revenues was due to reduced sales volumes compared to the comparable period of 2002.

General and administrative

     General and administrative expenses were $1.6 million, or 26% of net revenues, for the three months ended December 31, 2003, compared to $2.3 million, or 11% of net revenues, for the comparable period in 2002. During the three months ended December 31, 2002 we incurred $900,000 of credit insurance premiums on sales made to Kmart. These costs were not repeated in the three months ended December 31, 2003. Excluding these costs, general and administrative expenses were flat period on period, with the exception that during the three months ended December 31, 2003 we incurred a non cash charge of $240,000 on a warrant issued to a financial consultant. The increase in the percentage of net revenues was due to reduced sales volumes. We anticipate that general and administrative expenses will, in absolute dollar terms, remain at current levels during the three months ended March 2004.

     General and administrative expenses were $2.8 million, or 39% of net revenues, for the six months ended December 31, 2002, compared to $4.4 million, or 14% of net revenues, for the comparable period in 2002. During the six months ended December 31, 2003 we incurred a non cash charge of $240,000 on a warrant issued to a financial consultant. During the six months ended December 31, 2002 we incurred $900,000 of credit insurance on sales made to Kmart, and increased our bad debt allowance against our Kmart long-term receivable by $547,000. Excluding these costs, general and administrative expenses decreased and this was due to lower professional fees and facilities costs during the six months ended December 31, 2003.

Amortization of deferred stock compensation

     Amortization of deferred stock compensation was $36,000, or 1% of net revenues, for the three months ended December 31, 2003, compared to $133,000, or 1% of net revenues, for the comparable period in 2002, and $109,000, or 1% of net revenues, for the six months ended December 31, 2003 compared to $294,000, or 1% of net revenues, for the comparable period in 2002. Amortization of deferred stock compensation resulted from varying terms of stock option grants previously made, and by using the multiple option award valuation and amortization approach, which is an accelerated amortization method to account for compensatory stock options granted to employees and directors during the six months ended September 30, 2001. We expect to amortize $41,000 during the remainder of fiscal 2004 and $24,000 during fiscal 2005.

Litigation settlement

     Litigation settlement was $0 for both the three months ended December 31, 2003 and December 31, 2002, and $650,000 credit, or 9% of net revenues, for the six months ended December 31, 2003 compared to $0 for the comparable period in 2002, and comprises sums receivable from the settlement of a legal dispute with Amaze Entertainment, Inc.

Restructuring costs

     Restructuring costs were $69,000, or 1% of net revenues, for the three months ended December 31, 2003, compared to $451,000, or 2% of net revenues, for the comparable period in 2002, and $245,000, or 3% of net revenues, for the six months ended December 31, 2003 compared to $451,000, or 2% of net revenues, for the comparable period in 2002. Restructuring costs in the three and six months ended December 31, 2003 comprise our estimate of our future net expense relating to our former London premises. Restructuring costs in the three and six months ended December 31, 2002 comprise headcount reduction severance payments of $254,000, and costs of $197,000 incurred upon the disposal of our London development studio. As part of this restructuring, we wrote off $1.3 million of capitalized development costs and included such costs in Cost of Revenues – Project abandonment costs in the three and six months ended December 31, 2002.

Interest income

     Interest income was $1,000 for the three months ended December 31, 2003, as compared to $79,000 for the comparable period in 2002 and $2,000 for the six months ended December 31, 2003 as compared to $143,000 for the comparable period in 2002. Interest income in each period relates to interest earned on funds deposited in money market accounts and decreased as a result of lower money market account balances and decreased interest rates. Interest income will continue to be minimal in the three months ended March 31, 2004.

Interest expense

     Interest expenses were $321,000, or 5% of net revenues, for the three months ended December 31, 2003, compared to $258,000, or 1% of net revenues, for the comparable period in 2002, and $349,000, or 5% of net revenues, for the six months ended December 31, 2003, compared to $526,000, or 2% of net revenues, for the comparable period in 2002. Interest expense increased as a result of our borrowing under a more expensive short-term line of credit in 2003 and our new borrowings under a convertible term note and from a director. For the three and six months ended December 31, 2003, interest expense includes $23,000 of amortized intrinsic value of the conversion option of the convertible term note, $23,000 of amortized fair value of the warrants to the note, and $24,000 of amortized issuance costs incurred under the note. We anticipate that, during the three months ended March 31, 2004, interest expense will decrease in absolute dollars, compared to the three months ended December 31, 2003, as less short-term borrowing will be necessary as a result of fewer new titles being released in the period.

Other income (expense)

     Other income (expense) was $37,000 expense, or 1% of net revenues, for the three months ended December 31, 2003, compared to $19,000 income for the comparable period in 2002, and $40,000 expense, or 1% of net revenues, for the six months ended December 31, 2003 compared to $24,000 expense for the comparable period in 2002. Other income (expense) comprised mostly foreign exchange gains and losses on UK receivables and payables.

Year Ended June 30, 2003 Compared to Years Ended June 30, 2002 and 2001

Net revenues

     Net revenues were $35.7 million, $50.7 million and $25.4 million for the years ended June 30, 2003, 2002, and 2001, respectively.

     Revenues were lower in the year ended June 30, 2003 over the year ended June 30, 2002 because of fewer titles released and lower sales volumes. Revenues increased in the year ended June 30, 2002 over the year ended June 30, 2001 because we released more titles and sold increased volumes of product.

     We released 20 new products in the year ended June 30, 2003 compared to 23 new products during the year ended June 30, 2002, and 11 new products in the year ended June 30, 2001.

     To date, a substantial portion of our net revenues has been derived from sales of a limited number of products. For example, sales of four products each accounted for between 9% and 13% of our net revenues during the year ended June 30, 2003, sales of four products each accounted for between 7% and 11% of our net revenues during the year ended June 30, 2002, and sales of four products each accounted for between 14% and 28% of our net revenues during the year ended June 30, 2001.

     The following table sets forth our net revenues by customer representing more than 10% of each period’s net revenues for the years ended June 30, 2003, 2002, and 2001:

	Year ended June 30,

	2003	2002	2001

	(percentages)

Customers:
Kmart	16%	11%	*	%
Ubisoft	14	*	*
Toys “R” Us	10	22	17
Wal-Mart	*	*	14
Target	*	*	12

Total net revenues by customer representing more than 10% of the period’s net revenues	40%	33%	43%

*	less than 10%

     Net revenues by geographical region for the years ended June 30, 2003, 2002, and 2001 is summarized below:

	Year ended June 30,

	2003	2002	2001

	(in thousands)

Net revenues from unaffiliated customers:
North America	$27,184	$44,005	$22,898
Europe	8,331	5,104	2,453
Other	193	1,625	—

Total net revenues	$35,708	$50,734	$25,351

Cost of revenues

     Cost of goods sold was $23.1 million, or 65% of net revenues for the year ended June 30, 2003, compared to $29.8 million, or 59% of net revenues for the year ended June 30, 2002, and $14.8 million, or 59% of net revenues, for the year ended June 30, 2001.

     Cost of goods sold were, in absolute dollars, lower in the year ended June 30, 2003 over the year ended June 30, 2002 because of decreased sales volumes. In absolute dollars, Cost of goods sold increased in the year ended June 30, 2002 over the year ended June 30, 2001 because of increased sale volumes of products. The increase as a percentage of revenue in both years was due to a number of factors, including increased price protection and product returns reserved against sales, increased sales of surplus inventories at discounted prices, and lower introductory prices on certain titles.

     Royalties, software costs, and license costs were $18.7 million, or 52% of net revenues, for the year ended June 30, 2003, compared to $12.1 million, or 24% of net revenues, for the year ended June 30, 2002 and $2.9 million, or 11% of net revenues, for the year ended June 30, 2001. The increase in these costs in absolute dollars was because we launched more products for sophisticated hardware systems than in previous years, and expensed prepaid royalty costs where we considered future recoverability of such costs unlikely. Sophisticated hardware system products cost more to develop than products for handheld devices. The increase in these costs as a percentage of revenues was due to the aforementioned factors, along with increased price protection and product returns reserved against sales.

     Project abandonment costs were $9.6 million, or 27% of net revenues, for the year ended June 30, 2003, compared to $693,000, or 1% of net revenues, for the year ended June 30, 2002 and zero for the year ended June 30, 2001. The increase in these costs in absolute dollars and as a percentage of revenues for the year ended June 30, 2003 over the year ended June 30, 2002 was due to increased numbers of projects being abandoned, and projects being abandoned at a later stage of development.

Research and development

     Research and development expenses were $2.9 million, or 8% of net revenues, for the year ended June 30, 2003, compared to $2.5 million, or 5% of net revenues, for the year ended June 30, 2002, and $1.1 million, or 4% of net revenues, for the year ended June 30, 2001. The increase each year in absolute dollars and as a percentage of revenues was primarily because of increased headcount and third party testing costs.

Sales and marketing

     Sales and marketing expenses were $9.2 million, or 26% of net revenues, for the year ended June 30, 2003, compared to $11.5 million, or 23% of net revenues, for the year ended June 30, 2002, and $4.3 million, or 17% of net revenues, for the year ended June 30, 2001. The decrease in absolute dollars in the year ended June 30, 2002 over the year ended June 30, 2001 was primarily because of reduced advertising and marketing activities, reduced headcount and decreased sales commissions on lower net revenues. The increase in absolute dollars in the year ended June 30, 2002 over the year ended June 30, 2001 was as a result of increased advertising and marketing activities for the 2001 holiday season, expanded marketing activities in Europe and increased headcount.

General and administrative

     General and administrative expenses were $7.2 million, or 20% of net revenues, for the year ended June 30, 2003, compared to $6.3 million, or 12% of net revenues, for the year ended June 30, 2002, and $2.0 million, or 8% of net revenues, for the year ended June 30, 2001. The increase in absolute dollars in the year ended June 30, 2003 over the year ended June 30, 2002 was primarily due to increased costs associated with being a public company, increased professional fees and facilities costs, increased insurance costs including $900,000 credit insurance costs on sales made to Kmart over the 2002 holiday season, and increased travel costs. In the year ended June 30, 2003 we increased the allowance for doubtful accounts receivable against our Kmart long-term receivable by $547,000. The increase in absolute dollars in the year ended June 30, 2002 over the year ended June 30, 2001 was due to the hiring of additional personnel, increased professional fees and facilities costs, increased travel costs, and increased allowances for doubtful accounts receivables including a $1.1 million allowance against our long-term receivable from Kmart.

Amortization of deferred stock compensation

     Amortization of deferred stock compensation was $418,000, or 1% of net revenues, for the year ended June 30, 2003, compared to $1.2 million, or 2% of net revenues, for the year ended June 30, 2002, and $618,000, or 2% of net revenues for the year ended June 30, 2001. Amortization of deferred stock compensation resulted from using the accelerated amortization method to account for compensatory stock options granted to employees and directors during the six months ended September 30, 2001.

Restructuring costs

     Restructuring costs were $426,000, or 1% of net revenues, for the year ended June 30, 2003 compared to zero for each of the years ended June 30, 2002 and 2001. We initiated a restructuring of our operations in November 2002. Restructuring costs comprised headcount reduction severance payments of $261,000, and costs of $165,000 incurred upon the disposal of our London development studio. As part of the restructuring, we wrote off $1.3 million of capitalized development costs during the year ended June 30, 2003, and included such in Cost of Revenue – Project abandonment costs.

Other expense, net

     Interest income was $148,000 for the year ended June 30, 2003, compared to $328,000, or 1% of net revenues for the year ended June 30, 2002, and $58,000 for the year ended June 30, 2001. Interest income in each period relates to interest earned on funds deposited in money market accounts. Interest income decreased in the year ended June 30, 2003 over the year ended June 30, 2002 as less funds were held on deposit as a result of funds being used by operations. Interest income increased in the year ended June 30, 2002 over the year ended June 30, 2001 as a result of funds raised in our initial public offering completed in November 2001 being held on deposit.

     Interest expense was $597,000, or 2% of net revenues, for the year ended June 30, 2003, compared to $2.6 million, or 5% of net revenues, for the year ended June 30, 2002, and $1.3 million, or 5% of net revenues, for the year ended June 30, 2001. Interest expense decreased in the year ended June 30, 2003 over the year ended June 30, 2002 as a result of our operating under a less expensive short-term operating line subsequent to February 1, 2002. The increase in interest expense in the year ended June 30, 2002 over the year ended June 30, 2001 was primarily as a result of funding increased inventory purchases through short-term borrowings.

     Net other income (expense) was $151,000 income for the year ended June 30, 2003, compared to $38,000 expense for the year ended June 30, 2002, and $18,000 income in the year ended June 30 2001, and comprised exchange gains and losses.

Redeemable convertible preferred stock dividend

     In the year ended June 30, 2001, we recorded a non-cash charge of approximately $5.5 million, or 22% of net revenues, relating to the beneficial conversion feature of shares of our Series C Preferred Stock issued in May 2001.

Net loss attributable to common shareholders

     We incurred a net loss attributable to common stockholders of $36.2 million, $15.7 million, and $7.1 million for the years ended June 30, 2003, 2002, and 2001, respectively.

SELECTED QUARTERLY FINANCIAL DATA

     The following table presents our unaudited quarterly consolidated results of operations for each full quarter within the two most recent complete fiscal years and the two full quarters within the current fiscal year. In the opinion of management, this unaudited financial information has been prepared on the same basis as the audited financial information, and includes all adjustments, consisting only of normal recurring adjustments, necessary to present this information fairly when read in conjunction with our consolidated financial statements and the related notes contained elsewhere in this prospectus. These operating results are not necessarily indicative of results to be expected for any future period.

	Quarter Ended

	Sept 30,	Dec 31,	Mar 31,	June 30,	Sept 30,
	2001	2001	2002	2002	2002

	(in thousands, except per share data)

Net revenues	$10,827	$18,914	$7,017	$13,976	$8,740
Operating income (loss)	219	(2,567)	(5,913)	(5,133)	(8,174)
Net loss	(489)	(3,775)	(6,233)	(5,176)	(8,421)
Net loss per share, basic and diluted	(0.32)	(0.52)	(0.43)	(0.35)	(0.58)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Quarter Ended

	Dec 31,	Mar 31,	June	Sept 30,	Dec 31,
	2002	2003	30, 2003	2003	2003

	(in thousands, except per share data)

Net revenues	$22,005	$2,866	$2,097	$1,363	$5,923
Operating income (loss)	(13,269)	(5,149)	(9,303)	(1,635)	(4,764)
Net loss	(13,429)	(5,124)	(9,219)	(1,665)	(5,121)
Net loss per share, basic and diluted	(0.92)	(0.35)	(0.63)	(0.11)	(0.31)

LIQUIDITY AND CAPITAL RESOURCES

     In October 2003, we completed the sale of 1,850,000 shares of our common stock and warrants to purchase another 1,665,000 shares of our common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $1.8 million, in a private offering to institutional and accredited investors. In January 2004, four of the investors exercised additional investment rights granted in the private offering, and we completed the sale of 990,696 shares of our common stock and warrants to purchase another 891,626 shares of our common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $950,000, under the terms of the additional investment rights.

     In December 2003, we sold a convertible term note and 166,667 warrants, raising gross proceeds of $1.5 million (assuming no exercise of the warrants) to an investment group. The note, which bears interest at a rate of 7% per annum, has a maturity date of December 3, 2004. The warrants have a seven-year term and are immediately exercisable at prices ranging between $1.73 and $2.33 per share. Each month, commencing on April 1, 2004, $166,667 of the principal amount of the note plus accrued and unpaid interest and fees can either be repaid in cash, or converted into our shares at a fixed conversion price, provided that the closing price of our shares exceeds 115% of the fixed conversion price for a period of 10 consecutive trading days prior to the date of conversion. If, at any other time, the closing price of our shares exceeds 115% of the fixed conversion price for a period of 5 consecutive trading days, we have the option to, 10 trading days later, convert all or part of the remaining outstanding note, interest and fees, subject to conversion volume limitations based on our share trading volume and share price in the 10 trading days prior to such conversion. The holder of the note has the right to convert all or any of the outstanding portion of the note, interest and fees at any time at the fixed conversion price. Conversion of the note by either party is subject to there being an effective registration statement in effect and Nasdaq’s confirmation that this transaction is not integrated with the private offering that closed in October 2003. As of February 27, 2004, an effective registration was not in effect. Nasdaq has advised us that the transaction is not integrated with the private offering that closed in October 2003. The fixed conversion price is subject to an anti dilution adjustment should we issue stock at a price below the fixed conversion price prior to repayment of the note. The fixed conversion price was originally set at $1.33 per share, but an issuance of shares in January 2004 has triggered the anti-dilution provision, and the fixed conversion price has been adjusted to $1.28 per share. The note is secured by our assets.

     In January 2004, we completed the sale of 2,532,522 shares of our common stock and warrants to purchase another 1,519,513 shares of our common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $2.3 million, in a private offering to institutional and accredited investors.

     We transferred to The Nasdaq SmallCap Market from The Nasdaq National Market on March 27, 2003. We currently do not meet The Nasdaq SmallCap Market’s required levels of stockholders’ equity, net income or market value of listed securities, one of which must be met to satisfy the listing maintenance standards. On November 24, 2003, we received a notification letter from Nasdaq that our common stock fails to meet these required listing standards. We have provided Nasdaq with a plan setting forth how we expect to regain compliance with the required listing standards. On February 10, 2004, we received a staff determination letter of delisting from Nasdaq. The letter provides that our plan was not accepted by Nasdaq and that our common stock will be delisted on February 19, 2004, pending our right to appeal Nasdaq’s decision prior to a deadline of February 17, 2004 imposed by Nasdaq. We requested an oral hearing before the Nasdaq Listing Qualification Panel to appeal Nasdaq’s determination to delist our common stock, and Nasdaq notified us that the hearing has been scheduled for March 11, 2004. Under applicable rules, the hearing request stays the delisting of our common stock, pending a decision by the Nasdaq Panel. We intend to present a plan to the Nasdaq Panel for achieving and sustaining compliance with the required listing standards, but there can be no assurance the Nasdaq Panel will grant our request for continued listing.

     If we are successful raising funds of $12.35 million (net of expenses), which is a condition to the closing of the VIS and SOED acquisitions, this should provide sufficient working capital for the combined business to continue operations for at least 12 months from the closing date of the acquisitions, unless our operations expand beyond our expectations quicker than anticipated, in which case we will need to raise additional funds sooner to continue to provide sufficient working capital for the combined operations. However, if we are unable to complete the VIS and SOED acquisitions, which are key elements to our plan to regain compliance with the required listing standards of The Nasdaq SmallCap Market, we will probably be delisted from The Nasdaq SmallCap Market and will need to raise additional funds within the next six months to satisfy our future liquidity requirements. Further, if delisted from The Nasdaq SmallCap Market, our Common Stock would trade on the Over-The-Counter Bulletin Board, which is viewed by most investors as a less desirable and less liquid marketplace and which would have a long-term impact on our ability to raise additional capital in the future.

     Future funds may come from either one or a combination of additional financings, exercise of outstanding warrants and additional investment rights, mergers or acquisitions, or otherwise obtain capital via sale or license of certain of our assets, in order to satisfy our future liquidity requirements. Current market conditions present uncertainty as to our ability to secure additional financing or effectuate any merger or acquisition, as well as our ability to reach profitability. There can be no assurances that we will be able to secure additional financing or effectuate any such merger or acquisition, or obtain favorable terms on such financing if it is available, or as to our ability to achieve positive cash flow from operations. Continued negative cash flows create significant uncertainty about our ability to implement our operating plan and we may have to further reduce the scope of our planned operations. If cash and cash equivalents, together with cash generated from operations, are insufficient to satisfy our liquidity requirements, we will not have sufficient resources to continue operations for the next six months.

     Net cash used in operating activities was $5.4 million for the six months ended December 31, 2003, as compared to $12.4 million for the comparable period in 2002. For the six months ended December 31, 2003 and 2002, net cash used in operating activities was the result of net losses, net of depreciation, amortization, provision for price protection and cooperative advertising, offset by net increases in operating assets, primarily prepaid royalties, capitalized software costs and licensed assets.

     Net cash used in investing activities was $5,000 for the six months ended December 31, 2003, as compared to net cash provided by investing activities of $7.9 million for the comparable period in 2002. Net cash used in investing activities during the three months ended December 31, 2003, consisted of the purchase of property and equipment. For the comparative period, net cash provided by investing activities consisted of the sale of short-term investments offset by the purchase of property and equipment.

     Net cash provided by financing activities was $4.8 million for the six months ended December 31, 2003, as compared to net cash provided by financing activities of $2.1 million for the comparable period in 2002. Net cash provided by financing activities during the six months ended December 31, 2003 consisted mostly of net advances under a finance agreement with a finance company, funds received from a private placement, funds received from the sale of a convertible term note, a loan from a director and the exercise of stock options. For the comparable period, net cash used in financing activities consisted mostly of net advances under a finance agreement with a different finance company.

     Net cash used in operating activities was $10.5 million for the year ended June 30, 2003, compared to $27.1 million for the year ended June 30, 2002, and $10.3 million for the year ended June 30, 2001. Net cash used in operating activities was the result of net losses and increases in net operating assets, comprising accounts receivable, inventories, prepaid royalties, capitalized software costs and licensed assets, and accruals.

     Net cash provided from investing activities was $8.0 million for the year ended June 30, 2003, compared to net cash used in investing activities of $7.4 million for the year ended June 30, 2002, and $2.2 million for the year ended June 30, 2001. Net cash provided from investing activities for the year ended June 30, 2003 consisted primarily of the sale of short-term investments. Net cash used in investing activities during the year ended June 30, 2002 consisted primarily of the purchase of short-term investments and property and equipment, and for the year ended June 30, 2001 consisted of the purchase of property and equipment and other assets.

     Net cash used in financing activities was $1.4 million for the year ended June 30, 2003, compared to net cash provided by financing activities of $36.9 million for the year ended June 30, 2002, and $13.7 million for the year ended June 30, 2001. Net cash used in financing activities during the year ended June 30, 2003 comprised mostly net repayments of short-term borrowings. Net cash provided by financing activities during the year ended June 30, 2002 comprised mostly net proceeds on the sale of 5.75 million shares of common stock in our initial public offering completed in November 2001, plus the issuance of common stock arising from the exercise of warrants and options, offset by net repayments under a finance agreement with a finance company. Net cash provided by financing activities during the year ended June 30, 2001, consisted primarily of the sale of redeemable convertible preferred stock, net borrowings on finance agreements and a line of credit with our bankers.

     In September 2003, we entered into a six month agreement (the “Agreement”) with a finance company, pursuant to which the finance company extends us a line of credit facility to fund domestic inventory purchases. We may sell the inventory purchased under the Agreement. We are required to remit customer receipts from those sales directly to the finance company up to the amounts funded by them. We retain collections in excess of the amounts funded by the finance company, we are responsible for collecting the customer receivables, and we bear the risk of loss on all uncollectible accounts. The finance company has a security interest in our accounts receivable and inventory.

     Under the terms of the Agreement, the finance company’s aggregate outstanding funding is limited to $3.2 million. We are required to pay the finance company’s expenses under the contract, a facility fee equal to 5.0% of the funds advanced by the finance company, and interest at prime plus 0.5%. The Agreement terminates on March 31, 2004 and any sums outstanding become repayable on that date. We may repay any sums advanced prior to the due date of payment without penalty. As of December 31, 2003, we had advances of $1.5 million outstanding under the Agreement.

     Prior to entering into the Agreement, we had entered into a two year factoring agreement (the “Factoring Agreement”) with a different finance company in February 2002, pursuant to which we assigned our North American receivables to the finance company. The finance company was responsible for collecting customer receivables, and upon collection, remitted the funds to us, less a service fee. Under the Factoring Agreement, we could obtain advances, subject to the finance company’s discretion and our compliance with certain liquidity covenants, in the form of cash or as collateral for letters of credit, up to a maximum of 75% of outstanding domestic receivables at any point in time.

     Under the terms of the Factoring Agreement, we paid a service fee on all receivables assigned, with a minimum annual fee of $150,000, interest at prime plus 1% on all cash sums advanced. All fees were included in interest expense. We bore the collection risk on the accounts receivable that were assigned, unless the finance company approved the receivable at the time of assignment, in which case the finance company bore the risk. The finance company had a security interest in our accounts receivable, inventory, fixed assets and intangible assets.

     As of June 30, 2003 we did not meet the Factoring Agreement’s liquidity covenants and we had no sums advanced under the Factoring Agreement. The Factoring Agreement was mutually terminated in September 2003, and all liabilities settled. Upon the termination of the Factoring Agreement, the minimum annual fee for the second year of the Factoring Agreement was waived, and we paid a termination payment of $25,000.

     As of December 31, 2003 and June 30, 2003, 2002 and 2001, we had outstanding letters of credit issued on our behalf of $0, $0, $2.3 million and $2.0 million, respectively.

     As of December 31, 2003, we had cash and cash equivalents of $399,000 and an accumulated deficit of $66.6 million. As of June 30, 2003, we had cash and cash equivalents of $1.1 million and no short-term investments. As of June 30, 2002, we had cash and cash equivalents of $4.7 million and short-term investments of $8.2 million, and as of June 30, 2001, we had cash and cash equivalents of $2.2 million and no short-term investments.

     Capital expenditures were $5,000 and $309,000 for the six months ended December 31, 2003 and 2002, respectively. Excluding assets under capital leases, capital expenditures were $338,000 for the year ended June 30, 2003, compared to $908,000 for the year ended June 30, 2002, and $421,000 for the year ended June 30, 2001. We did not have any material commitments for capital expenditures at any of those dates.

     In January 2003 we granted, subject to landlord’s consent, a sublease on our London premises. In October 2003, the lessee advised us that they were terminating the sublease effective November 30, 2003. We have contracted a commercial property agent to find a tenant for the property.

     Our principal commitments at December 31, 2003 comprised operating leases and contractual marketing commitments. As of December 31, 2003, we had commitments to spend $1.5 million under operating leases and spend $763,000 in advertising on the networks and websites of these content providers, of which $363,000 was due by December 31, 2003. Of these amounts, $1.4 million must be paid no later than December 31, 2004.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk

     Market risk is the potential loss arising from the adverse changes in market rates and prices, such as interest rates and foreign currency exchange rates. Changes in interest rates and, in the future, changes in foreign currency exchange rates have and will have an impact on our results of operations.

     Interest rate fluctuations. We do not consider our cash and cash equivalents to be subject to interest rate risk due to the short maturities of the instruments in which we have invested. We are exposed to interest rate risk on our product financing arrangement with a finance company. We do not enter into derivative securities or other financial instruments for trading or speculative purposes. We estimate that a 10% change in interest rates would have impacted our results of operations by less than $50,000 for the year ended June 30, 2003.

     Foreign exchange rate fluctuations. We face market risk to the extent that changes in foreign currency exchange rates affect our non-U.S. Dollar functional currency foreign operations. The functional currency for our foreign operations is the applicable local foreign currency. The translation of the applicable foreign currencies into U.S. Dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted-average exchange rate during the period. The gains or losses resulting from such translation are reported as a separate component of equity as accumulated other comprehensive loss, whereas gains or losses resulting from foreign currency transactions are included in results of operations. We do not engage in hedging activities with respect to foreign exchange rate fluctuations.

Recently issued new accounting pronouncements

     In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized, but will instead be tested at least annually for impairment. We adopted SFAS No. 142 on July 1, 2002. We did not carry any goodwill or other intangibles on our balance sheets as of June 30, 2003 or 2002, and therefore the adoption of SFAS No. 142 did not have a material effect on our financial position or operating results.

     In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002, however earlier application is permitted. We adopted SFAS No. 143 on July 1, 2002. The adoption of this statement did not have a material effect on our financial position or operating results.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, it retains many of the fundamental provisions of SFAS No. 121. SFAS No. 144 also supersedes the accounting and reporting provisions of APB No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. However, it retains the requirement in APB No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. We adopted SFAS No 144 on July 1, 2002. The adoption of SFAS No. 144 did not have a material effect on our financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (“EITF”) 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit on Activity (including Certain Costs Incurred in a Restructuring). We were required to adopt SFAS No. 146 for restructuring activities initiated after December 31, 2002, and we adopted SFAS No. 146 on January 1, 2003. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of our commitment to an exit plan. SFAS No. 146 also established that the liability should initially be measured and recorded at fair value. The adoption of SFAS No. 146 did not have a material effect on our financial position or results of operations.

     In November 2002, the FASB issued FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations do not apply to product warranties or to guarantees accounted for as derivatives. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002, and the initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. We adopted FIN No. 45 on January 1, 2003. The adoption of FIN No. 45 did not have a material effect on our financial position or results of operations.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation. Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of SFAS No.123 and APB No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148’s amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. The amendment of disclosure requirements of APB No. 28 is effective for interim periods beginning after December 15, 2002. We adopted SFAS No. 148 and APB No.28 on January 1, 2003.

     In January 2003 the FASB issued FIN 46, Consolidation of Variable Interest Entities, and a revised interpretation of FIN 46 (“FIN 46-R”) in December 2003. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, we have not invested in any entities we believe are variable interest entities for which we are the primary beneficiary. For all arrangements entered into after January 31, 2003, we are required to continue to apply FIN 46 through March 31, 2004. We are required to adopt the provisions of FIN 46-R for those arrangements entered into subsequent to March 31, 2004. For arrangements entered into prior to February 1, 2003, we are required to adopt the provisions of FIN 46-R in financial periods commencing on or after April 1, 2004. We do not expect the adoption of FIN 46-R to have an impact on our consolidated financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which requires that certain financial instruments be presented as liabilities that were previously presented as equity or as temporary equity. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and was effective at the beginning of the first interim period beginning after June 15, 2003. In November 2003, the FASB issued FASB FSP No. 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150, which defers the effective date for various provisions of SFAS No. 150. We believe that we have properly classified and measured in our balance sheets and disclosed in our interim consolidated financial statements both characteristics of both liabilities and equity appropriately.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the record date of March 4, 2004 by (i) each director of the Company, (ii) the Company’s Chief Executive Officer and each of the other executive officers and former executives who was serving as an officer as of June 30, 2003, (iii) each person known to the Company to be beneficial owner of more than 5% of the Common Stock and (iv) all directors and executive officers of the Company as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of March 4, 2004 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder’s percentage of ownership in the following table is based upon 20,340,822 shares of Common Stock outstanding as of March 4, 2004. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is c/o: BAM! Entertainment, Inc., 333 West Santa Clara Street, Suite 716, San Jose, California 95113.

	Number of Shares	Percentage of Shares
Name of Beneficial Owner(9)(10)(11)(12)	Beneficially Owned	Beneficially Owned

Raymond C. Musci (1)	3,226,942	15.8%
Anthony R. Williams (2)	2,431,859	11.9
Mark Dyne (3)	264,659	1.3
Bernard Stolar (4)	250,000	1.2
Anthony G. Williams (5)	156,208	*
Yves Legris (6)	119,306	*
Jeff Scheinrock (7)	100,500	*
Brendon Grunewald (6)	100,000	*
Stephen M. Ambler (8)	81,018	*
George M. Sundheim, III (6)	51,142	*
All directors and executive officers as a group (9 persons) (1-3, 5-8)	6,531,634	30.6%

*	Less than 1%.

(1)	Includes 116,978 options currently exercisable or exercisable within 60 days.

(2)	Includes 116,978 options currently exercisable or exercisable within 60 days. Also includes 2,205,362 shares of Common Stock held in an irrevocable trust administered by Mercator Trustees Limited, which was formerly known as Breams Trustees Limited. Although Mercator Trustees Limited has the power to dispose of trust property, Mr. Williams has the right to appoint new or additional trustees and to require any trustee to resign. Mr. Williams disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

(3)	Includes 175,083 options currently exercisable or exercisable within 60 days. Excludes 206,211 shares of Common Stock held by Selected Ventures, LLC which is 25% owned by Mr. Dyne, and as to which he disclaims beneficial ownership, and 200,000 shares of Common Stock underlying a warrant held by ECA Capital Advisors, LLC, of which Mr. Dyne is a member, and as to which he disclaims beneficial ownership.

(4)	Represents options currently exercisable. Mr. Stolar left the Company in March 2003.

(5)	Includes 121,208 options currently exercisable or exercisable within 60 days.

(6)	Represents options currently exercisable or exercisable within 60 days.

(7)	Includes 100,000 options currently exercisable or exercisable within 60 days.

(8)	Includes 75,806 options currently exercisable or exercisable within 60 days.

(9)	Vertical Ventures LLC holds (a) 543,478 shares of Common Stock, (b) warrants to purchase up to 1,463,711 shares of Common Stock and (c) additional investment rights to purchase up to 529,520 additional shares of Common Stock and warrants to purchase up to 317,712 additional shares of Common Stock. Further to the terms of the warrants, the additional investment rights and the warrants comprising a portion of the additional investment rights held by Vertical Ventures LLC, the warrants and the additional investment rights are not exercisable to the extent that (a) the number of shares of Common Stock held by Vertical Ventures LLC and (b) the number of shares of Common Stock issuable upon exercise of the warrants, the additional investment rights and the warrants comprising a portion of the additional investment rights would result in beneficial ownership by Vertical Ventures LLC of more than 4.99% of the outstanding shares of Common Stock (“Vertical’s Maximum Percentage”). By written notice to the Company, Vertical Ventures LLC may waive these provisions, or increase or decrease Vertical’s Maximum Percentage, but any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company (any such waiver of increase or decrease will apply only to Vertical Ventures LLC and not to any other holder of warrants, additional investment rights or warrants comprising a portion of the additional investment rights). Vertical Ventures LLC beneficially owns 1,724,098 shares of Common Stock underlying warrants, additional investment rights and warrants comprising a portion of the additional investment rights that are currently exercisable or exercisable within 60 days.

(10)	Crescent International LTD holds (a) 527,463 shares of Common Stock, (b) warrants to purchase up to 736,760 shares of Common Stock and (c) additional investment rights to purchase up to 428,699 additional shares of Common Stock and warrants to purchase up to 257,220 additional shares of Common Stock. Further to the terms of the warrants, the additional investment rights and the warrants comprising a portion of the additional investment rights held by Crescent International LTD, the warrants and the additional investment rights are not exercisable to the extent that (a) the number of shares of Common Stock held by Crescent International LTD and (b) the number of shares of Common Stock issuable upon exercise of the warrants, the additional investment rights and the warrants comprising a portion of the additional investment rights would result in beneficial ownership by Crescent International LTD of more than 4.99% of the outstanding shares of Common Stock. By written notice to the Company, Crescent International LTD may waive these provisions, or increase or decrease Crescent’s Maximum Percentage, but any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company (any such waiver of increase or decrease will apply only to Crescent International LTD and not to any other holder of warrants, additional investment rights or warrants comprising a portion of the additional investment rights). Crescent International LTD beneficially owns 558,535 shares of Common Stock underlying warrants that are currently exercisable or exercisable within 60 days.

(11)	Cranshire Capital, L.P. holds (a) 543,478 shares of Common Stock, (b) warrants to purchase up to 326,087 shares of Common Stock and (c) additional investment rights to purchase up to 529,520 additional shares of Common Stock and warrants to purchase up to 317,712 additional shares of Common Stock. Further to the terms of the warrants, the additional investment rights and the warrants comprising a portion of the additional investment rights held by Cranshire Capital, L.P., the warrants and the additional investment rights are not exercisable to the extent that (a) the number of shares of Common Stock held by Cranshire Capital, L.P. and (b) the number of shares of Common Stock issuable upon exercise of the warrants, the additional investment rights and the warrants comprising a portion of the additional investment rights would result in beneficial ownership by Cranshire Capital, L.P. of more than 4.99% of the outstanding shares of Common Stock (“Cranshire’s Maximum Percentage”). By written notice to the Company, Cranshire Capital, L.P. may waive these provisions, or increase or decrease Cranshire’s Maximum Percentage, but any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company (any such waiver of increase or decrease will apply only to Cranshire Capital, L.P. and not to any other holder of warrants, additional investment rights or warrants comprising a portion of the additional investment rights). Cranshire Capital, L.P. beneficially owns 530,077 shares of common stock underlying warrants, additional investment rights and warrants comprising a portion of the additional investment rights that are currently exercisable or exercisable within 60 days.

(12)	Laurus Master Fund, Ltd. holds a promissory note in the principal amount of $1,500,000 that is convertible into 1,127,820 shares of Common Stock (excluding shares of Common Stock issuable upon conversion of accrued interest and fees due, if any) and a warrant to purchase up to 166,667 shares of Common Stock. Further to the terms of the note and warrant, the note and warrant are not convertible and exercisable, respectively, to the extent that the number of shares of Common Stock held by Laurus Master Fund, Ltd. and the number of shares of Common Stock issuable upon conversion of the note and/or exercise of the warrant would result in beneficial ownership by Laurus Master Fund, Ltd. of more than 4.99% of the outstanding shares of Common Stock. By written notice to the Company, Laurus Master Fund, Ltd. may waive these provisions, but any such waiver will not be effective until the 10th day after such notice is delivered to the Company with respect to the note and until the 75th day after such notice is delivered to the Company with respect to the warrant, or these provisions are automatically waived upon an event of default under the note. Laurus Master Fund, Ltd. beneficially owns 1,068,315 shares of Common Stock underlying the note and the warrant that are convertible and exercisable, respectively, within 60 days. Laurus Capital Management, LLC is the fund manager of Laurus Fund, Ltd. David Grin and Eugene Grin, as principals of Laurus Capital Management, LLC, the investment manager of Laurus Master Fund, Ltd., have voting control and investment power over securities held by Laurus Master Fund, Ltd. David Grin and Eugene Grin disclaim beneficial ownership of the securities held by Laurus Master Fund, Ltd.

DESCRIPTION OF CAPITAL STOCK

     The Company’s Second Amended and Restated Certificate of Incorporation, as amended, provides that the Company has authority to issue 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of February 20, 2004, there were 20,340,822 shares of Common Stock outstanding and no shares of preferred stock outstanding. In addition, as of February 20, 2004, there were outstanding: (i) options to purchase an aggregate of 2,814,939 shares of Common Stock, (ii) warrants to purchase an aggregate of 5,747,359 shares of Common Stock, (iii) additional investment rights to purchase an aggregate of 2,588,407 shares of Common Stock (excluding 1,480,487 shares of Common Stock issuable upon exercise of the warrants underlying the additional investment rights), (iv) a $1.5 million promissory note that may be converted into 1,127,820 shares of Common Stock and (v) a contractual obligation to issue up to 549,899 shares of Common Stock.

     In connection with the private sale of the Company’s Common Stock that is a condition to the closing of each of the VIS and SOED acquisitions, the Company will authorize the issuance of up to 35,000,000 shares of Common Stock, which includes up to 17,500,000 shares underlying warrants that may be issued to investors in such sale.

     In connection with the VIS and SOED acquisitions subsequent to the private sale of Common Stock, the Company will authorize the issuance of (i) 4,500,000 shares of Common Stock to the shareholders of VIS in exchange for all of the Ordinary Shares, A Shares and B Shares of VIS, (ii) 4,500,000 shares of Common Stock to the shareholders of SOED in exchange for all of the share capital of SOED and (iii) 750,000 shares of Common Stock to be placed in an escrow account for the purpose of the Company indemnifying the shareholders of VIS and SOED.

Common Stock

     Subject to the rights of the holders of any preferred stock that may be outstanding, holders of the Common Stock are entitled to receive dividends as may be declared by the Company’s Board of Directors out of funds legally available to pay dividends, and, in the event we liquidate, dissolve or wind up the Company’s affairs, to share in any distribution of assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of stockholders. Holders of Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to the Common Stock. Thus, the holders of a majority of the outstanding shares of Common Stock will be able to take all actions requiring a vote of the Company’s Common Stock. As of the date of this proxy, the Company’s Common Stock is traded on the Nasdaq SmallCap Market under the symbol BFUN.

     At the closing of the VIS and SOED acquisitions, the Company and the shareholders of VIS and SOED shall enter into various agreements affecting the transferability of the shares of Common Stock issued to the shareholders. The parties will enter into a registration rights agreement which will require the Company to file a registration statement with the Securities and Exchange Commission no later than the thirtieth day following the closing date for the registration of the shares of Common Stock issued to the VIS and SOED shareholders. Nevertheless, the parties will also enter into a lock-up agreement which will require the VIS and SOED shareholders to only sell their registered shares of the Company’s Common Stock in accordance with the following schedule: (i) 25% shall be sold no earlier than the 30th day following the closing date; (ii) an additional 25% shall be sold no earlier than the 180th day following the closing date; (iii) an additional 25% shall be sold no earlier than the 270th day following the closing date; and (iv) the remaining 25% shall be sold no earlier than the first anniversary of the closing date.

Warrants

     The investors in the private sale of the Company’s Common Stock may be offered five-year warrants to purchase up to one share of Common Stock for each share of Common Stock that is purchased in such sale, up to a maximum of 17,500,000 shares. Each warrant would have an exercise price equal to the lesser of the closing bid price of the Company’s Common Stock on the day immediately preceding the exercise date of such warrant and the average of the closing bid price of the Company’s Common Stock for the five days immediately preceding the exercise date of such warrant, and may contain a provision whereby the Company may lower the exercise price in the future at its sole discretion. The exercise price would be further subject to adjustment for stock dividends, stock distributions, subdivisions and combinations.

INDEPENDENT AUDITORS

     Representatives of Deloitte & Touche LLP, the Company’s independent auditors, are expected to be present at the Meeting and will have the opportunity to make a statement, if they so desire. In addition, such representatives are expect to be available to respond to appropriate questions from those attending the Meeting.

STOCKHOLDERS’ PROPOSALS

     Stockholders’ proposals intended to be presented at the Company’s next Annual Meeting of Stockholders to be held in 2004 must be received at the Company’s principal executive offices no later than July 29, 2004, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in the Company’s proxy materials. Stockholders who wish to submit a proposal for consideration at the Company’s 2004 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in the Company’s Proxy Statement, must deliver a copy of their proposal no later than October 12, 2004. In either case, proposals should be delivered to BAM! Entertainment, Inc., 333 West Santa Clara Street, Suite 716, San Jose, California 95113, Attention: Stephen Ambler, Chief Financial Officer. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

OTHER BUSINESS

     The Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

George M. Sundheim, III
Secretary

Dated: March 11, 2004
San Jose, California

EXHIBIT A

BAM! Entertainment, Inc.
Index to Consolidated Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
BAM! Entertainment, Inc.:

We have audited the accompanying consolidated balance sheets of BAM! Entertainment, Inc. and its subsidiaries (the “Company”) as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss, and cash flows for each of the three years in the period ended June, 30, 2003. Our audits also included the financial statement schedule listed in item 15(a). These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended June, 30, 2003 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

These condensed financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a substantial net loss for the year ended June 30, 2003 of $36.2 million and has used cash in operating activities of $10.5 million. As of June 30, 2003, the Company had cash and cash equivalents of $1.1 million and its accumulated deficit was $59.8 million. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. Management’s plan concerning this matter is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DELOITTE & TOUCHE LLP
San Jose, California
September 26, 2003

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,

	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$1,068	$4,726
Short-term investments	—	8,185
Accounts receivable, net of allowance of $2,722 and $3,720 as of June 30, 2003 and 2002, respectively	539	10,183
Inventories	961	3,945
Prepaid royalties	1,067	1,007
Prepaid expenses and other	1,036	2,539

Total current assets	4,671	30,585
Capitalized software and licensed assets, net	4,138	15,478
Property and equipment, net	597	987
Long-term receivable, net of allowance of $1,627 and $1,080 as of June 30, 2003 and 2002, respectively	—	547
Other assets	54	1,870

Total assets	$9,460	$49,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$3,199	$4,755
Short-term borrowings	—	1,359
Royalties payable	1,242	528
Obligations under capital leases – short-term portion	27	—
Accrued compensation and related benefits	785	972
Accrued software costs	128	1,488
Accrued expenses – other	793	1,509

Total current liabilities	6,174	10,611
Obligations under capital leases – long-term portion	26	—
Commitments, contingencies and guarantees (Note 16)
Stockholders’ equity:
Common stock $0.001 par value; shares authorized; 100,000,000; shares issued and outstanding: 14,678,290 and 14,582,756 as of June 30, 2003 and 2002, respectively	15	15
Additional paid-in capital	62,986	62,988
Deferred stock compensation	(245)	(789)
Accumulated deficit	(59,811)	(23,618)
Accumulated other comprehensive income	315	260

Total stockholders’ equity	3,260	38,856

Total liabilities and stockholders’ equity	$9,460	$49,467

See notes to consolidated financial statements

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Year ended
	June 30,

	2003	2002	2001

Net revenues	$35,708	$50,734	$25,351
Costs and expenses:
Cost of revenues
Cost of goods sold	23,124	29,826	14,827
Royalties, software costs, and license costs	18,739	12,101	2,898
Project abandonment costs	9,600	693	—

Total cost of revenues	51,463	42,620	17,725
Research and development (exclusive of amortization of deferred stock compensation)	2,912	2,519	1,073
Sales and marketing (exclusive of amortization of deferred stock compensation)	9,220	11,473	4,292
General and administrative (exclusive of amortization of deferred stock compensation)	7,164	6,293	1,996
Amortization of deferred stock compensation*	418	1,223	618
Restructuring costs	426	—	—

Total costs and expenses	71,603	64,128	25,704

Loss from operations	(35,895)	(13,394)	(353)
Interest income	148	328	58
Interest expense	(597)	(2,569)	(1,325)
Other income (expense)	151	(38)	18

Net loss	(36,193)	(15,673)	(1,602)
Redeemable convertible preferred stock dividend	—	—	(5,540)

Net loss attributable to common stockholders	$(36,193)	$(15,673)	$(7,142)

Net loss per share:
Basic and diluted	$(2.47)	$(1.65)	$(4.82)

Shares used in computation:
Basic and diluted	14,654	9,503	1,482

*Amortization of deferred stock compensation:
Research and development	$(25)	$126	$72
Sales and marketing	(7)	70	28
General and administrative	450	1,027	518

	$418	$1,223	$618

See notes to consolidated financial statements

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) AND COMPREHENSIVE
LOSS (in thousands, except share amounts)

							Accumulated	Total
	Common stock		Additional	Receivable	Deferred		other	stockholders’	Total
			paid-in	from	Stock	Accumulated	comprehensive	equity	comprehensive
	Shares	Amount	capital	Stockholder	Compensation	deficit	income (loss)	(deficit)	loss

Balance, June 30, 2000	1,469,972	1	97	(1)	—	(803)	—	(706)
Issuance of common stock in connection with a license agreement	68,738	—	746	—	—	—	—	746
Issuance of common stock warrants in connection with a license agreement	—	—	910	—	—	—	—	910
Issuance of common stock warrants to a service provider in connection with Series B redeemable convertible preferred stock	—	—	283	—	—	—	—	283
Issuance of common stock warrants to a service provider in connection with Series C redeemable convertible preferred stock	—	—	159	—	—	—	—	159
Issuance of common stock warrants to a service provider in connection with a proposed initial public offering	—	—	456	—	—	—	—	456
Issuance of stock options to consultant	—	—	10	—		—	—	10
Deferred stock compensation	—	—	2,714	—	(2,714)	—	—	—
Collection of note receivable from stockholder	—	—	—	1	—	—	—	1
Amortization of deferred stock compensation	—	—	—	—	618	—	—	618
Net loss	—	—	—	—	—	(1,602)	—	(1,602)	(1,602)
Redeemable convertible preferred stock dividend	—	—	—	—	—	(5,540)	—	(5,540)
Change in accumulated translation adjustment	—	—	—	—	—	—	(4)	(4)	(4)
Comprehensive loss	—	—	—	—	—	—	—	—	—

Balance, June 30, 2001	1,538,710	1	5,375	—	(2,096)	(7,945)	(4)	(4,669)	$(1,606)

Issuance of common stock in initial public offering, net of issuance costs of $6.8 million	5,750,000	6	39,151	—	—	—	—	39,157
Conversion of preferred stock upon completion of initial public offering	7,127,528	7	17,322	—	—	—	—	17,329
Exercise of stock options	20,562	—	9	—	—	—	—	9
Issuance of common stock under employee stock purchase plan	4,956	—	25	—	—	—	—	25
Issuance of common stock from exercise of warrants	141,000	1	528	—	—	—	—	529
Issuance of stock options to consultant	—	—	62	—	—	—	—	62
Issuance of common stock warrants in connection with a license agreement	—	—	86	—	—	—	—	86
Issuance of common stock warrants in connection with a license agreement	—	—	29	—	—	—	—	29
Deferred stock compensation	—	—	129	—	(129)	—	—	—
Deferred stock compensation credit on cancellations	—	—	(213)	—	129	—	—	(84)
Amortization of deferred stock compensation	—	—	—	—	1,307	—	—	1,307
Issuance of common stock warrants to a service provider in connection with a finance agreement	—	—	485	—	—	—	—	485
Net loss	—	—	—	—	—	(15,673)	—	(15,673)	(15,673)
Change in unrealized gain on available-for-sale marketable securities	—	—	—	—	—	—	52	52	52
Change in accumulated translation adjustment	—	—	—	—	—	—	212	212	212
Comprehensive loss	—	—	—	—	—	—	—	—	—

Balance, June 30, 2002	14,582,756	15	62,988	—	(789)	(23,618)	260	38,856	$(15,409)

Issuance of common stock in connection with a license agreement	68,738	—	70	—	—	—	—	70
Issuance of common stock under employee stock purchase plan	26,796	—	27	—	—	—	—	27
Issuance of stock options to consultant	—	—	12	—	—	—	—	12
Issuance of common stock warrants in connection with a license agreement	—	—	11	—	—	—	—	11
Issuance of common stock warrants to a developer	—	—	4	—	—	—	—	4
Deferred stock compensation credit on cancellations	—	—	(126)	—	36	—	—	(90)
Amortization of deferred stock compensation	—	—	—	—	508	—	—	508
Net loss	—	—	—	—	—	(36,193)	—	(36,193)	(36,193)
Change in unrealized gain on available-for-sale marketable securities	—	—	—	—	—	—	(52)	(52)	(52)
Change in accumulated translation adjustment	—	—	—	—	—	—	107	107	107
Comprehensive loss	—	—	—	—	—	—	—	—	—

Balance, June 30, 2003	14,678,290	$15	$62,986	$—	$(245)	$(59,811)	$315	$3,260	$(36,138)

See notes to consolidated financial statements

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended June 30,

	2003	2002	2001

Cash flows from operating activities:
Net loss	$(36,193)	$(15,673)	$(1,602)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,950	13,137	1,859
Provision for bad debts, sales returns, price protection and cooperative advertising	12,939	14,660	1,989
Consulting services performed in exchange for common stock and options	12	62	10
Fair value of common stock warrants issued to a developer	4	—	—
Other	(52)	52	(4)
Changes in operating assets and liabilities:
Accounts receivable	(2,280)	(17,752)	(8,062)
Inventories	3,298	(1,958)	(1,457)
Prepaid expenses and other	1,608	(1,744)	115
Prepaid royalties	(60)	174	(1,031)
Capitalized software costs and licensed assets	(13,285)	(20,188)	(5,416)
Other assets – long term royalties	(331)	(1,840)	(134)
Accounts payable – trade	(2,272)	2,437	1,371
Royalties payable	608	176	62
Accrued compensation and related benefits	(187)	(54)	805
Accrued software costs	(1,450)	687	781
Accrued expenses – other	(841)	742	444

Net cash used in operating activities	(10,532)	(27,082)	(10,270)

Cash flows from investing activities:
Proceeds from sale of property and equipment	153	—	—
Purchase of property and equipment	(338)	(908)	(421)
Proceeds from sale of short-term investments	8,185	—	—
Purchase of short-term investments	—	(8,185)	—
Decrease (increase) in other assets	(24)	1,700	(1,730)

Net cash provided by (used in) investing activities:	7,976	(7,393)	(2,151)

Cash flows from financing activities:
Advances under short-term borrowings	8,628	20,322	14,912
Repayments of short-term borrowings	(9,987)	(23,127)	(11,358)
Payments under capital leases	(27)	—	—
Gross proceeds from issuance of common stock in initial public offering	—	46,000	—
Payment of initial public offering expenses	—	(6,843)	—
Net proceeds from exercise of warrants	—	529	—
Net proceeds from issuance of stock under employee stock purchase plan	27	25	—
Net proceeds from exercise of common stock options	—	9	—
Net proceeds from issuance of redeemable convertible preferred stock	—	—	10,128
Collection of note receivable from stockholder	—	—	1

Net cash provided by (used in) financing activities	(1,359)	36,915	13,683

Net increase (decrease) in cash and cash equivalents	(3,915)	2,440	1,262
Net effect on cash and cash equivalents from change in exchange rates	257	116	—
Cash and cash equivalents, beginning of period	4,726	2,170	908

Cash and cash equivalents, end of period	$1,068	$4,726	$2,170

Supplementary disclosure of cash flow information:
Cash paid for interest	$597	$2,084	$1,325

Non cash investing and financing activities:
Conversion of redeemable convertible preferred stock	$—	$17,329	$—

Issuance of common stock in connection with a finance agreement	$—	$485	$—

Common stock options issued in connection with consulting services performed	$12	$62	$10

Issuance of common stock in connection with a license agreement	$70	$—	$746

Issuance of common stock warrants in connection with license agreements	$11	$115	$910

Issuance of common stock warrants to a developer	$4	$—	$—

Property and equipment acquired under capital leases	$80	$—	$—

Gain on available-for-sale marketable securities (realized)/unrealized	$(52)	$52	$—

Deferred stock compensation, net of cancellations	$(90)	$(84)	$2,714

Issuance of common stock warrants in connection with a proposed initial public offering	$—	$—	$456

Issuance of common stock warrants in connection with redeemable convertible preferred stock	$—	$—	$442

See notes to consolidated financial statements

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2003, 2002, and 2001

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business — BAM! Entertainment, Inc. and subsidiaries (the “Company”) is a developer and publisher of interactive entertainment software products for popular interactive entertainment hardware platforms and personal computers. The Company licenses popular properties that have consumer recognition and appeal from a wide variety of sources and publishes software based on their motion picture, television, sports and cartoon character properties. The Company sells its software to mass merchandisers and independent distributors.

Principles of Consolidation — These consolidated financial statements include the Company and its wholly-owned subsidiaries in the United Kingdom. All intercompany transactions and balances have been eliminated in consolidation.

Going Concern and Liquidity Uncertainties — These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in these consolidated financial statements, during the year ended June 30, 2003, the Company used cash in operating activities of $10.5 million and incurred a net loss of $36.2 million. As of June 30, 2003, the Company had cash and cash equivalents of $1.1 million and its accumulated deficit was $59.8 million. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of recorded liabilities that might be necessary should the Company be unable to continue as a going concern.

During the year ended June 30, 2003, the Company undertook measures to reduce spending and restructured its operations. In February 2003 the Company retained, through July 31, 2003, the investment banking firm of Gerard Klauer Mattison & Co., Inc. to assist it in reviewing a range of potential strategic alternatives, including mergers, acquisitions and additional financing. No transactions arose from this assistance or were consummated during this period. The Company may need to either consummate one or a combination of the potential strategic alternatives, or otherwise obtain capital via sale or license of certain of its assets, in order to satisfy its future liquidity requirements. The Company is also not in compliance with the liquidity covenants under its current line of credit, and may not be able to obtain advances under the line until it is back in compliance. The Company currently has no funds advanced to it under the agreement. If the Company is unsuccessful in its efforts to comply with the liquidity requirements of its line of credit, or obtain another line of credit to replace the existing line, it may not be able to fund inventory purchases in the future. Current market conditions present uncertainty as to the Company’s ability to effectuate any merger or acquisition or secure additional financing, as well as its ability to reach profitability. There can be no assurances that the Company will be able to effectuate any such merger or acquisition or secure additional financing, or obtain favorable terms on such financing if it is available, or as to the Company’s ability to achieve positive cash flow from operations. Continued negative cash flows create significant uncertainty about the Company’s ability to implement its operating plan and the Company may have to further reduce the scope of its planned operations. If cash and cash equivalents, together with cash generated from operations, are insufficient to satisfy the Company’s liquidity requirements, the Company will not have sufficient resources to continue operations for the next six months.

As of June 30, 2003, the Company had $4.0 million, $1.1 million and $89,000 of capitalized development costs, current and long-term prepaid royalties and licensed assets, respectively, related to software development projects in progress. Should the Company not be able to effectuate either a merger or acquisition or to secure sufficient additional financing, part or all of these development projects in progress might have to be abandoned and the related costs would have to be written off.

Reclassifications — Certain 2002 and 2001 amounts have been reclassified to conform with 2003 presentation. Such reclassifications had no effect on net revenues, net loss or shareholders’ equity.

Stock Split — On August 15, 2001, the Company effected a common stock split of 4.7 to one with an adjusted par value of $0.001 and increased the number of authorized shares of common stock to 100,000,000 shares and preferred stock to 10,000,000 shares. All common share and per share amounts in these consolidated financial statements have been adjusted to give effect to this stock split.

Foreign Currency Translation — The functional currency for the Company’s foreign operations is the applicable local currency. The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted-average exchange rate during the period. The gains or losses resulting from such translation are reported as a separate component of equity as accumulated other comprehensive income (loss), whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to: allowances for price protection, uncollectible accounts receivable, sales returns and cooperative advertising; inventory valuations; recoverability of prepaid royalties, capitalized software costs and licensed assets; depreciation and amortization; taxes and contingencies. Actual results could differ from those estimates.

Certain Significant Risks — Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are held with financial institutions and consist primarily of cash in bank accounts. The Company generates revenue primarily from large retailers in the United States and generally does not require its customers to provide collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers’ financial condition and maintains allowances for estimated potential bad debt losses.

The Company participates in a dynamic high-technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations or cash flows: ability to obtain future financing; advances and trends in new technologies and industry standards; competitive pressures in the form of new and more popular products by competitors; changes in the overall demand by customers and consumers for products offered by the Company; unexpected quantities of product returns and price protection allowances; changes in certain strategic relationships or customer relationships; the loss of significant customers; litigation or claims against the Company based on intellectual property, patent, product, regulatory or other factors; the inability to procure the necessary third-party licenses or proprietary software needed to develop its products; risks associated with changes in domestic and international economic and/or political conditions or regulations; risks associated with regulation within the industry; availability of necessary product components; the Company’s ability to attract and retain employees necessary to support its growth; the Company’s reliance on senior management; the Company’s limited operating history; inability to manage the growth of the business; delays and cost overruns on products under development; risks associated with development of products by third-party developers; failure to anticipate changing consumer preferences; dependence on hardware manufacturers for the provision of the platforms necessary to generate revenue; the Company’s inability to protect its proprietary rights or to avoid claims from other companies; short product life cycles; and the reliance on platform manufacturers in manufacturing the Company’s products.

Cash and Cash Equivalents — The Company considers all highly liquid debt instruments purchased with maturities at the date of purchase of three months or less to be cash equivalents. The recorded carrying amounts of the Company’s cash and cash equivalents approximate their fair market value due to their short maturities.

Short-term investments — The Company invests excess cash in what the Company believes to be high quality and easily marketable instruments to ensure that cash is readily available for use in its current operations. Accordingly, all marketable securities are classified as “available-for-sale” in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115. All investments are reported at fair market value with the related unrealized holding gains and losses reported as a component of accumulated other comprehensive income (loss).

Inventories — Inventories, which consist of finished goods, are stated at the lower of cost (based upon the first-in, first-out method) or market value. The Company estimates the net realizable value of slow moving inventories on a product-by-product basis and charges the excess of cost over net realizable value to cost of revenues.

Property and Equipment — Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years.

Prepaid Royalties — Advance royalty payments for intellectual property licenses are capitalized and recorded as prepaid royalties. Royalty payments for intellectual property licenses are classified as current assets to the extent they relate to anticipated sales during the subsequent year and long-term assets if the sales are anticipated after one year. Royalty payments are based on sales and royalties are generally payable on a quarterly basis. Prepaid royalties are amortized to cost of revenues commencing upon the product release at the greater of the contractual royalty rate based on actual product sales, or the ratio of current revenues to total projected revenues. The Company evaluates the future recoverability of prepaid royalties on a quarterly basis and expenses them to costs of revenue if and when they are deemed unrecoverable.

Capitalized Software Costs and Licensed Assets — The Company utilizes independent software developers (who are paid advances against future royalties) to develop its software. The Company accounts for prepaid royalties relating to development agreements and capitalized software costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Payments made to independent software developers under development agreements are capitalized to software development costs once technological feasibility is established or if the development costs have an alternative future use. Prior to establishing technological feasibility, software development costs are expensed to research and development and to cost of revenues subsequent to technological feasibility. Technological feasibility is evaluated on a product-by-product basis. For products where proven game engine technology exists, this may occur early in the development cycle.

Commencing upon product release, capitalized software development costs are amortized to royalties, software costs, and license costs. Software development costs are expensed to royalties, software costs, and license costs if and when they are deemed unrecoverable. The following criteria are used to evaluate recoverability of software development costs: the commercial acceptance of prior products released on a given hardware platform; orders for a product prior to its release; and actual development costs of a product as compared to forward-looking projections. Amortization of such costs is based on the greater of the proportion of current revenues to total projected revenues, or the straight-line method over the estimated product life (generally three to six months). The Company evaluates the future recoverability of capitalized amounts on a quarterly basis. Research and development costs are expensed as incurred.

If the Company terminates a development project prior to completion, it expenses the capitalized software development costs and licensed assets costs to project abandonment.

Fair Value of Financial Instruments — The Company’s financial instruments include cash equivalents, short-term investments and short-term debt. Cash equivalents and short term-investments are stated at fair market value, based on quoted market prices. The recorded carrying amount of the Company’s short-term debt approximates fair value since such debt instruments bear interest at rates which approximate market rates.

Long-Lived Assets — The Company evaluates long-lived assets, such as property and equipment and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets, as defined in SFAS No. 144, Accounting for the Impairment or Disposal of Long- Lived Assets.

Income Taxes — The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes, and operating loss and other tax credit carryforwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized in the future.

Stock-Based Compensation — The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and to nonemployees using the fair value method in accordance with SFAS No. 123, Accounting for Stock-Based Compensation and in accordance with Emerging Issues Task Force (“EITF”) 96-18, Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure requires disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The Company adopted SFAS No. 148 on January 1, 2003.

Since the Company continues to account for its stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, SFAS No. 123 requires the disclosure of pro forma net income (loss) as if the Company had adopted the fair value method. Under APB 25, stock-based compensation is based on the difference, if any, on the date of grant, between the fair value of the Company’s stock and the exercise price. Unearned compensation is amortized using the multiple option award valuation and amortization approach method and expensed over the vesting period of the respective options.

The following table illustrates the effect on net loss and net loss per share if the company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation. For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period (in thousands):

	Year ended
	June 30,

	2003	2002	2001

	(in thousands, except per share data)
Net loss attributable to common stockholders	$(36,193)	$(15,673)	$(7,142)
Add: Stock-based employee compensation expense included in net loss attributable to common stockholders	418	1,223	618
Less: Stock-based employee compensation expense under the fair value method for stock option awards	(1,603)	(2,170)	(694)
Less: Stock-based employee compensation expense under the fair value method for purchases of stock under the employee stock purchase plan	(26)	(15)	—

Pro forma net loss attributable to common stockholders	$(37,404)	$(16,635)	$(7,218)

Basic and diluted net loss per share – as reported	$(2.47)	$(1.65)	$(4.82)

Basic and diluted net loss per share – pro forma	$(2.55)	$(1.75)	$(4.87)

Redeemable Convertible Preferred Stock Dividend — Beneficial conversion charges arise in connection with financing arrangements where the Company has issued redeemable convertible preferred stock at a discount to the deemed fair market value of the common stock of the Company at the commitment date, which is generally the date of issuance. Depending on the nature and purpose of the arrangement, the Company values the beneficial conversion feature by subtracting the related effective conversion price from the deemed fair value of the Company’s common stock, and then multiplying the difference by the number of shares of common stock that would be issued upon conversion. The value of the beneficial conversion feature is limited to the relative fair value of the converted instrument. The Company records as a deduction of stockholders’ equity the value of the beneficial conversion feature and accretes this value over the expected period that the redeemable convertible preferred stock becomes convertible.

Revenue Recognition — The Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition, and related interpretations, when persuasive evidence of an arrangement exists, delivery has occurred, the price has been fixed or is determinable and collectibility has been reasonably assured. This occurs when finished goods in the form of software on a cartridge, CD-ROM or similar media are shipped to the customer.

Under certain conditions, the Company may allow customers to exchange and return its products and from time to time provide price protection or allow returns on certain unsold merchandise in the form of a credit against amounts due from the customer. On a product by product basis, revenue from product sales is reflected net of the allowance for returns and price protection. The Company estimates the amount of future returns, and price protection based upon current known circumstances and historical results.

Cost of Revenues — Cost of revenues includes manufacturing costs of the finished goods, freight, inventory management costs, royalties incurred, software amortization, project abandonment, and amortization of non-cash charges related to warrants and rights to acquire common stock issued to production companies.

Advertising — Advertising and sales promotion costs are generally expensed as incurred, except for television airtime and print media costs associated with media companies which are deferred and charged to expense as the airtime or advertising space is used for the first time. Advertising costs were $3,076,000, $5,701,000 and $2,160,000 for the years ended June 30, 2003, 2002, and 2001, respectively.

Net Loss per Share — Basic earnings/(loss) per share (EPS) excludes dilution and is computed by dividing net earnings/(loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period excluding the weighted average common shares subject to repurchase. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (redeemable convertible preferred stock, common stock options and warrants using the treasury stock method) were exercised or converted into common stock. Potential common shares in the diluted EPS computation are excluded in net loss periods as their effect would be antidilutive.

Comprehensive Income (Loss) — In fiscal 2000, the Company adopted SFAS No. 130, Reporting Comprehensive Income, which requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. Comprehensive loss for the years ended June 30, 2003, 2002 and 2001 have been disclosed within the statement of stockholders’ equity (deficit).

Recently Adopted and Issued Accounting Pronouncements — In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized, but will instead be tested at least annually for impairment. The Company was required to adopt SFAS No. 142 no later than for its fiscal year beginning July 1, 2001. The Company did not carry any goodwill or other intangibles on its balance sheet as of June 30, 2002, and the adoption of SFAS No. 142 did not have a material effect on the Company’s consolidated financial position or results of operations.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002, however earlier application is permitted. The Company adopted SFAS No. 143 on July 1, 2002. The adoption of this statement did not have a material effect on the Company’s consolidated financial position or results of operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, it retains many of the fundamental provisions of SFAS No. 121. SFAS No. 144 also supersedes the accounting and reporting provisions of APB No. 30, Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. However, it retains the requirement in APB No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. The Company adopted SFAS No 144 on July 1, 2002. The adoption of SFAS No. 144 did not have a material effect on the Company’s consolidated financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit on Activity (including Certain Costs Incurred in a Restructuring). The Company was required to adopt SFAS No. 146 for restructuring activities initiated after December 31, 2002, and the Company adopted SFAS No. 146 on January 1, 2003. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of a commitment to an exit plan. SFAS No. 146 also established that the liability should initially be measured and recorded at fair value. The adoption of SFAS No. 146 did not have a material effect on the Company’s consolidated financial position or results of operations.

In November 2002, the FASB issued FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations do not apply to product warranties or to guarantees accounted for as derivatives. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002, and the initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The Company adopted FIN No. 45 on January 1, 2003. The adoption of FIN No. 45 did not have a material effect on the Company’s consolidated financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation. Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of SFAS No.123 and APB No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148’s amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. The amendment of disclosure requirements of APB No. 28 is effective for interim periods beginning after December 15, 2002. The Company adopted SFAS No. 148 and APB No.28 on January 1, 2003.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities — an interpretation of ARB No. 51. FIN No. 46 addresses the consolidation of variable interest entities (“VIEs”). A VIE is a corporation, partnership, trust or other legal structure used for business purposes that either does not have equity investors with substantive voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. A VIE often holds financial assets and may either be passive or engage in activities such as research and development or other activities on behalf of other companies. FIN No. 46 requires a VIE to be consolidated by a company if that company is subject to a majority of the VIE’s risk of loss or if it is entitled to receive a majority of the VIE’s residual returns or both. The company that consolidates a VIE is referred to as the primary beneficiary of that entity. The consolidation requirements of FIN No. 46 apply to VIEs created after January 31, 2003. For VIEs existing prior to January 31, 2003, consolidation requirements are effective in the first fiscal year or interim period beginning after June 15, 2003. Certain disclosure requirements apply in all financial statements issued after January 31, 2003 regardless of when the VIE was established. The Company adopted FIN No. 46 on January 31, 2003. The adoption of FIN No. 46 did not have a material effect on the Company’s consolidated financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which requires mandatorily redeemable financial instruments to be classified as liabilities, the result of which requires related expense to be classified as interest expense rather than minority interest on a prospective basis. SFAS No. 150 is effective in the three months ended June 30, 2003 for financial instruments entered into or modified after May 31, 2003, and is otherwise effective July 1, 2003 for previously issued instruments. SFAS No. 150 is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

2. SHORT TERM INVESTMENTS

The Company has classified all of its short-term investments as available-for-sale securities, as the sale of such securities may be required prior to maturity to implement management strategies. As of June 30, 2003, the Company did not hold any short-term investments. As of June 30, 2002, the Company’s short-term investments comprised U.S. Government Securities of $3,402,000, Corporate Notes of $1,058,000 and Foreign Debt Securities of $3,725,000, with original maturities ranging between 90 days and two years. Unrealized holding gains on the portfolio as of June 30, 2002 were $52,000.

3. PREPAID ROYALTIES

Prepaid royalties, capitalized software costs and licensed assets consisted of the following at June 30:

	2003	2002

	(in thousands)
Total prepaid royalties	$1,067	$2,847
Less current portion:	(1,067)	(1,007)

Long term portion	$—	$1,840

Long-term prepaid royalties are included in Other Assets.

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at June 30:

	2003	2002

	(in thousands)
Furniture, equipment and leasehold improvements	$649	$530
Computer equipment	502	678
Computer software	137	213
	1,288	1,421

Less accumulated depreciation:	(691)	(434)

Total property and equipment, net	$597	$987

Included in furniture, equipment and leasehold improvements are assets leased under capital lease agreements of $80,000 and $0 as of June 30, 2003 and 2002, respectively. Total accumulated depreciation on assets leased under capital lease agreements were $29,000 and $0 as of June 30, 2003 and 2002, respectively.

5. RECEIVABLES

Trade accounts receivable

Accounts receivable, net of allowances, is comprised of the following at June 30:

	2003	2002

	(in thousands)
Accounts receivable, gross	$3,261	$13,903
Less the following allowances: Doubtful accounts	(93)	(433)
Sales return and price protection	(2,460)	(2,707)
Cooperative advertising	(169)	(580)

Accounts receivable, net	$539	$10,183

Long-term receivable

On January 22, 2002 Kmart, a customer of the Company, filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. On January 22, 2002 the Company had an accounts receivable balance from Kmart of $1.7 million. The Company was an unsecured creditor, and as such was at risk of not recovering in full its accounts receivable balance. Accordingly, in the year ended June 30, 2002 the Company recorded an allowance of $1.1 million against the receivable. As Kmart stated that at earliest it would complete its reorganization in May 2003, the Company classified the receivable, net of allowance, as a long-term asset.

In the year ended June 30, 2003 Management reevaluated and increased the allowance to cover the full accounts receivable balance.

Subsequent to January 22, 2002 Kmart arranged debtor-in-possession financing and the Company sold product to Kmart under this arrangement. The Company also purchased credit insurance for sales made to Kmart during October and November 2002 at a cost of $900,000. Credit insurance costs are included in general and administrative expense.

Accounts receivables under the debtor-in-possession financing were classified as current assets.

Kmart completed its reorganization and emerged from Chapter 11 on May 6, 2003. Under its plan of reorganization Kmart will distribute Kmart Corporation common stock to the unsecured creditors on a pro-rata basis, at an approximate recovery rate of 9.7% on approved payables. Kmart has yet to distribute to the Company any of this common stock, and is unable to state when it will make such distribution or how much the distribution to the Company will be. Accordingly, the Company did not account for any potential recoverable sums as of June 30, 2003.

6. OTHER ASSETS

Other assets as of June 30, 2003 and 2002 comprise rent deposits of $54,000 and $30,000, respectively, and long-term prepaid royalties of $0 and $1.8 million, respectively.

7. SHORT-TERM BORROWINGS

In September 2003, the Company entered into a six month Agreement (the “Agreement”) with a finance company, pursuant to which the finance company extends a line of credit facility to fund domestic inventory purchases to the Company. The Company may sell the inventory purchased under the Agreement and is required to remit customer receipts from those sales directly to the finance company up to the amounts funded by them. The Company retains collections in excess of the amounts funded by the finance company, is responsible for collecting the customer receivables, and bears the risk of loss on all uncollectible accounts.

Under the Agreement, the finance company’s aggregate outstanding funding is limited to $3.2 million. The Company is required to pay the finance company’s expenses under the contract, a facility fee equal to 5.0% of the funds advanced by the finance company, and interest at prime plus 0.5%. The Agreement terminates on March 31, 2004 and any sums outstanding become repayable on that date. The Company may repay any sums advanced prior to the due date of payment without penalty.

The finance company has a security interest in the Company’s accounts receivable and inventory.

Prior to entering into the Agreement, the Company had entered into a two year factoring agreement (the “Factoring Agreement”) with a different finance company in February 2002, pursuant to which the Company assigned its North American receivables to the finance company. The finance company was responsible for collecting customer receivables, and upon collection, remitted the funds to the Company, less a service fee. Under the Factoring Agreement, the Company could obtain advances, subject to the finance company’s discretion and the Company’s compliance with certain liquidity covenants, in the form of cash or as collateral for letters of credit, up to a maximum of 75% of outstanding domestic receivables at any point in time. The Factoring Agreement was mutually terminated in September 2003.

Under the terms of the Factoring Agreement, the Company paid a service fee on all receivables assigned, with a minimum annual fee of $150,000, interest at prime plus 1% on all cash sums advanced. Upon the termination of the Factoring Agreement, the minimum annual fee for the second year of the Factoring Agreement was waived, and the Company paid a termination payment of $25,000. All fees were included in interest expense. The Company bore the collection risk on the accounts receivable that were assigned, unless the finance company approved the receivable at the time of assignment, in which case the finance company bore the risk. The finance company had a security interest in the Company’s accounts receivable, inventory, fixed assets and intangible assets.

As of June 30, 2003 the Company did not meet the Factoring Agreement’s liquidity covenants and had no sums advanced under the Factoring Agreement. As of June 30, 2002, the Company had advances of $1,359,000 outstanding under the Factoring Agreement.

Prior to entering into the Factoring Agreement, the Company had entered into a finance agreement (the “Finance Agreement”) with a different finance company, whereby it assigned purchase orders entered into with customers to the finance company and requested the finance company purchase finished goods to fulfill such customer purchase orders.

The Finance Agreement, entered into in February 2000, specified that the finance company’s funding commitment with respect to a customer purchase order should not exceed 60% of the retail purchase order price. Under the Finance Agreement the finance company’s aggregate outstanding funding (i.e., advance of funds or purchase of finished goods to fulfill customer purchase orders) was limited to $5.0 million. The Company was responsible for collecting customer receivables, bore the risk of loss on all uncollectible accounts, and was required to remit customer receipts directly to the finance company up to the amounts funded by the finance company. The Company retained collections in excess of the amounts funded by the finance company.

Under the initial terms of the Finance Agreement, the Company was required to pay the finance company’s expenses under the contract, a deal fee (consisting of a transaction and initiation fee equal to 5.0% of the face amounts of letters of credit issued or other funds advanced by the finance company), a daily maintenance fee of 0.067%, a materials advance fee at prime rate plus 4.0% and a late payment fee where applicable; all of which are included in interest expense.

In August 2001, the Company amended the Finance Agreement, initially increasing the aggregate outstanding funding amount to $10.0 million, and then decreasing the transaction and initiation fee to 3% until the earlier of the termination of the agreement or December 31, 2001, if the Company’s initial public offering had not occurred by that date. The Company completed its initial public offering in November 2001. In connection with this latter amendment and the execution of a $7.0 million factoring arrangement with an affiliate of the finance company, the Company issued a warrant to the finance company to purchase 100,000 shares at an exercise price of $8.00.

Upon the signing of the Finance Agreement, the Company paid the finance company a security deposit of $90,000. An extension payment of $50,000 was made when the contract was amended in December 2000, and a further amendment fee of $120,000 was incurred when the contract was amended in August 2001. These costs were recorded as interest expense.

Outstanding borrowings under the Finance Agreement were collateralized by the Company’s inventories, accounts receivable, fixed assets and intangible assets.

The Finance Agreement and the factoring line with the affiliate terminated in February 2002, and all outstanding amounts funded were fully repaid.

As of June 30, 2003 the Company had no outstanding letters of credit issued on its behalf. As of June 30, 2002, the Company had outstanding letters of credit issued on its behalf of $2,286,000.

8. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND COMMON STOCK

Redeemable Convertible Preferred Stock

Under the Company’s certificate of incorporation, as amended on August 15, 2001, the Company is authorized to issue 10,000,000 shares of redeemable convertible preferred stock. The Company issued 976,220 shares of Series A redeemable convertible preferred stock on June 30, 2000 for cash, services and through the conversion of promissory notes. On December 28, 2000, the Company issued 294,620 shares of Series B redeemable convertible preferred stock and on May 24, 2001, the Company issued 245,659 shares of Series C redeemable convertible preferred stock. Upon completion of the Company’s initial public offering in November 2001, each outstanding share of the Company’s issued redeemable convertible preferred stock automatically converted into 4.7 shares of the Company’s common stock.

Common Stock

In October 1999, the Company issued 580,962 shares of common stock to its founder in exchange for a note receivable from the founder. Also in October 1999, the Company issued 274,950 shares at $0.11 per share to consultants in exchange for services performed valued at $30,000.

In June 2000, an additional 614,060 shares were issued at $0.11 per share in exchange for cash of $59,000 and services valued at $7,000.

In November 2001, the Company completed its initial public offering, selling 5,750,000 common shares at $8.00 per share. Upon the closing, each outstanding share of the Company’s redeemable convertible preferred stock automatically converted into 4.7 shares of the Company’s common stock, resulting in the issuance of 7,127,528 shares of common stock.

As more fully described in Note 16, in September 2002 the Company issued 68,738 shares of common stock pursuant to a license agreement with a production company. The Company capitalized the cost of this issuance at the fair market value of the common stock, equal to $70,000, and fully amortized this amount to “royalties, software costs, and license costs” during the year ended June 30, 2003. The Company had previously issued 68,738 shares of common stock pursuant to this license agreement in April 2001. The Company capitalized the cost of this issuance at the fair market value of the common stock, equal to $746,000, and fully amortized this amount to “royalties, software costs, and license costs” during the year ended June 30, 2002.

During the year ended June 30, 2003, 26,796 shares of common stock were issued under the Company’s employee share purchase plan. During the year ended June 30, 2002, 20,562 shares of the Company’s common stock were issued upon exercise of stock options, 4,956 shares of common stock were issued under the Company’s employee share purchase plan, and 141,000 shares of the Company’s common stock were issued upon exercise of a warrant.

Warrants

Warrants to purchase a total of 878,450 and 853,450 shares of common stock were outstanding as of June 30, 2003 and 2002, respectively.

Under an agreement (the “Agreement”) entered into with a production company during October 2000, the Company obtained the exclusive right of first refusal, for a period of five years, to develop products based on films produced by the production company and to distribute them worldwide. The Agreement was mutually terminated in June 2003. Under the Agreement the production company provided the Company with free access to any publicity materials it prepared. In exchange for these rights, the Company paid royalties to the production company calculated as a percentage of sales of the developed products. Also, in connection with the Agreement the Company issued the production company warrants to purchase 470,000 shares of common stock at an exercise price of $1.06 per share. The warrants expire in September 2006. Under the warrant agreement, 50% of the warrants became vested and exercisable upon execution of the Agreement, while the remaining warrants became vested in equal portions in December 2000, representing the dates on which the production company delivered, in accordance with the Agreement, written notice that a specific film will be available to be exploited by the Company and when the Company exercised its right of first refusal for another film under the Agreement. The fair value of these warrants at the grant date was estimated to be $708,000, using the Black-Scholes option pricing model with the following assumptions: expected term equal to six years; risk-free interest rate of 5.8%; volatility of 95%; and no dividends during the expected term. Of this amount $354,000 relates to 50% of the warrants that vested upon execution of the Agreement and was being amortized on a straight-line basis over the five-year term of the Agreement. During the years ended June 30, 2003, 2002, and 2001, $53,000, $71,000 and $48,000, respectively, was amortized to royalties, software costs, and license costs. Upon termination of the Agreement in June 2003, all previously unamortized sums, totaling $182,000, were amortized to project abandonment costs. The remaining 50% of the warrants vested in December 2000 and the fair value of these warrants of $556,000 were capitalized to prepaid royalties, capitalized software costs and licensed assets. The fair value of this 50% of the warrants was estimated at the date of vesting using the Black-Scholes option pricing model with the following assumptions: expected term equal to six years; risk-free interest rate of 5.0%; volatility of 95%; and no dividends during the expected term. During the year ended June 30, 2003, $278,000 was amortized to royalties, software costs, and license costs on the release of a subject title, and the remaining $278,000 was amortized to project abandonment costs on the termination of a development project prior to completion.

In connection with the Series B redeemable convertible preferred stock offering, the Company issued warrants to a service provider to purchase 141,000 shares of its common stock at an exercise price of $3.76 per share. The warrants expired on the earlier of either (i) December 2003, (ii) upon the completion of a public offering of common stock with aggregate proceeds greater than $15,000,000 and at a price per share not less than $15.96 per share or (iii) upon the completion of a subsequent private equity financing or in the event of a change in control, sale or disposition of substantially all of the Company’s assets or recapitalization, reclassification or reorganization of the Company’s stock resulting in aggregate proceeds greater than $10,000,000 and at a price per share not less than $7.45 per share. The value of these warrants at the grant date was estimated using the Black-Scholes option pricing model with the following assumptions: expected term equal to three years; risk-free interest rate of 5.1%; volatility of 95%; and no dividends during the expected term. The fair value of these warrants of $283,000 was recorded as an issuance cost against the proceeds of the Series B redeemable convertible preferred stock offering. The warrant was exercised during the year ended June 30, 2002.

In connection with the Series C redeemable convertible preferred stock offering, the Company issued warrants to a service provider to purchase 16,450 shares of its common stock at an exercise price of $4.80 per share. In November 2001, this warrant was amended to increase the exercise price to $16.50 per share. The warrants expire in May 2006. The value of these warrants at the grant date was estimated using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 5.1%; volatility of 95%; and no dividends during the expected term. The fair value of these warrants of $159,000 was recorded as an issuance cost against the proceeds of the Series C redeemable convertible preferred stock offering.

The Company calculated the beneficial conversion feature related to the issuance of the 245,659 shares of Series C redeemable convertible preferred stock, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” as follows:

•	The Company calculated the difference between the aggregate deemed fair market value of the common stock into which the Series C redeemable convertible preferred stock is convertible of $13,200,000, and the aggregate purchase price paid for the Series C redeemable convertible preferred stock of $5,540,000, i.e. $7,660,000, and limited the amount of the deemed dividend that will be recorded against the accumulated deficit to the gross amount of proceeds allocated to these shares of Series C redeemable convertible preferred stock to $5,540,000 in accordance with paragraph 6 of EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”

•	Since the shares of Series C redeemable convertible preferred stock were immediately convertible at the date of issue, the Company recorded the amount of the deemed dividend in the financial statements for the year ended June 30, 2001.

In May 2001, in exchange for legal services rendered by a service provider in connection with a proposed initial public offering, the Company issued warrants to purchase 47,000 shares of its common stock at an exercise price of $4.80 per share. The warrants expire in May 2006. The value of these warrants at the grant date was estimated using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 5.1%; volatility of 95%; and no dividends during the expected term. The fair value of these warrants of $456,000 was capitalized to other assets and was recorded as an issuance cost in connection with the Company’s initial public offering.

In connection with a Finance Agreement, as described in Note 7, the Company issued a warrant in August 2001 to a finance company to purchase 100,000 shares at an exercise price equal to $8 per share, being the initial public offering price. The fair value of the warrant was initially estimated to be $806,000 at the time of issuance of the warrant, then subsequently remeasured at $485,000 at the time of the initial public offering using the Black-Scholes option pricing model with the following assumptions: expected term equal to three years; risk-free interest rate of 2.9%; volatility of 95%; and no dividends during the expected term, The fair value was capitalized to prepaid expenses and was amortized to interest expense over the term of the Finance Agreement, which ended in February 2002. During the year ended June 30, 2002, the $485,000 was amortized to interest expense.

In connection with an agreement entered into with a production company during January 2002, the Company obtained the exclusive right of first refusal, for a period of five years, to develop products based on certain properties owned by the production company and to distribute them worldwide. In exchange for these rights, the Company will have to pay royalties to the production company calculated as a percentage of sales of the developed products. Also, in connection with the agreement, the Company is required to issue to the production company warrants to purchase up to 50,000 shares of common stock, in pre-determined multiples of either 5,000 or 10,000 shares, upon the occurrence of certain pre-determined events. Warrants will be issued at the average closing price of the Company’s stock for the five days immediately prior to the date of issuance, have a five year term from date of issuance, are fully vested and are immediately exercisable upon issuance. The Company has issued warrants to purchase 35,000 shares of common stock under this agreement as follows: January 2002 – warrant to purchase 10,000 shares, March 2002 – warrant to purchase 10,000 shares, July 2002 - warrant to purchase 5,000 shares, and May 2003 – warrant to purchase 10,000 shares. The fair value of the warrant to purchase 10,000 shares issued in January 2002 was estimated to be $42,000 at the grant date, using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 4.3%; volatility of 95%; and no dividends during the expected term. The fair value of the warrant to purchase 10,000 shares issued in March 2002 was estimated to be $44,000 at the grant date, using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 4.8%; volatility of 95%; and no dividends during the expected term. The fair value of the warrant to purchase 5,000 shares issued in July 2002 was estimated to be $8,000 at the grant date, using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 4.7%; volatility of 88%; and no dividends during the expected term. The fair value of the warrant to purchase 10,000 shares issued in May 2003 was estimated to be $3,000 at the grant date, using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 2.3%; volatility of 139%; and no dividends during the expected term. The fair values of the warrants were capitalized to prepaid royalties, capitalized software costs and licensed assets and will be amortized over the life of the products (generally between three and six months) to which they relate when these products are released. As the remaining 15,000 warrants contingently issuable under this arrangement are dependent upon the occurrence of certain pre-determined events, the Company will only measure the value of these warrants in accordance with EITF 96-18 Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services if and when the warrants are issued. When the software product is released, the Company will amortize the non-cash charge over the life of the product, which is expected to be between three and six months. The Company cannot estimate the aggregate dollar amount of these future non-cash charges as they are based on the Company’s share price at a future point in time. During the year ended June 30, 2003, $8,000 was amortized to project abandonment costs. No costs were amortized to royalties, software costs, and license costs during the years ended June 30, 2002 and 2001.

In May 2002, in connection with a licensing and publishing agreement entered into with a publishing company, the Company granted to the production company a warrant, with a ten year term from the date of issue, to purchase up to 200,000 shares of its common stock at an exercise price of $2.60, of which 15,000 became immediately exercisable upon the signing of the agreement, and the remaining 185,000 only become exercisable in multiples of 4,625 shares upon each election by the Company to produce a title based on any films, made for television movies, or television series produced from screenplays to be produced by the publishing company, up to a maximum ten titles, and multiples of 13,875 shares upon the theatrical release or television air-date of each film for which the Company develops a title. Upon expiration of the agreement, any unexercised warrants will cease to be exercisable. The agreement was assigned to another production company in July 2002. The agreement expires upon the later of five years or either the theatrical release or television air-date of the tenth film or television series on which the Company bases a product, but in no event later than eight years from the date of the agreement, unless seven films or television series have been released or aired, respectively, seven years from the date of the agreement, in which event the agreement would expire at such time. The fair value of the 15,000 shares immediately exercisable upon the signing of the agreement was estimated to be $29,000 at the grant date, using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 4.6%; volatility of 95%; and no dividends during the expected term.

The fair value of the remaining 185,000 shares will be calculated as and when shares become exercisable and will be capitalized to prepaid royalties, capitalized software costs and licensed assets. As the warrants contingently exercisable under this arrangement are dependent upon the occurrence of certain pre-determined events, the Company will only measure the value of these warrants in accordance with EITF 96-18 Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services if and when the warrants become exercisable. When the software product is released, the Company will amortize the non-cash charge over the life of the product, which is expected to be between three and six months. The Company cannot estimate the aggregate dollar amount of these future non-cash charges as they are based on the Company’s share price at a future point in time. The Company fully amortized the licensed asset of $29,000 to royalties, software costs, and license costs during the year ended June 30, 2003. No costs were amortized to royalties, software costs, and license costs during the years ended June 30, 2002 and 2001.

In January 2003, the Company issued a warrant to a developer to purchase up to 10,000 shares of common stock. The warrant was issued at the average closing price of the Company’s stock for the five days immediately prior to the date of issue, has a five year term from date of issue, and is fully vested and is immediately exercisable upon issuance. The fair value of the warrant was estimated to be $4,000 at the grant date, using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 4.0%; volatility of 125%; and no dividends during the expected term. The fair value of the warrant was expensed to research and development in the year ended June 30, 2003.

Stock Plans

Under the Company’s 2000 Stock Incentive Plan adopted on July 10, 2000, and amended in May 2001, August 2001 and August 2002, the Company may grant options to purchase or directly issue up to 3,500,000 shares of common stock to employees, directors and consultants at prices not less than the fair market value (as determined by the Board of Directors) at the date of grant for incentive stock options and not less than 85% of fair market value at the date of grant for nonstatutory stock options. These options generally vest over a four-year period and expire ten years from the date of grant.

In August 2001, the Company adopted the 2001 Stock Incentive Plan (UK Part) (the “UK Plan”) as Schedule A to the 2000 Stock Incentive Plan. The UK Plan provides for the grant of stock options to UK employees who satisfy certain criteria. The UK Plan contains certain restrictions intended to comply with UK taxation laws, including restrictions on exercise, limitations on the size of options grants, requirements with respect to changes in capitalization and other matters.

The Board of Directors, in their determination of fair market value on the date of grant, takes into consideration many factors including, but not limited to, the Company’s stock price on the Nasdaq SmallCap Market, the Company’s financial performance, current economic trends, actions by competitors, market maturity, emerging technologies, near-term backlog and, in certain circumstances, valuation analyses performed by independent appraisers. These valuation analyses utilize generally accepted valuation methodologies such as the income and market approaches to valuing the Company’s business.

Stock option activity, including stock option activity outside the plan, is summarized as follows:

	Options outstanding

		Weighted
		average
	Number of	exercise
	shares	price

Balances, June 30, 2000	—	$—
Granted (weighted average fair value of $3.74 per share)	833,075	3.21
Cancelled	(18,800)	0.46

Balances, June 30, 2001 (70,500 shares vested at a weighted average price of $3.35 per share)	814,275	3.28
Granted (weighted average fair value of $2.62 per share)	1,060,560	4.61
Cancelled	(117,430)	3.94
Exercised	(20,562)	0.46

Balances, June 30, 2002 (333,189 shares vested at a weighted average price of $3.49 per share)	1,736,843	3.95
Granted (weighted average fair value of $0.50 per share)	1,456,690	0.66
Cancelled	(888,927)	2.55
Exercised	—	—

Balances, June 30, 2003	2,304,606	$2.41

During the years ended June 30, 2003, 2002, and 2001, the Company granted stock options outside the plan to acquire 0, 268,800, and 0 shares, respectively. There were stock options outside the plan to acquire 268,800 shares outstanding as of both June 30, 2003 and 2002.

Additional information regarding options outstanding as of June 30, 2003 is as follows:

	Options outstanding
				Vested options
		Weighted average
Range of exercise		Remaining contractual	Weighted average	Number	Weighted average
prices	Number of shares	life (years)	exercise price	of shares	exercise price

$0.00 - $1.00	944,766	9.2	$0.46	185,253	$0.47
$1.01 - $2.00	338,586	8.9	1.35	105,193	1.27
$2.01 - $3.00	190,343	8.8	2.01	66,103	2.01
$3.01 - $4.00	396,453	8.4	3.36	340,836	3.33
$4.01 - $5.00	272,600	7.9	4.79	171,942	4.79
$7.01 - $8.00	64,625	8.1	7.92	53,977	7.96
$11.01 - $12.00	97,233	8.1	11.70	52,521	11.70

	2,304,606		2.41	975,825	3.44

As of June 30, 2003 and 2002 there were 1,443,632 and 38,895 shares, respectively, of common stock available for future grant under the plan.

Employee Stock Purchase Plan

The Company adopted an employee stock purchase plan on August 9, 2001. Under the plan, during consecutive six-month offering periods, eligible employees are allowed to have salary withholdings of up to 15% of their compensation to purchase shares of common stock at a price equal to 85% of the lower of the market value of the stock at the beginning of the offering period or at the end of the purchase period. The initial offering period commenced upon the effective date of the initial public offering of the Company’s common stock. For the first offering period, shares of common stock were purchased at a price equal to 85% of the lower of the price per share in the initial public offering or the market value on the purchase date. The Company initially reserved 705,000 shares of common stock under this plan. In the year ended June 30, 2003, the Company issued 26,796 shares of common stock under the plan. In the year ended June 30, 2002, the Company issued 4,956 shares of common stock under the plan.

As of June 30, 2003 and 2002 there were 673,248 and 700,044 shares, respectively, of common stock available for issuance under the plan.

Deferred Stock Compensation

As discussed in Note 1, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB No. 25. Accordingly, the Company records deferred stock compensation equal to the difference between the grant price and deemed fair value of the Company’s common stock on the date of grant. Deferred stock compensation is being amortized to expense over the vesting period of the options, generally four years, using a multiple option award valuation approach, which results in accelerated amortization of the expense resulting in amortization of deferred stock compensation of $418,000, $1,223,000, and $618,000 for the years ended June 30, 2003, 2002, and 2001, respectively. Deferred stock compensation aggregated $(90,000) credit for the year ended June 30, 2003 and was comprised of deferred stock compensation credits arising on stock option cancellations in the year as a result of using a multiple option award valuation and amortization approach. Deferred stock compensation aggregated $(84,000) credit for the year ended June 30, 2002 and was comprised of $129,000 of deferred stock compensation on new option grants less $213,000 of deferred stock compensation credits arising on stock option cancellations in the year as a result of using a multiple option award valuation and amortization approach. Deferred stock compensation aggregated $2,714,000 for the year ended June 30, 2001.

During the year ended June 30, 2003, the Company made three grants of options to purchase a total of 17,000 shares of common stock to a consultant at a weighted average exercise price of $0.63 per share. These options vested on the date of grant and expire ten years from the date of grant, or three months after the consultant ceases to provide service if earlier. The Company expensed the fair value of these options at the grant dates which was estimated to be $12,000 using the Black-Scholes option pricing model with the following assumptions: expected term equal to 10 years; risk-free interest rate between 3.0% and 3.1%; volatility between 101% and 125%; and no dividends during the expected term. The consultant ceased providing service in May 2003.

During the year ended June 30, 2002, the Company granted options to purchase 5,875 shares of common stock to a consultant at a weighted average exercise price of $11.70 per share. These options vested on the date of grant and expire ten years from the date of grant, or three months after the consultant ceases to provide service if earlier. The Company expensed the fair value of these options at grant date which was estimated to be $62,000 using the Black-Scholes option pricing model with the following assumptions: expected term equal to 10 years; risk-free interest rate of 5.0%; volatility of 95%; and no dividends during the expected term.

9. COST OF REVENUES — ROYALTIES, SOFTWARE COSTS, LICENSE COSTS, AND PROJECT ABANDONMENT

Cost of Revenues — Royalties, software costs, and license costs include amortization of non-cash licensed assets of $431,000, $817,000 and $48,000 for the years ended June 30, 2003, 2002, and 2001, respectively.

Royalties, software costs, and license costs include amortization of impaired royalties of $2,171,000, $0 and $0 for the years ended June 30, 2003, 2002, and 2001, respectively.

Project abandonment costs include amortization of non-cash licensed assets of $467,000, $0 and $0 for the years ended June 30, 2003, 2002, and 2001, respectively.

During the years ended June 30, 2003, 2002, and 2001, the Company amortized $14,675,000, $9,600,000 and $954,000, respectively, of capitalized software costs as part of royalties, software costs, and licensed assets, and recorded $9,133,000, $693,000 and $0, respectively, of capitalized software costs as part of project abandonment costs.

10. RESTRUCTURING COSTS

In November 2002, the Company initiated a restructuring of its operations. As part of the restructuring, the Company reduced its headcount across all departments, by a total of 30 employees, and certain members of the Company’s management also agreed to a reduction of salary for the period December 2002 through June 2003. As compensation for the reduction, those members of management taking the salary reduction were granted stock options in the Company. The Company’s Chief Executive Officer was granted a total of 116,978 options, and other management were granted a total of 174,167 options under this arrangement.

The Company also transferred, under UK law, an additional 12 product development employees to VIS Entertainment plc upon the sale of its London based studio in January 2003.

Restructuring costs, which included employee severance payments, write down costs on property and equipment, and legal fees associated with the disposal of the London based studio, for the year ended June 30, 2003, were as follows (in thousands):

	Year ended
	June 30, 2003

		Restructuring
	Restructuring	costs expensed		Restructuring
	costs unpaid as	in the year	Restructuring	costs unpaid as
	of June 30,	ended June 30,	costs paid as of	of June 30,
	2002	2003	June 30, 2003	2003

Nature of restructuring costs:
Employee severance costs	$—	$276	$276	$—
Property and equipment writedowns	—	102	102	—
Legal fees	—	29	29	—
Other	—	19	19	—

Total	$—	$426	$426	$—

As part of this restructuring, the Company wrote off $1.302 million of capitalized development costs and included such costs in Cost of Revenue – Project abandonment costs.

11. INCOME TAXES

Income taxes were $0 for the each of the years ended June 30, 2003, 2002, and 2001.

Significant components of the Company’s net deferred tax assets consist of the following as of June 30:

	2003	2002

	(in thousands)
Deferred tax assets:
Stock compensation	$747	$604
Warrants	66	353
Reserves and accruals	1,032	1505
Non operating loss carryforwards – Federal and State	11,076	2,169
Foreign	6,001	2,110
Other	187	109

Total deferred tax assets	19,109	6,850
Valuation allowance:	(19,109)	(6,850)

Net deferred tax asset	$—	$—

The Company established a 100% valuation allowance at June 30, 2003 and 2002 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

At June 30, 2003, the Company has federal and state net operating loss carryforwards of approximately $27,821,000 and $23,280,000, respectively, expiring through 2023 and 2013, respectively. Foreign net operating loss carryforwards at June 30, 2003 are approximately $6,001,000. During the years ended June 30, 2003, 2002, and 2001, the Company utilized $0, $373,000 and $370,000 of federal net operating losses, respectively, to offset taxable income.

Current federal and California laws include substantial restrictions on the utilization of net operating losses and credits in the event of an “ownership change” of a corporation. Accordingly, the Company’s ability to utilize net operating loss and tax credit carryforwards may be limited as a result of such “ownership change.” Such a limitation could result in the expiration of carryforwards before they are utilized.

The Company’s effective tax rate differs from the federal statutory rate as follows:

	Year ended
	June 30,

	2003	2002	2001

	(percentages)
Income taxes at U.S. statutory rate	(35.0)%	(35.0)%	(35.0)%
Meals and entertainment	—	—	0.3
Stock compensation expense	0.8	0.6	2.6
Valuation allowances	34.2	34.4	32.1

Effective tax rate	—%	—%	—%

12. COMPUTATION OF LOSS PER SHARE

The following table sets forth the computations of basic and diluted loss per share:

	Year ended
	June 30,

	2003	2002	2001

	(in thousands, except per share data)
Net loss attributable to common stockholders	$(36,193)	$(15,673)	$(7,142)

Calculation of loss per share, basic and diluted:
Weighted average number of common stock shares outstanding – basic and diluted	14,654	9,503	1,482

Net loss per share – basic and diluted	$(2.47)	$(1.65)	$(4.82)

The following table summarizes common stock equivalents that are not included in the denominator used in the diluted net loss per share calculation because to do so would be antidilutive for the periods indicated:

	Year ended
	June 30,

	2003	2002	2001

	(in thousands)
Options to purchase common stock	247	467	292
Warrants to purchase common stock	200	442	319
Series A redeemable convertible preferred stock	—	1,770	4,588
Series B redeemable convertible preferred stock	—	534	707
Series C redeemable convertible preferred stock	—	446	121

Total common stock equivalents	447	3,659	6,027

13. EMPLOYEE BENEFIT PLANS

In January 2000, the Company adopted a 401(k) tax deferred savings plan (the 401(k) Plan) to provide for retirement of its employees. Employee contributions are limited to a maximum amount subject to IRS guidelines in any calendar year. The Company may make matching contributions and employer profit sharing contributions at the Board of Directors’ discretion. For the years ended June 30, 2003, 2002, and 2001, the Company made employer contributions to the 401(k) Plan of $207,000, $125,000, and $41,000, respectively.

In March 2001 the Company’s UK subsidiary set up a Group Personal Pension Plan to provide for retirement of its employees. Employee contributions are limited to a maximum amount subject to the UK Inland Revenue guidelines. For participants, the UK subsidiary contributes three percent of basic salary plus a half percent for each additional one percent contribution in excess of three percent. For the years ended June 30, 2003, 2002, and 2001, the Company’s UK subsidiary made employer contributions to the Group Personal Pension Plan of $82,000, $84,000, and $22,000, respectively.

14. BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION

As defined by the requirements of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, the Company operates in one reportable segment: the development and publishing of interactive entertainment products.

Financial information by geographical region is summarized below:

	Year ended
	June 30,

	2003	2002	2001

		(in thousands)
Net revenues from unaffiliated customers:
North America	$27,182	$44,005	$22,898
Europe	8,333	5,104	2,453
Other	193	1,625	—

Consolidated	$35,708	$50,734	$25,351

Income (loss) from operations:
North America	$(23,456)	$(7,469)	$469
Europe	(12,439)	(5,925)	(822)

Consolidated	$(35,895)	$(13,394)	$(353)

	June 30,

	2003	2002

	(in thousands)
Identifiable assets:
North America	$28,937	$53,313
Europe	4,186	15,648
Intercompany items and eliminations	(23,663)	(19,494)

Total	$9,460	$49,467

Long-Lived assets:
North America	$1,486	$8,663
Europe	3,303	10,219

Total	$4,789	$18,882

15. CUSTOMER CONCENTRATIONS

The following table summarizes net revenues and accounts receivable for customers which accounted for 10% or more of net revenues or gross trade accounts receivable:

			Net revenues
	Accounts receivable
			Year ended
	June 30,		June 30,

	2003	2002	2003	2002	2001

	(percentages)
Customer
A	19%	10%	—%	—%	—%
B	18	—	16	11	—
C	—	12	—	—	—
D	—	—	14	—	—
E	—	—	10	22	17
F	—	—	—	—	14
G	—	—	—	—	12

16. COMMITMENTS, CONTINGENCIES, GUARANTEES AND LEGAL PROCEEDINGS

Commitments, Contingencies and Guarantees

Under an agreement entered into between the Company and a production company, the Company has a first look right to review screenplays acquired by the production company and to develop products based on films produced from those screenplays. In exchange for these rights, the Company will have to pay royalties to the production company calculated as a percentage of sales of the developed products. For each film (up to a total of ten films) that the Company selects, 68,738 fully vested and non-forfeitable shares of common stock will be issued following the theatrical release of each film for which the Company has developed a product, up to a maximum of 687,375 shares of common stock. As the shares contingently issuable under this arrangement are dependent upon the theatrical release of the film for which the Company has elected to develop products, the Company will only measure the value of these shares in accordance with EITF 96-18 Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services if and when this contingency is satisfied. If the software product is released after the release of the film, the Company will amortize the non-cash charge over the life of the product, which is expected to be between three and six months. If the software product is released prior to the release of the film, the Company will at each interim period assess whether it is probable that the value of the shares issuable is recoverable through future sales of the product to which it relates. If this is probable, the non-cash charge will be amortized to licensed costs over the life of the product, while the Company will expense the non-cash charge at the time of the issuance of the shares if it is not probable that the value of the shares issued is recoverable through future sales of the product to which these shares relate. The Company cannot estimate the aggregate dollar amount of these future non-cash charges as they are based on the Company’s share price at a future point in time. As of June 30, 2003 and 2002 the Company has elected to produce software products for three films pursuant to this agreement. One of these films had its theatrical release during the year ended June 30, 2001 and another had its theatrical release during the year ended June 30, 2002. Accordingly, the Company has issued 137,476 shares of common stock to the production company to date. The Company is not required to issue stock on the remaining film until such time as the film is released, which is anticipated to be in the summer of calendar year 2004.

In connection with an agreement entered into with a production company during January 2002, the Company obtained the exclusive right of first refusal, for a period of five years, to develop products based on certain properties owned by the production company and to distribute them worldwide. In exchange for these rights, the Company will have to pay royalties to the production company calculated as a percentage of sales of the developed products. Also, in connection with the agreement, the Company is required to issue to the production company warrants to purchase up to 50,000 shares of common stock, in pre-determined multiples of either 5,000 or 10,000 shares, upon the occurrence of certain pre-determined events. Warrants will be issued at the average closing price of the Company’s stock for the five days immediately prior to the date of issuance, have a five year term from date of issuance, are fully vested and are immediately exercisable upon issuance. The Company has issued warrants to purchase 35,000 shares of common stock under this agreement as follows: January 2002 – warrant to purchase 10,000 shares, March 2002 – warrant to purchase 10,000 shares, July 2002 - warrant to purchase 5,000 shares, and May 2003 – warrant to purchase 10,000 shares. As the remaining 15,000 warrants contingently issuable under this arrangement are dependent upon the occurrence of certain pre-determined events, the Company will only measure the value of these warrants in accordance with EITF 96-18 Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services if and when the warrants are issued. When the software product is released, the Company will amortize the non-cash charge over the life of the product, which is expected to be between three and six months. The Company cannot estimate the aggregate dollar amount of these future non-cash charges as they are based on the Company’s share price at a future point in time.

In May 2002, in connection with a licensing and publishing agreement entered into with a publishing company, the Company granted the production company a warrant, with a ten year term from the date of issue, to purchase up to 200,000 shares of its common stock at an exercise price of $2.60, of which 15,000 became immediately exercisable upon the signing of the agreement, and the remaining 185,000 only become exercisable in multiples of 4,625 shares upon each election by the Company to produce a title based on any films, made for television movies, or television series produced from screenplays to be produced by the publishing company, up to a maximum ten titles, and multiples of 13,875 shares upon the theatrical release or television air-date of each film for which the Company develops a title. Upon expiration of the agreement, any unexercised warrants will cease to be exercisable. The agreement expires upon the later of five years, and the earlier of either the theatrical release or television air-date of the tenth film or television series on which the Company bases a product, and eight years. The fair value of the remaining 185,000 shares will be calculated as and when shares become exercisable and will be capitalized to prepaid royalties, capitalized software costs and licensed assets. As the warrants contingently exercisable under this arrangement are dependent upon the occurrence of certain pre-determined events, the Company will only measure the value of these warrants in accordance with EITF 96-18 Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services if and when the warrants become exercisable. When the software product is released, the Company will amortize the non-cash charge over the life of the product, which is expected to be between three and six months. The Company cannot estimate the aggregate dollar amount of these future non-cash charges as they are based on the Company’s share price at a future point in time. The agreement was assigned by the production company to another production company in July 2002. Under various licensing agreements entered into between the Company and content providers, the Company had contractual marketing commitments to spend $4,450,000 and $6,150,000 in advertising on the content providers’ networks and online mediums as of June 30, 2003 and 2002, respectively. As of June 30, 2003 and 2002, the Company had made payments totaling $3,337,000 and $3,202,000, respectively, under these agreements. Future minimum annual advertising payments under these contractual marketing commitments are as follows:

June 30, 2003

(in thousands)
Fiscal year ending:
2004	$863
2005	250
2006 and beyond	—

Total	$1,113

In connection with a number of licensing and developing agreements, the Company is required to pay guaranteed minimum royalties with respect to these agreements. As of June 30, 2003 and 2002, the Company had capitalized payments totaling $5,865,000 and $4,422,000 respectively under these agreements. These guaranteed amounts will be applied against future royalties that may become payable to the respective licensors under the agreement. Future minimum annual royalty payments under these contractual licensing and developing commitments are as follows:

June 30, 2003

(in thousands)
Fiscal year ending:
2004	$500
2005 and beyond	—

Total	$500

Under a two year factoring agreement as described in Note 7, which commenced in February 2002, a minimum annual service fee of $150,000 is payable to the factoring company. The fee becomes payable based on the volume of receivables factored. As of June 30, 2003 the Company had a commitment to incur a further $104,000 in minimum annual service fees prior to February 2004.

The Company leases facilities under various noncancelable operating leases. Future minimum annual rental payments under the lease agreements, net of sub-lease income, are as follows:

June 30, 2003

(in thousands)
Fiscal year ending:
2004	$446
2005	393
2006	78
2007	78
2008	78
2009	19
2010 and beyond	—

Total	$1,092

The Company leases equipment under various noncancelable capital leases. Future minimum annual rental payments under the lease agreements are as follows:

June 30, 2003

(in thousands)
Fiscal year ending:
2004	$29
2005	27
2006 and beyond	—

Future minimum lease payments	56
Amount representing interest	3

Net obligation under capital leases	$53

Rent expense for the years ended June 30, 2003, 2002, and 2001, was $518,000, $389,000, and $135,000, respectively.

As of June 30, 2003 and 2002, a finance company had a continuing security interest in the Company’s domestic accounts receivable, inventory, fixed assets and intangible assets against advances made under a factoring agreement between the finance company and the Company. The Company accounts for all cash advances made under the agreement as a current liability and for outstanding letters of credit as a contingent liability. As of June 30, 2003 and 2002, the Company had letters of credit outstanding under the agreement of $0 and $2.3 million, respectively.

The Company offers a limited warranty on products sold. The Company does not maintain a general warranty reserve as estimated future warranty costs are accounted for in price protection and return reserves accrued at the time of sale of the Company’s products.

Legal Proceedings

From time to time the Company may be involved in litigation relating to claims arising out of its operations in the ordinary course of business. As of June 30, 2003, the Company was party to the following legal proceedings:

On April 1, 2003, Amaze Entertainment, Inc. asserted counterclaims against the Company in an action captioned BAM! ENTERTAINMENT INC. v. AMAZE ENTERTAINMENT, INC. et. al. that the Company commenced in the Superior Court of California, County of Santa Clara (Case No. CV814820) on February 18, 2003, and which Amaze had removed to the United States District Court for the Northern District of California (Case No. C03 01286 PVT) on or about March 24, 2003. The Company’s action asserted claims for, inter alia, relief based on rescission, breach of contract, declaratory relief, and money paid and received with regard to an agreement for a video game titled “Crushed Baseball” that Amaze Entertainment was developing for the Company. Amaze Entertainment’s counterclaims alleged breach of contract and unjust enrichment with regard to each of the “Crushed Baseball” development agreement and a separate development agreement for another video game titled “Samurai Jack.” The counterclaims seeked, inter alia, compensatory damages of approximately $3.5 million and additional damages to be proven at trial. On July 11, 2003 Amaze and Bam agreed to compromise and settle all claims either asserted or that could be asserted in connection with the dispute and to mutually release any and all future claims and contentions they have against each other. This compromise requires Amaze to make Bam two payments, one in July 2003 and one in October 2003 of $325,000 each. Bam has received the first of these two payments. No income related to either of these payments has been recorded as of June 30, 2003. Under the terms of the settlement, the agreement to settle would have been terminated and considered null and void if Amaze had given Bam notice by August 13, 2003 that it has failed to enter into an agreement with Warner Bros. Consumer Products Inc. allowing Amaze to commercially exploit the Samurai Jack product. Amaze did not give such notice by August 13, 2003, and to Bam’s knowledge, the settlement agreement is in effect. The settlement agreement stipulates that upon payment by Amaze to Bam of the sum due in October 2003, the parties will execute a stipulation for dismissal of the legal actions. Accordingly, the litigation remains unsettled at this time, and management believes it is too early to predict the outcome.

On March 27, 2003, a complaint captioned OVATION ENTERTAINMENT, LLC v. BAM! ENTERTAINMENT, INC. et. al. was filed against the Company in the Superior Court of California, County of Los Angeles (Case No. SCO76530). The complaint alleged, inter alia, claims of breach of contract and fraud against the Company in connection with an exclusive first look agreement, which was assigned to Ovation Entertainment by the licensor originally party to the agreement, for content relating to motion pictures and television projects to be licensed to the Company for development in connection with video games. The lawsuit sought, inter alia, compensatory damages believed to be in excess of $1 million and interest thereon, exemplary or punitive damages, and attorneys’ fees. On August 4, 2003, Ovation and Bam agreed to settle the litigation by amending the terms of the agreement, and the legal action was dismissed on August 25, 2003. Bam does not believe that the amendment will have a material adverse effect on Bam’s financial position or results of operations.

17. RELATED PARTY TRANSACTIONS

In October 1999, the Company issued 580,962 shares of common stock to an officer in exchange for a note receivable from the officer. The note was repaid in April 2001.

In November 1999 the Company entered into an agreement to lease its principal facilities under a noncancelable operating lease. As a condition of this agreement, an officer of the Company entered into a separate agreement with the lessor to guarantee the Company’s obligations under the agreement. The guarantee was terminated in April 2002.

In February 2000, the Company entered into an agreement with a financing company to finance the purchase of materials required to produce products. As a condition of this agreement, an officer of the Company entered into a separate agreement with the financing company to guarantee the Company’s obligations under the agreement. The guarantee lapsed in February 2002.

In November 2000, the Company entered into a revolving note agreement with a bank. The note was secured by a personal guarantee from an officer of the Company and by a security interest in a money market account maintained at the bank in the name of a director of the Company. The guarantee and security interest lapsed in December 2000.

The Company incurred legal services of $56,000, $290,000 and $195,000 for the years ended June 30, 2003, 2002, and 2001, respectively, to a law firm whose partner served as a Director of the Company from October 1999 through November 2002 and who currently serves as Secretary of the Company.

18. QUARTERLY FINANCIAL DATA (unaudited)

	Quarter ended
					Year ended
	Sept 30,	Dec 31,	Mar 31,	June 30,	June 30,
	2002	2002	2003	2003	2003

	(in thousands, except per share amounts)
Fiscal 2003:
Net revenues	$8,740	$22,005	$2,866	$2,097	$35,708
Operating loss	(8,174)	(13,269)	(5,149)	(9,303)	(35,895)
Net loss	(8,421)	(13,429)	(5,124)	(9,219)	(36,193)
Net loss per share, basic and diluted	(0.58)	(0.92)	(0.35)	(0.63)	(2.47)

	Quarter ended
					Year ended
	Sept 30,	Dec 31,	Mar 31,	June 30,	June 30,
	2001	2001	2002	2002	2002

	(in thousands, except per share amounts)
Fiscal 2002:
Net revenues	$10,827	$18,914	$7,017	$13,976	$50,734
Operating income (loss)	219	(2,567)	(5,913)	(5,133)	(13,394)
Net loss	(489)	(3,775)	(6,233)	(5,176)	(15,673)
Net loss per share, basic and diluted	(0.32)	(0.52)	(0.43)	(0.35)	(1.65)

19. SUBSEQUENT EVENTS

In July 2003, the Company entered into a distribution agreement with Acclaim Entertainment Ltd (“Acclaim”) whereby Acclaim agreed to distribute, on an exclusive basis, certain forthcoming products of the Company in PAL territories. PAL is the television standard for the United Kingdom, continental Europe and Australia. Acclaim will be responsible for the manufacture, sale, distribution and marketing of the products and will pay the Company based on net receipts from the sales made by them.

In August 2003, Robert W. Holmes, Jr. and Steven J. Massarsky both resigned from the Board of Directors to pursue other interests.

In August 2003, the Company entered into a Promissory Note with a Director whereby the Director loaned the Company $250,000. The loan, which bears interest at 6% per annum, is repayable on or before October 31, 2003.

In September 2003, the Company entered into a six month Agreement (the “Agreement”) with a finance company, pursuant to which the finance company extends a line of credit facility to fund domestic inventory purchases to the Company. The Company may sell the inventory purchased under the Agreement and is required to remit customer receipts from those sales directly to the finance company up to the amounts funded by them. The Company retains collections in excess of the amounts funded by the finance company, is responsible for collecting the customer receivables, and bears the risk of loss on all uncollectible accounts. Under the Agreement, the finance company’s aggregate outstanding funding is limited to $3.2 million. The Company is required to pay the finance company’s expenses under the contract, a facility fee equal to 5.0% of the funds advanced by the finance company, and interest at prime plus 0.5%. The Agreement terminates on March 31, 2004 and any sums outstanding become repayable on that date. The Company may repay any sums advanced prior to the due date of payment without penalty. The Company’s factoring agreement with a different finance company was mutually terminated in September 2003.

See also Note 16 – Legal Proceedings for a description of other subsequent events.

EXHIBIT B

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	December 31,	June 30,
	2003	2003

ASSETS
Current assets:
Cash and cash equivalents	$399	$1,068
Accounts receivable, net of allowance of $5,247 as of December 31, 2003 and $2,722 as of June 30, 2003	2,116	539
Inventories	1,079	961
Prepaid royalties	1,072	1,067
Prepaid expenses and other	791	1,036

Total current assets	5,457	4,671
Capitalized software and licensed assets, net	2,313	4,138
Property and equipment, net	410	597
Long-term receivable, net of allowance of $1,627 as of December 31, 2003 and $1,627 as of June 30, 2003	—	—
Other assets	54	54

Total assets	$8,234	$9,460

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable – trade	$3,612	$3,199
Short-term borrowings	1,538	—
Royalties payable	713	1,242
Loan from director	256	—
Convertible term note	1,020	—
Obligations under capital leases – short-term portion	27	27
Accrued compensation and related benefits	900	785
Accrued software costs	85	128
Accrued expenses – other	1,512	793

Total current liabilities	9,663	6,174
Obligations under capital leases – long-term portion	13	26
Funds held in escrow for a future stockholder investment	25	—
Commitments and contingencies (Notes 14 and 15)
Stockholders’ equity (deficit):
Common stock $0.001 par value; shares authorized;100,000,000; shares issued and outstanding:16,813,521 and 14,678,290 as of December 31, 2003 and June 30, 2003, respectively	17	15
Additional paid-in capital	65,161	62,986
Deferred stock compensation	(65)	(245)
Accumulated deficit	(66,597)	(59,811)
Accumulated other comprehensive income	17	315

Total stockholders’ equity (deficit)	(1,467)	3,260

Total liabilities and stockholders’ equity (deficit)	$8,234	$9,460

See notes to condensed consolidated financial statements

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Net revenues	$5,923	$22,005	$7,286	$30,745
Costs and expenses:
Cost of revenues
Cost of goods sold	3,720	14,315	4,353	18,752
Royalties, software costs, and license costs	3,238	9,430	3,919	13,626
Project abandonment costs	—	3,686	105	5,613

Total cost of revenues	6,958	27,431	8,377	37,991
Research and development (exclusive of amortization of deferred stock compensation)	679	755	1,217	2,048
Sales and marketing (exclusive of amortization of deferred stock compensation)	1,395	4,152	1,577	7,012
General and administrative (exclusive of amortization of deferred stock compensation)	1,550	2,352	2,810	4,392
Amortization of deferred stock compensation*	36	133	109	294
Litigation settlement	—	—	(650)	—
Restructuring costs	69	451	245	451

Total costs and expenses	10,687	35,274	13,685	52,188

Loss from operations	(4,764)	(13,269)	(6,399)	(21,443)
Interest income	1	79	2	143
Interest expense	(321)	(258)	(349)	(526)
Other income (expense)	(37)	19	(40)	(24)

Net loss	$(5,121)	$(13,429)	$(6,786)	$(21,850)

Net loss per share:
Basic and diluted	$(0.31)	$(0.92)	$(0.43)	$(1.49)

Shares used in computation:
Basic and diluted	16,748	14,669	15,736	14,632

*Amortization of deferred stock compensation:
Research and development	$1	$11	$2	$24
Sales and marketing	1	7	2	16
General and administrative	34	115	105	254

	$36	$133	$109	$294

See notes to condensed consolidated financial statements

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended
	December 31,

	2003	2002

Cash flows from operating activities:
Net loss	$(6,786)	$(21,850)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,842	18,372
Provision for bad debts, sales returns, price protection and cooperative advertising	3,758	9,936
Consulting services performed in exchange for stock options	—	12
Amortization of intrinsic value of conversion option of convertible term note	23	—
Amortization of fair value of the stock warrant issued with convertible term note	23	—
Amortization of issuance costs incurred with convertible term note	24	—
Fair value of a warrant issued to a consultant	240	—
Other	—	(52)
Changes in operating assets and liabilities:
Accounts receivable	(5,338)	(14,388)
Inventories	(71)	964
Prepaid expenses and other	256	761
Prepaid royalties	(86)	(158)
Capitalized software costs and licensed assets	(1,716)	(9,247)
Other assets – long-term royalties	—	307
Accounts payable – trade	205	2,237
Royalties payable	(538)	883
Accrued compensation and related benefits	115	77
Accrued software costs	(43)	(140)
Accrued expenses – other	657	(95)

Net cash used in operating activities	(5,435)	(12,381)

Cash flows from investing activities:
Purchase of property and equipment	(5)	(309)
Proceeds from sale of short-term investments	—	8,185

Net cash provided by (used in) investing activities:	(5)	7,876

Cash flows from financing activities:
Proceeds from private placement, net of issuance costs	1,450	—
Proceeds from convertible term note, net of issuance costs	1,314	—
Advances under short-term borrowings	3,369	8,628
Loan from director	256	—
Repayments of short-term borrowings	(1,831)	(6,570)
Payments under capital leases	(13)	—
Funds held in escrow for a future stockholder investment	25	—
Net proceeds from exercise of stock options	194	—
Net proceeds from issuance of stock under employee stock purchase plan	—	27

Net cash provided by financing activities	4,764	2,085

Net decrease in cash and cash equivalents	(676)	(2,420)
Net effect on cash and cash equivalents from change in exchange rates	7	52
Cash and cash equivalents, beginning of period	1,068	4,726

Cash and cash equivalents, end of period	$399	$2,358

Supplementary disclosure of cash flow information:
Cash paid for interest	$297	$526

See notes to condensed consolidated financial statements

BAM! ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. BASIS OF PRESENTATION

The condensed consolidated financial statements are unaudited. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the financial position and results of the operations of the interim period, have been included.

These condensed consolidated financial statements include the accounts of Bam! Entertainment, Inc. (“Bam” or “the Company”), located in San Jose, California, and its wholly owned subsidiaries, located in the United Kingdom. All significant intercompany transactions and balances have been eliminated in consolidation. The accompanying interim financial information has been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for annual financial statements.

The results of operations for the three and six months ended December 31, 2003 are not necessarily indicative of the results to be expected for the entire fiscal year, which ends on June 30, 2004.

These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended June 30, 2003, together with management’s discussion and analysis of financial condition and results of operations, contained in Bam’s 2003 Annual Report and Form 10-K.

Going Concern and Liquidity Uncertainties - These condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in these condensed consolidated financial statements, during the six months ended December 31, 2003, Bam used cash in operating activities of $5.4 million and incurred a net loss of $6.8 million. As of December 31, 2003, Bam had cash and cash equivalents of $399,000 and its accumulated deficit was $66.6 million. These factors, among others, raise substantial doubt about Bam’s ability to continue as a going concern for a reasonable period of time. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of recorded liabilities that might be necessary should Bam be unable to continue as a going concern.

In October 2003, Bam completed the sale of 1,850,000 shares of its common stock and warrants to purchase another 1,665,000 shares of its common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $1.8 million, in a private offering to institutional and accredited investors. The warrants have a five-year term and are immediately exercisable, at $1.87 per share. The placement agents were issued warrants (“placement agent warrants”) to purchase 277,500 shares of Bam’s common stock in connection with placement agent fees under the same terms as the warrants issued to the investors, except that the placement agent warrants are subject to a 180 day lock-up provision. Bam also granted the investors additional investment rights to purchase an additional 1,111,625 shares of its common stock and warrants to purchase another 1,000,462 shares of its common stock. The shares of common stock underlying the additional investment rights are purchasable at $0.96 per share and the warrants underlying the additional investment rights have a five-year term and are exercisable at the greater of (i) $1.87 and (ii) the lesser of (x) the closing bid price of Bam’s common stock on the Nasdaq Stock Market on the business day immediately preceding the exercise date of the additional investment right, and (y) the average of the closing bid price of Bam’s common stock on the Nasdaq Stock Market for the five business days immediately preceding the exercise date of the additional investment right. In January 2004, four of the investors exercised their additional investment rights in full and purchased 990,696 shares of Bam’s common stock at $0.96 per share, resulting in gross proceeds (assuming no exercise of the warrants) of $950,000. These four investors were also issued five-year warrants to purchase 891,626 shares of Bam’s common stock, which are exercisable under the terms of additional investment rights issued in the October private offering of Bam’s securities. The remaining additional investment rights, which are exercisable at $0.96 per share, to purchase 120,929 shares of Bam’s common stock and warrants to purchase another 108,836 shares of Bam’s common stock, are exercisable until March 11, 2004.

In December 2003, Bam sold a convertible term note and 166,667 warrants, raising gross proceeds of $1.5 million (assuming no exercise of the warrants) to an investment group. The note, which bears interest at a rate of 7% per annum, has a maturity date of December 3, 2004. The warrants have a seven-year term and are immediately exercisable at prices ranging between $1.73 and $2.33 per share. Each month, commencing on April 1, 2004, $166,667 of the principal amount of the note plus accrued and unpaid interest and fees can either be repaid in cash, or converted into Bam’s shares at a fixed conversion price, provided that the closing price of Bam’s shares exceeds 115% of the fixed conversion price for a period of 10 consecutive trading days prior to the date of conversion. If, at any other time, the closing price of Bam’s shares exceeds 115% of the fixed conversion price for a period of 5 consecutive trading days, Bam has the option to, 10 trading days later, convert all or part of the remaining outstanding note, interest and fees, subject to conversion volume limitations based on Bam’s share trading volume and share price in the 10 trading days prior to such conversion. The holder of the note has the right to convert all or any of the outstanding portion of the note, interest and fees at any time at the fixed conversion price. Conversion of the note by either party is subject to there being an effective registration statement in effect and Nasdaq’s confirmation that this transaction is not integrated with the private offering that closed in October 2003. As of February 17, 2004 an effective registration was not in effect. Nasdaq has advised Bam that the transaction is not integrated with the private offering that closed in October 2003. The fixed conversion price is subject to an anti dilution adjustment should Bam issue stock at a price below the fixed conversion price prior to repayment of the note. The fixed conversion price was originally set at $1.33 per share, but an issuance of shares in January 2004 has triggered the anti-dilution provision, and the fixed conversion price has been adjusted to $1.28 per share. The note is secured by Bam’s assets.

In January 2004, Bam completed the sale of 2,532,522 shares of its common stock and warrants to purchase another 1,519,513 shares of its common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $2.3 million, in a private offering to institutional and accredited investors. The warrants have a five-year term and are exercisable at $1.40 per share. Bam also granted the investors additional investment rights to purchase an additional 2,467,478 shares of its common stock and warrants to purchase another 1,480,487 shares of its common stock. The shares of common stock underlying the additional investment rights are purchasable at $0.92 per share and the warrants underlying the additional investment rights have a five-year term and are exercisable at the greater of (i) $1.40 and (ii) the lesser of (x) the closing bid price of Bam’s common stock on the Nasdaq Stock Market on the business day immediately preceding the exercise date of the additional investment right, and (y) the average of the closing bid price of our common stock on the Nasdaq Stock Market for the five business days immediately preceding the exercise date of the additional investment right. The additional investment rights are exercisable until 45 business days after the effectiveness of a registration statement covering the shares and warrants sold.

On February 17, 2004, the management of Bam agreed with the management of VIS entertainment plc (“VIS”), a Scottish developer of interactive entertainment software products, on the terms of an offer (the “VIS Offer”) to be made by Bam for the acquisition of all of the Ordinary Shares, A Shares and B Shares of VIS in exchange for the issuance of up to 4.5 million unregistered shares (the “VIS Consideration Shares”) of Bam common stock. Based on the closing price per share of $0.85 on February 13, 2004, the aggregate value of the VIS Consideration Shares was $3.825 million. Bam has received irrevocable commitments to accept the VIS Offer from over 90% of the shareholders of VIS. Bam may also require VIS to exercise its right pursuant to the terms of the Articles of Association of VIS to require the remaining shareholders of VIS to accept the VIS Offer.

In addition, on February 17, 2004, management of Bam entered into an agreement with the shareholders of State of Emergency Development Corporation (“SOED”) to acquire all of the share capital of SOED in exchange for the issuance of up to 4.5 million unregistered shares of Bam common stock (the “SOED Consideration Shares”). Based on the closing price per share of $0.85 on February 13, 2004, the aggregate value of the SOED Consideration Shares was $3.825 million. The closing of the SOED acquisition is conditioned upon the closing of the acquisition by Bam of all of the VIS shares.

Bam, the VIS shareholders and the SOED shareholders shall place 750,000 of the Bam shares to be issued in connection with the two transactions in an escrow account for the purpose of indemnifying Bam against the breach by VIS and SOED of the representations and warranties in the purchase agreements. In addition, the parties shall place 450,000 of the Bam shares to be issued in connection with the transactions in an escrow account to provide security for the additional Purchase Price Adjustments set forth in the agreement.

The closing of the two transactions shall be conditioned on, among other things, (i) the shareholders of Bam approving the issuance of the 9 million Bam shares in connection with the two transactions; (ii) Bam raising not less than $12.35 million (net of expenses) from the sale of equity capital prior to the closing date; and (iii) Bam using its commercially reasonable efforts to maintain its listing on the NASDAQ Stock Market.

At the closing of the transactions, Bam, the SOED shareholders and the VIS shareholders shall enter into various agreements affecting the transferability of the SOED Consideration Shares and VIS Consideration Shares. The parties will enter into a registration rights agreement which will require Bam to file, no later than the thirtieth day following the closing date, a registration statement with the Securities and Exchange Commission for the registration of the VIS Consideration Shares and the SOED Consideration Shares. Nevertheless, the parties will also enter into a lock-up agreement which will require the VIS and SOED shareholders to only sell their registered Bam shares in accordance with the following schedule: (i) 25% shall be sold no earlier than the 30th day following the closing date; (ii) an additional 25% shall be sold no earlier than the 180th day following the closing date; (iii) an additional 25% shall be sold no earlier than the 270th day following the closing date; and (iv) the remaining 25% shall be sold no earlier than the first anniversary of the closing date.

Bam needs to raise additional funds to satisfy its future liquidity requirements. These funds may come from either one or a combination of additional financings, exercise of outstanding warrants and additional investment rights, mergers or acquisitions, or otherwise obtain capital via sale or license of certain of its assets, in order to satisfy its future liquidity requirements. Current market conditions present uncertainty as to Bam’s ability to secure additional financing or effectuate any merger or acquisition, as well as Bam’s ability to reach profitability. There can be no assurances that Bam will be able to secure additional financing or effectuate any such merger or acquisition, or obtain favorable terms on such financing if it is available, or as to Bam’s ability to achieve positive cash flow from operations. Continued negative cash flows create significant uncertainty about Bam’s ability to implement its operating plan and Bam may have to further reduce the scope of its planned operations. If cash and cash equivalents, together with cash generated from operations, are insufficient to satisfy Bam’s liquidity requirements, Bam will not have sufficient resources to continue operations for the next six months.

As of December 31, 2003, Bam had $2.3 million of capitalized development costs and licensed assets, and $1.1 million of prepaid royalties. Should Bam be unable to effectuate either a merger or acquisition or to secure sufficient additional financing, part or all of the development projects in progress might have to be abandoned, the related costs might have to be written off, and Bam would be unable to develop or acquire new titles, which would significantly affect its future cash flows from operations.

Stock-Based Compensation - Bam accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and to nonemployees using the fair value method in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation and in accordance with Emerging Issues Task Force (EITF) No. 96-18, Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure requires disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. Bam adopted the disclosure provisions of SFAS No. 148 on January 1, 2003.

Since Bam continues to account for its stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, SFAS No. 123 requires the disclosure of pro forma net income (loss) as if Bam had adopted the fair value method. Under APB No. 25, stock-based compensation is based on the difference, if any, on the date of grant, between the fair value of Bam’s stock and the exercise price. Unearned compensation is amortized using the multiple option award valuation and amortization approach method and expensed over the vesting period of the respective options.

The following table illustrates the effect on net loss and net loss per share if Bam had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. For purposes of SFAS No. 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period using the multiple option award valuation and amortization approach method. (in thousands):

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Net loss	$(5,121)	$(13,429)	$(6,786)	$(21,850)
Add: Stock-based employee compensation expense included in net loss	36	133	109	294
Less: Stock-based employee compensation expense under the fair value method for stock option awards	(647)	(372)	(870)	(852)
Less: Stock-based employee compensation expense under the fair value method for purchases of stock under the employee stock purchase plan	—	—	—	(24)

Pro forma net loss	$(5,732)	$(13,668)	$(7,547)	$(22,432)

Basic and diluted net loss per share – as reported	$(0.31)	$(0.92)	$(0.43)	$(1.49)

Basic and diluted net loss per share – pro forma	$(0.34)	$(0.93)	$(0.48)	$(1.51)

Revenue Recognition - Bam recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition, and related interpretations, when persuasive evidence of an arrangement exists, delivery has occurred, the price has been fixed or is determinable and collectibility has been reasonably assured. This occurs when finished goods in the form of software on a cartridge, CD-ROM or similar media are shipped to the customer. Under certain conditions, Bam may allow customers to exchange and return its products and from time to time provide price protection or allow returns on certain unsold merchandise in the form of a credit against amounts due from the customer. On a product by product basis, revenue from product sales is reflected net of the allowance for returns and price protection. Bam estimates the amount of future returns, and price protection based upon current known circumstances and historical results.

Fair Values of Financial Instruments - The estimated fair value of Bam’s financial instruments, which include cash and cash equivalents, accounts receivable, convertible term note, loan from director, capital lease obligations, accounts payable and short-term borrowings, approximate their carrying amount, which is due to their short-term maturities. The recorded amount of Bam’s capital lease obligation approximates the estimated fair value.

2. RESTRUCTURING COSTS

Bam accounts for restructuring costs in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. For restructuring actions initiated prior to January 1, 2003 Bam accounts for restructuring costs in accordance with EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit on Activity (including Certain Costs Incurred in a Restructuring).

In November 2002, Bam initiated a restructuring of its operations, and accounted for in accordance with EITF 94-3. As part of the restructuring, upon the sale of its London based studio, Bam granted VIS Entertainment plc a sublease to its London premises through June 2007. VIS had an option to terminate the tenancy of the sublease upon the later of November 30, 2003 and the determination of a porting contract between Bam and VIS. In October 2003, VIS notified Bam that they were terminating the sublease effective November 30, 2003. Bam has contracted with a commercial property agent to find a tenant for the property.

Restructuring costs for the three and six months ended December 31, 2003 comprise Bam’s estimate of its future net expense relating to its former London premises. Management reassesses the estimate on a quarterly basis based on known circumstances and anticipated events and adjusts the reserve as appropriate. In September 2003 and December 2003, management reevaluated and increased its estimate of its future net expense. At December 31,

2003, management’s estimate of its future net expense comprised Bam’s future contractual lease and associated costs payables less estimated sub-lease rental income, net of agent commissions.

Restructuring costs for the three and six months ended December 31, 2003 are as follows (in thousands):

	Three months ended
	December 31, 2003

		Restructuring
		costs expensed
	Restructuring	in the three	Restructuring	Restructuring
	costs unpaid as	months ended	costs paid as of	costs unpaid as
	of September	December 31,	December 31,	of December
	30, 2003	2003	2003	31, 2003

Nature of restructuring costs:
London lease exit costs	$176	$69	$—	$245

	Six months ended
	December 31, 2003

		Restructuring
		costs expensed
	Restructuring costs	in the six	Restructuring	Restructuring
	unpaid as	months ended	costs paid as of	costs unpaid as
	of June 30, 2003	December 31,	December 31, 2003	of December
	2003	2003	2003	31, 2003

Nature of restructuring costs:
London lease exit costs	$—	$245	$—	$245

Restructuring costs for the three and six months ended December 31, 2002, which included employee severance payments, write down costs on property and equipment, and legal fees associated with the disposal of the London based studio, were as follows (in thousands):

		Restructuring
		costs
		expensed in
		the three and		Restructuring
		six months	Restructuring	costs unpaid
		ended	costs paid as	as of
	Balance	December 31,	of December	December 31,
	June 30, 2002	2002	31, 2002	2002

Nature of restructuring costs:
Employee severance costs	$—	$255	$145	$110
Property and equipment writedowns	—	115	115	—
Legal fees	—	62	30	32
Other	—	19	19	—

Total	$—	$451	$309	$142

3. INCOME TAXES

Bam accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in Bam’s financial statements or tax returns. In estimating future tax consequences, Bam generally considers all expected future events other than enactments of changes in the tax law or rates. Franchise taxes are classified as general and administrative expense.

4. NET LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of common stock shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common stock shares and common stock share equivalents outstanding during the period. Potential common shares consist of warrants and stock options, using the treasury stock method. Potential common shares are excluded from the computation, if their effect is antidilutive, as was the case for the three and six months ended December 31, 2003 and 2002, respectively.

The following table sets forth the computation of basic and diluted loss per share (in thousands, except per share data):

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Net loss	$(5,121)	$(13,429)	$(6,786)	$(21,850)

Calculation of basic loss per share:
Weighted average number of common stock shares outstanding – basic and diluted	16,748	14,669	15,736	14,632

Net loss per share – basic and diluted	$(0.31)	$(0.92)	$(0.43)	$(1.49)

     The following table summarizes common stock equivalents that are not included in the denominator used in the diluted net loss per share calculation because to do so would be antidilutive for the periods indicated:

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Options to purchase common stock	503	26	444	97
Warrants to purchase common stock	127	—	69	99
Investment rights to purchase common stock	344	—	172	—
Convertible term note to purchase common stock	—	—	—	—

Total common stock equivalents	974	26	685	196

5. COMPREHENSIVE LOSS

SFAS No. 130, Reporting Comprehensive Income, requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual statement that is displayed with the same prominence as other annual financial statements. SFAS No. 130 also requires that an entity classify items of other comprehensive earnings by their nature in an annual financial statement. Comprehensive loss, as defined, includes all changes in equity during a period from nonowner sources.

The components of comprehensive loss for the three and six months ended December 31, 2003 and 2002 were as follows (in thousands):

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Net loss	$(5,121)	$(13,429)	$(6,786)	$(21,850)
Change in accumulated translation adjustment	(173)	141	(298)	148
Change in unrealized gain on available-for-sale marketable securities	—	(90)	—	(52)

Comprehensive loss	$(5,294)	$(13,378)	$(7,084)	$(21,754)

6. INVENTORIES

Inventories, which consist primarily of finished goods, are stated at the lower of cost (based upon the first-in, first-out method) or market value. Bam estimates the net realizable value of slow moving inventories on a product-by-product basis and charges any excess of cost over net realizable value to cost of revenues.

7. RECEIVABLES

Trade accounts receivable

Accounts receivable, net of allowances, is comprised of the following (in thousands):

	December 31,	June 30,
	2003	2003

Accounts receivable, gross	$7,363	$3,261
Less the following allowances:
Doubtful accounts	(58)	(93)
Sales return and price protection	(4,676)	(2,460)
Cooperative advertising	(513)	(169)

Accounts receivable, net	$2,116	$539

Long-term receivable

On January 22, 2002 Kmart, a customer of Bam, filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. On January 22, 2002 Bam had an accounts receivable balance from Kmart of $1.7 million. Bam was an unsecured creditor, and as such was at risk of not recovering in full its accounts receivable balance. Accordingly, in the year ended June 30, 2002 Bam recorded an allowance of $1.1 million against the receivable. As Kmart stated that at earliest it would complete its reorganization in May 2003, Bam classified the receivable, net of allowance, as a long-term asset.

In the three months ended September 30, 2002 management reevaluated and increased the allowance to cover the full accounts receivable balance.

Subsequent to January 22, 2002 Kmart arranged debtor-in-possession financing Bam sold product to Kmart under this arrangement. Accounts receivables under the debtor-in-possession financing were classified as current assets.

Kmart completed its reorganization and emerged from Chapter 11 on May 6, 2003. Under its plan of reorganization Kmart will distribute Kmart Corporation common stock to the unsecured creditors on a pro-rata basis, at an approximate recovery rate of 9.7% on approved payables. Kmart has yet to distribute to Bam any of this common stock, and is unable to state when it will make such distribution or how much the distribution to Bam will be. Accordingly, Bam did not account for any potential recoverable sums as of December 31, 2003 or June 30, 2003.

Concentration of credit risk

As of December 31, 2003, four customers each accounted for between 6% and 58% of Bam’s gross trade accounts receivable, and as of June 30, 2003, four customers each accounted for between 8% and 19% of Bam’s gross trade accounts receivable. Bam has no written agreements or other understandings with any of its customers that relate to future purchases. Therefore, purchases by these customers or any others could be reduced or terminated at any time.

Revenues from the Bam’s four largest customers collectively accounted for 77% and 78% of its net revenues for the three and six months ended December 31, 2003, respectively, and 55% and 48% of its net revenues for the three and six months ended December 31, 2002, respectively.

8. SHORT-TERM BORROWINGS

In September 2003, Bam entered into a six month agreement (the “Agreement”) with a finance company, pursuant to which the finance company extends a line of credit facility to fund domestic inventory purchases to Bam. Bam may sell the inventory purchased under the Agreement and is required to remit customer receipts from those sales directly to the finance company up to the amounts funded by them. Bam retains collections in excess of the amounts funded by the finance company, is responsible for collecting the customer receivables, and bears the risk of loss on all uncollectible accounts. The finance company has a security interest in Bam’s accounts receivable and inventory.

Under the terms of the Agreement, the finance company’s aggregate outstanding funding is limited to $3.2 million. Bam is required to pay the finance company’s expenses under the contract, a facility fee equal to 5.0% of the funds advanced by the finance company, and interest at prime plus 0.5%. The Agreement terminates on March 31, 2004 and any sums outstanding become repayable on that date. Bam may repay any sums advanced prior to the due date of payment without penalty. As of December 31, 2003, Bam had advances of $1.5 million outstanding under the Agreement. Bam accounts for all cash advances made this Agreement as a current liability. Prepayments for products not yet received are included in prepaid expenses. As of December 31, 2003 there were no prepayments for products not yet received.

Prior to entering into the Agreement, Bam had entered into a two year factoring agreement (the “Factoring Agreement”) with a different finance company in February 2002, pursuant to which Bam assigned its North American receivables to the finance company. The finance company was responsible for collecting customer receivables, and upon collection, remitted the funds to Bam, less a service fee. Under the Factoring Agreement, Bam could obtain advances, subject to the finance company’s discretion and Bam’s compliance with certain liquidity covenants, in the form of cash or as collateral for letters of credit, up to a maximum of 75% of outstanding domestic receivables at any point in time. Under the terms of the Factoring Agreement, Bam paid a service fee on all receivables assigned, with a minimum annual fee of $150,000, interest at prime plus 1% on all cash sums advanced. All fees were included in interest expense. Bam bore the collection risk on the accounts receivable that were assigned, unless the finance company approved the receivable at the time of assignment, in which case the finance company bore the risk. The finance company had a security interest in Bam’s accounts receivable, inventory, fixed assets and intangible assets.

As of June 30, 2003 Bam did not meet the Factoring Agreement’s liquidity covenants and had no sums advanced under the Factoring Agreement. The Factoring Agreement was mutually terminated in September 2003, and all liabilities settled. Upon the termination of the Factoring Agreement, the minimum annual fee for the second year of the Factoring Agreement was waived, and Bam paid a termination payment of $25,000.

As of December 31, 2003 and June 30, 2003 Bam had no outstanding letters of credit issued on its behalf.

9. LOAN FROM DIRECTOR

In August 2003, Bam entered into an unsecured Promissory Note with a Director whereby the Director loaned Bam $250,000. The loan, which bears interest at 6% per annum, is repayable on or before December 31, 2003. As of February 17, 2004, none of the loan or accrued interest had been repaid.

10. CONVERTIBLE TERM NOTE

In December 2003, Bam sold a convertible term note and 166,667 warrants, raising gross proceeds of $1.5 million (assuming no exercise of the warrants) to an investment group. The note, which bears interest at a rate of 7% per annum, has a maturity date of December 3, 2004. The warrants have a seven-year term and are immediately exercisable at prices ranging between $1.73 and $2.33 per share.

Each month, commencing on April 1, 2004, $166,667 of the principal amount of the note plus accrued and unpaid interest and fees can either be repaid in cash, or converted into Bam’s shares at a fixed conversion price, provided that the closing price of Bam’s shares exceeds 115% of the fixed conversion price for a period of 10 consecutive trading days prior to the date of conversion. If at any other time the closing price of Bam’s shares exceeds 115% of the fixed conversion price for a period of 5 consecutive trading days, Bam has the option to, 10 trading days later, convert all or part of the remaining outstanding note, interest and fees, subject to conversion volume limitations based on Bam’s share trading volume and share price in the 10 trading days prior to such conversion. The holder of the note has the right to convert all or any of the outstanding portion of the note, interest and fees at any time at the fixed conversion price. Conversion of the note by either party is subject to there being an effective registration statement on file with the Securities and Exchange Commission and Nasdaq’s confirmation that this transaction is not integrated with the private offering that closed in October 2003. As of February 17, 2004 an effective registration was not in effect. Nasdaq has advised Bam that the transaction is not integrated with the private offering that closed in October 2003. The fixed conversion price is subject to an anti dilution adjustment should Bam issue stock at a price below the fixed conversion price prior to repayment of the note. The fixed conversion price was originally set at $1.33 per share, but an issuance of shares in January 2004 has triggered the anti-dilution provision, and the fixed conversion price has been adjusted to $1.28 per share. The note is secured by Bam’s North American assets.

In accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, Bam has allocated $182,000 of the proceeds from the note to the warrants based on the relative fair values of the instruments. Bam has also determined that the embedded conversion option within the note has a value of $182,000 and, in accordance with EITF No. 00-27, has reduced the carrying value of the note and increased additional paid in capital by this amount. These amounts will be amortized to interest expense over the life of the note. In calculating the relative fair values of the warrants Bam valued the instrument using the Black-Scholes option pricing model with the following assumptions: expected term equal to seven years; risk-free interest rate of 3.98%; volatility of 174%; and no dividends during the expected term.

Bam incurred finder and other issuance fees of $195,000 upon closing the note. These costs have been offset against the note and will be amortized to interest expense over the life of the note.

As of December 31, 2003, none of the note had been repaid and an effective registration statement was not in effect.

The convertible term note is comprised of the following (in thousands):

	December 31,	June 30,
	2003	2003

Convertible term note due, gross	$1,500	$—
Add the following:
Interest payable	9	—
Less the following:
Unamortized intrinsic value of conversion option	(159)	—
Unamortized allocated fair value of warrant	(159)	—
Unamortized issuance costs	(171)	—

Convertible term note, net	$1,020	$—

11. COMMON STOCK

In October 2003, Bam completed the sale of 1,850,000 shares of its common stock and warrants to purchase another 1,665,000 shares of its common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $1.8 million, in a private offering to institutional and accredited investors. The warrants have a five-year term and are immediately exercisable, at $1.87 per share. The placement agents were issued warrants to purchase 277,500 shares of Bam’s common stock in connection with placement agent fees under the same terms as the warrants issued to the investors, except that the placement agent warrants are subject to a 180 day lock-up provision. Bam also granted the investors additional investment rights to purchase an additional 1,111,625 shares of its common stock and warrants to purchase another 1,000,462 shares of its common stock. The shares of common stock underlying the additional investment rights are purchasable at $0.96 per share and the warrants underlying the additional investment rights have a five-year term and are exercisable at the greater of (i) $1.87 and (ii) the lesser of (x) the closing bid price of Bam’s common stock on the Nasdaq Stock Market on the business day immediately preceding the exercise date of the additional investment right, and (y) the average of the closing bid price of Bam’s common stock on the Nasdaq Stock Market for the five business days immediately preceding the exercise date of the additional investment right. Bam has allocated the proceeds from the sale of the shares and warrants to the shares, warrants and additional investment rights based on the relative fair values of the instruments. The fair value allocation was as follows: common stock $438,000, net of the value of the warrants issued to the placement agent in the amount of $302,000; warrants $755,000; and additional investment rights $281,000. In calculating the relative fair values of the warrants and the placement agent warrants Bam valued the instruments using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 2.94%; volatility of 185%; and no dividends during the expected term. In calculating the relative fair values of the additional investment rights Bam valued the instrument using the Black-Scholes option pricing model with the following assumptions: expected term equal to six months; risk-free interest rate of 1.01%; volatility of 185%; and no dividends during the expected term.

In January 2004, four of the investors exercised their additional investment rights in full and purchased 990,696 shares of Bam’s common stock at $0.96 per share, resulting in gross proceeds (assuming no exercise of the warrants) of $950,000. These four investors were also issued five-year warrants to purchase 891,626 shares of Bam’s common stock, which are exercisable under the terms of additional investment rights issued in the October private offering of Bam’s securities. The remaining additional investment rights, which are exercisable at $0.96 per share, to purchase 120,929 shares of Bam’s common stock and warrants to purchase another 108,836 shares of Bam’s common stock, are exercisable until March 11, 2004.

As more fully described in Note 15, in September 2002 Bam issued 68,738 shares of common stock pursuant to a license agreement with a production company. Bam capitalized the cost of this issuance at the fair market value of the common stock, equal to $70,000, and is amortizing this amount to royalties, software costs and license costs over the life of the products after release. Bam previously issued 68,738 shares of common stock pursuant to this license agreement in April 2001. During the three months ended December 31, 2003 and 2002, $0 and $44,000, respectively, was amortized to royalties, software costs, and license costs. During the six months ended December 31, 2003 and 2002, $0 and $70,000, respectively, was amortized to royalties, software costs, and license costs.

As more fully described in Note 17, in January 2004 Bam completed the sale of 2,532,522 shares of its common stock and warrants to purchase 1,519,513 additional shares of its common stock, in a private offering to institutional and accredited investors, resulting in gross proceeds 9assuming no exercise of the warrants) of $2.3 million.

12. WARRANTS

There were outstanding warrants to purchase a total of 3,187,617 and 878,450 shares of common stock as of December 31, 2003 and June 30, 2003, respectively.

As more fully described in Note 11, in October 2003, Bam completed the sale of 1,850,000 shares of its common stock and warrants to purchase another 1,665,000 shares of its common stock, in a private offering to institutional and accredited investors. The warrants have a five-year term and are immediately exercisable, at $1.87 per share. The placement agents were also issued warrants to purchase 277,500 shares of Bam’s common stock in connection with placement agent fees under the same terms as the warrants issued to the investors, except that the placement agent warrants are subject to a 180 day lock-up provision.

In connection with an agreement entered into with a third party financial advisor, Europlay Capital Advisors, LLC (“Europlay”), during November 2003, Bam issued a warrant to purchase up to 200,000 shares of common stock. The warrant has a three year term and is immediately exercisable, at $1.44 per share. The fair value of the warrant was estimated to be $240,000 at the grant date, using the Black-Scholes option pricing model with the following assumptions: expected term equal to three years; risk-free interest rate of 2.3%; volatility of 183%; and no dividends during the expected term. The fair value of the warrant was expensed to general and administration during the three and six months ended December 31, 2003. Additional compensation is payable to Europlay should Bam consummate a merger, acquisition or business combination arranged or assisted by Europlay. Mark Dyne, a manager and member of Europlay has served on Bam’s Board of Directors since July 2000.

As more fully described in Note 10, in December 2003, Bam sold a convertible term note and 166,667 warrants to an investment group. The warrants have a seven-year term and are immediately exercisable at prices ranging between $1.73 and $2.33 per share. The relative fair value of the warrants was estimated to be $182,000 at the grant date, using the Black-Scholes option pricing model with the following assumptions: expected term equal to five years; risk-free interest rate of 3.98%; volatility of 174%; and no dividends during the expected term. In accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, Bam reduced the carrying value of the underlying note by the relative fair value of the warrant and increased additional paid in capital by the same amount.

In connection with an agreement entered into with a production company during January 2002, Bam obtained the exclusive right of first refusal, for a period of five years, to develop products based on certain properties owned by the production company and to distribute them worldwide. In connection with the agreement, Bam is required to issue the production company warrants to purchase up to 50,000 shares of common stock, in pre-determined multiples of either 5,000 or 10,000 shares, upon the occurrence of certain pre-determined events, such as exercising a right to develop a product. Warrants are issued at the average closing price of Bam’s stock for the five days immediately prior to the date of issue, have a five year term from date of issue, and are fully vested and are immediately exercisable upon issuance. Through December 31, 2003, Bam has issued warrants to the production company to purchase a total of 35,000 shares of common stock, at an aggregate cost of $97,000, of which $8,000 was amortized to project abandonment in the year ended June, 30, 2003. Bam is amortizing the remaining licensed asset of $89,000 over the life of the software products on which the warrants are exercisable, expected to be between three and six months, commencing upon release of the products, which occurred in September 2003. During the three and six months ended December 31, 2003 Bam amortized $60,000 and $72,000 respectively, of this asset. As of December 31, 2003, $17,000 of this asset remained unamortized. Bam cannot estimate the aggregate dollar amount of future non-cash charges arising upon the future issuance of warrants as they are based on its share price at future points in time. Each of these future charges will affect the Bam’s gross margins and profitability.

In connection with the issuance of warrants pursuant to a first look agreement with another production company, Bam granted a warrant to purchase up to 200,000 shares of Bam’s common stock, of which 15,000 became immediately exercisable upon the signing of the agreement. The remaining 185,000 will only become exercisable, in multiples of either 4,625 or 13,875 shares, upon certain future events occurring relating to the development and release of products. Upon the warrant for 15,000 shares becoming exercisable, Bam incurred a non-cash charge of $29,000. Bam fully amortized the licensed asset of $29,000 to royalties, software costs, and license costs during the year ended June 30, 2003. Bam will incur additional non-cash charges as the remaining 185,000 shares become exercisable. Upon release of the software products on which the warrants are exercisable, Bam will amortize the licensed asset over the life of the products, which are expected to be between three and six months. Bam cannot estimate the aggregate dollar amount of these future non-cash charges as they are based on its share price at future points in time. Each of these future charges will affect Bam’s gross margins and profitability.

13. BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION

As defined by the requirements of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, Bam operates in one reportable segment: the development and publishing of interactive entertainment products.

Financial information by geographical region is summarized below (in thousands):

	Three months ended		Six months ended
	December 31,		December 31,

	2003	2002	2003	2002

Net revenues from unaffiliated customers:
North America	$5,405	$14,773	$5,884	$22,062
Europe	518	7,073	1,300	8,492
Other	—	159	102	191

Consolidated	$5,923	$22,005	$7,286	$30,745

Loss from operations:
North America	$(2,904)	$(7,459)	$(4,094)	$(13,083)
Europe	(1,860)	(5,810)	(2,305)	(8,360)

Consolidated	$(4,764)	$(13,269)	$(6,399)	$(21,443)

	December 31,	June 30,
	2003	2003

Identifiable assets:
North America	$31,215	$28,937
Europe	1,763	4,186
Intercompany items and eliminations	(24,744)	(23,663)

Total	$8,234	$9,460

Long-Lived assets:
North America	$1,768	$1,486
Europe	1,009	3,303

Total	$2,777	$4,789

14. COMMITMENTS

Bam’s principal commitments at December 31, 2003 comprised operating leases and contractual marketing commitments. As of December 31, 2003, Bam had commitments to spend $1.5 million under operating leases and spend $763,000 in advertising on the networks and websites of these content providers, of which $363,000 was due by December 31, 2003. Of these amounts, $1.4 million must be paid no later than December 31, 2004.

15. CONTINGENCIES

As of December 31, 2003, a finance company had a security interest in Bam’s accounts receivable and inventory, and an investment group had a security interest in all of Bam’s other assets.

As of June 30, 2003, a different finance company had a security interest in Bam’s domestic accounts receivable, inventory, fixed assets and intangible assets against advances made under a factoring agreement between the finance company and Bam. This agreement was mutually terminated in September 2003, upon payment by Bam of a termination fee of $25,000. Bam accounted for all cash advances made under the agreement as a current liability and for outstanding letters of credit as a contingent liability.

As of December 31, 2003 and June 30, 2003, other assets comprised $54,000 of guarantee deposits on facilities leased by Bam.

Bam offers a limited warranty on products sold. Bam does not maintain a general warranty reserve as estimated future warranty costs are accounted for in price protection and return reserves accrued at the time of sale of the Bam’s products.

Under an agreement entered into between Bam and a production company, Bam has a first look right to review screenplays acquired by the production company and to develop products based on films produced from those screenplays. For each film (up to a total of 10 films) that Bam selects, 68,738 fully vested and non-forfeitable shares of common stock will be issued to the production company following the theatrical release of each film for which Bam has developed a product, up to a maximum of 687,375 shares of common stock. As of December 31, 2003 Bam has elected to produce software products for three films pursuant to this agreement. One of these films had its theatrical release during the year ended June 30, 2001 and another had its theatrical release during the year ended June 30, 2002. Accordingly, Bam has issued 137,476 shares of common stock to the production company to date, with an aggregate value of $816,000, which has been fully amortized as of June 30, 2003. Bam is not required to issue stock on the remaining film until such time as the film is released, which is anticipated to be in the spring of calendar year 2004.

In connection with an agreement entered into with a separate production company during January 2002, under which Bam may produce software products based on certain properties owned by the production company, Bam is required to issue to the production company warrants to purchase up to 50,000 shares of common stock, in pre-determined multiples of either 5,000 or 10,000 shares, upon the occurrence of certain pre-determined events. As of December 31, 2003, warrants to issue 35,000 shares of common stock have been issued under this agreement, with an aggregate value of $97,000. The issuance of warrants on the remaining 15,000 shares of common stock is contingent upon certain future events occurring, such as exercising a right to develop a product.

In connection with a first look agreement entered into with a production company in May 2002, Bam granted the production company a warrant, with a ten year term from the date of issue, to purchase up to 200,000 shares of Bam’s common stock at an exercise price of $2.60, of which 15,000 shares became immediately exercisable upon the signing of the agreement, at an aggregate cost of $29,000, which has been fully amortized as of June 30, 2003, and the remaining 185,000 shares only become exercisable in multiples of 4,625 shares upon each election by Bam to produce a title based on any films, made for television movies, or television series produced from screenplays to be produced by the production company, up to a maximum ten titles, and multiples of 13,875 shares upon the theatrical release or television air-date of each film for which Bam has developed a title. Upon expiration of the agreement, any unexercised warrants will cease to be exercisable. Bam’s agreement expires upon the later of five years, and the earlier of either the theatrical release or television air-date of the tenth film or television series on which Bam bases a product, and eight years. The agreement was assigned by the production company to another production company in July 2002.

16. NEW ACCOUNTING PRONOUNCEMENTS

In January 2003 the FASB issued FIN 46, Consolidation of Variable Interest Entities, and a revised interpretation of FIN 46 (“FIN 46-R”) in December 2003. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, Bam has not invested in any entities it believes are variable interest entities for which Bam is the primary beneficiary. For all arrangements entered into after January 31, 2003, Bam is required to continue to apply FIN 46 through March 31, 2004. Bam is required to adopt the provisions of FIN 46-R for those arrangements entered into subsequent to March 31, 2004. For arrangements entered into prior to February 1, 2003, Bam is required to adopt the provisions of FIN 46-R in financial periods commencing on or after April 1, 2004. Bam does not expect the adoption of FIN 46-R to have an impact on Bam’s consolidated financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which requires that certain financial instruments be presented as liabilities that were previously presented as equity or as temporary equity. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and was effective at the beginning of the first interim period beginning after June 15, 2003. In November 2003, the FASB issued FASB FSP No. 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150, which defers the effective date for various provisions of SFAS No. 150. Bam believes that it has properly classified and measured in it balance sheets and disclosed in its interim consolidated financial statements both characteristics of both liabilities and equity appropriately.

17. SUBSEQUENT EVENTS

In January 2004, four of the investors exercised their additional investment rights in full granted under the October 2003 private offering of Bam’s securities, and purchased 990,696 shares of Bam’s common stock at $0.96 per share, resulting in gross proceeds (assuming no exercise of the warrants) of $950,000. These four investors were also issued five-year warrants to purchase 891,626 shares of Bam’s common stock at an exercise price per share equal to the greater of (i) $1.87 and (ii) the lesser of (x) the closing bid price of Bam’s common stock on the Nasdaq Stock Market on the business day immediately preceding the exercise date of the additional investment right, and (y) the average of the closing bid price of Bam’s common stock on the Nasdaq Stock Market for the five business days immediately preceding the exercise date of the additional investment right.

In January 2004, Bam completed the sale of 2,532,522 shares of its common stock and warrants to purchase another 1,519,513 shares of its common stock, resulting in gross proceeds (assuming no exercise of the warrants) of $2.3 million, in a private offering to institutional and accredited investors. The warrants have a five-year term and are exercisable at $1.40 per share. Bam also granted the investors additional investment rights to purchase an additional 2,467,478 shares of its common stock and warrants to purchase another 1,480,487 shares of its common stock. The shares of common stock underlying the additional investment rights are purchasable at $0.92 per share and the warrants underlying the additional investment rights have a five-year term and are exercisable at the greater of (i) $1.40 and (ii) the lesser of (x) the closing bid price of Bam’s common stock on the Nasdaq Stock Market on the business day immediately preceding the exercise date of the additional investment right, and (y) the average of the closing bid price of our common stock on the Nasdaq Stock Market for the five business days immediately preceding the exercise date of the additional investment right. The additional investment rights are exercisable until 45 business days after the effectiveness of a registration statement covering the shares and warrants sold.

In January 2004, Brendon Grunewald was appointed to the Board of Directors.

Bam transferred to The Nasdaq SmallCap Market from The Nasdaq National Market on March 27, 2003. Bam currently does not meet The Nasdaq SmallCap Market’s required levels of stockholders’ equity, net income or market value of listed securities, one of which must be met to satisfy the listing maintenance standards. On November 24, 2003, Bam received a notification letter from Nasdaq that its common stock failed to meet these required listing standards. Bam provided Nasdaq with a plan setting forth how it expect to regain compliance with the required listing standards. On February 10, 2004, Bam received a staff determination letter of delisting from Nasdaq. The letter provides that Bam’s plan was not accepted by Nasdaq and that its common stock will be delisted on February 19, 2004, pending its right to appeal Nasdaq’s decision prior to a deadline of February 17, 2004 imposed by Nasdaq. Bam has requested an oral hearing before the Nasdaq Listing Qualification Panel to appeal Nasdaq’s determination to delist its common stock. The hearing is expected to be scheduled within 45 days of the filing of the hearing request. Under applicable rules, the hearing request will stay the delisting of Bam’s common stock, pending a decision by the Nasdaq Panel. Bam intends to present a plan to the Nasdaq Panel for achieving and sustaining compliance with the required listing standards, but there can be no assurance the Nasdaq Panel will grant Bam’s request for continued listing.

On February 17, 2004, the management of Bam agreed with the management of VIS entertainment plc (“VIS”), a Scottish developer of interactive entertainment software products, on the terms of an offer (the “VIS Offer”) to be made by Bam for the acquisition of all of the Ordinary Shares, A Shares and B Shares of VIS in exchange for the issuance of up to 4.5 million unregistered shares (the “VIS Consideration Shares”) of Bam common stock. Based on the closing price per share of $0.85 on February 13, 2004, the aggregate value of the VIS Consideration Shares was $3.825 million. Bam has received irrevocable commitments to accept the VIS Offer from over 90% of the shareholders of VIS. Bam may also require VIS to exercise its right pursuant to the terms of the Articles of Association of VIS to require the remaining shareholders of VIS to accept the VIS Offer.

In addition, on February 17, 2004, management of Bam entered into an agreement with the shareholders of State of Emergency Development Corporation (“SOED”) to acquire all of the share capital of SOED in exchange for the issuance of up to 4.5 million unregistered shares of Bam common stock (the “SOED Consideration Shares”). Based on the closing price per share of $0.85 on February 13, 2004, the aggregate value of the SOED Consideration Shares was $3.825 million. The closing of the SOED acquisition is conditioned upon the closing of the acquisition by Bam of all of the VIS shares.

Bam, the VIS shareholders and the SOED shareholders shall place 750,000 of the Bam shares to be issued in connection with the two transactions in an escrow account for the purpose of indemnifying Bam against the breach by VIS and SOED of the representations and warranties in the purchase agreements. In addition, the parties shall place 450,000 of the Bam shares to be issued in connection with the transactions in an escrow account to provide security for the additional Purchase Price Adjustments set forth in the agreement.

The closing of the two transactions shall be conditioned on, among other things, (i) the shareholders of Bam approving the issuance of the 9 million Bam shares in connection with the two transactions; (ii) Bam raising not less than $12.35 million (net of expenses) from the sale of equity capital prior to the closing date; and (iii) Bam using its commercially reasonable efforts to maintain its listing on the NASDAQ Stock Market.

At the closing of the transactions, Bam, the SOED shareholders and the VIS shareholders shall enter into various agreements affecting the transferability of the SOED Consideration Shares and VIS Consideration Shares. The parties will enter into a registration rights agreement which will require Bam to file, no later than the thirtieth day following the closing date, a registration statement with the Securities and Exchange Commission for the registration of the VIS Consideration Shares and the SOED Consideration Shares. Nevertheless, the parties will also enter into a lock-up agreement which will require the VIS and SOED shareholders to only sell their registered Bam shares in accordance with the following schedule: (i) 25% shall be sold no earlier than the 30th day following the closing date; (ii) an additional 25% shall be sold no earlier than the 180th day following the closing date; (iii) an additional 25% shall be sold no earlier than the 270th day following the closing date; and (iv) the remaining 25% shall be sold no earlier than the first anniversary of the closing date.

BAM! ENTERTAINMENT, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 30, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder(s) of BAM! Entertainment, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated March 11, 2004, and hereby appoints Stephen M. Ambler and George M. Sundheim, III and each of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of BAM! Entertainment, Inc. to be held at its corporate offices located at 333 West Santa Clara Street, Suite 716, San Jose, CA 95113 on Friday, March 30, 2004, at 10:00 a.m. Pacific time, and at any adjournments thereof, upon the matters as set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

      THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE SPECIAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF PROPOSAL 1 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

Special Meeting of Stockholders

BAM! ENTERTAINMENT, INC.

March 30, 2004

Please date, sign and mail your

proxy card in the envelope provided as soon as possible!

ê     Please Detach and Mail in the Envelope Provided.      ê

The Board of Directors unanimously recommends that you vote FOR Proposal 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Approve the issuance or potential issuance of up to 44,750,000 shares of the Company’s Common Stock, which will represent more than 20% of the outstanding shares of the Company’s Common Stock.
	☐ FOR	☐ AGAINST		☐ ABSTAIN

2.	Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Special Meeting, or any adjournments thereof.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREIN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

MARK HERE FOR CHANGE OF ADDRESS AND INDICATE YOUR NEW ADDRESS IN THE SPACE ABOVE.			☐
Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held by jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.